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GROUND LEASE

CITY OF MOUNTAIN VIEW

AND

SILICON GRAPHICS REAL ESTATE, INC.

NORTH CHARLESTON SITE

MARCH 7, 1995

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                                   TABLE OF CONTENTS

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
ARTICLE 1   DEFINITIONS......................................................2

ARTICLE 2   DEMISE, TERM AND SURRENDER.......................................20

2.1    Lease Of Property.....................................................20
2.2    Subdivision Of Property; Separate Ground Leases.......................21
2.3    Delivery Of Possession................................................22
2.4    Term And Possession...................................................22
       2.4.1  Initial Term...................................................22
       2.4.2  Option Terms...................................................23
2.5    Termination And Surrender.............................................24
2.6    Tenant's Right of Entry...............................................25
       2.6.1  Notice.........................................................27
2.7    Landlord's Representations and Warranties.............................27
       2.7.1  Zoning.........................................................27
       2.7.2  Land Use.......................................................28
       2.7.3  No Proceedings.................................................28
       2.7.4  Compliance With Laws...........................................28
       2.7.5  Title..........................................................28
       2.7.6  Utilities......................................................28
       2.7.7  CC&Rs..........................................................28
2.8    Condition of Property.................................................29

ARTICLE 3   RENT.............................................................30

3.1    Monthly Rent..........................................................30
       3.1.1  Initial Monthly Rent...........................................30
       3.1.2  Rent Escalation................................................30
       3.1.3  Adjustment of Monthly Rent.....................................30
              3.1.3.1   Guaranty In Effect...................................31
              3.1.3.2   Other Cases..........................................31
              3.1.3.3   Revaluation Procedure................................32
       3.1.4  Continuing Escalation..........................................38
       3.1.5  Proration......................................................39
3.2    Payment of Rent.......................................................39
3.3    Interest; Late Charge.................................................39

ARTICLE 4   USE..............................................................40

4.1    Permitted Uses........................................................40
4.2    Compliance with Law...................................................40
4.3    Waste.................................................................41
4.4    Leasehold Improvements................................................42

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
4.5    Hazardous Materials...................................................42
       4.5.1  Representations And Warranties.................................42
              4.5.1.1   By Landlord..........................................42
              4.5.1.2   By Tenant............................................44
       4.5.2  Right Of Entry.................................................45
              4.5.2.1   Notice...............................................46
              4.5.2.2   Terms of Entry.......................................47
              4.5.2.3   Environmental Construction Activities................47
                        4.5.2.3.1   Meet and Confer..........................47
                        4.5.2.3.2   Activities Reasonably Necessary..........47
                        4.5.2.3.3   Alternative Locations....................48
                        4.5.2.3.4   Tenant's Written Approval................48
                        4.5.2.3.5   Meetings with Governmental Authorities...49
                        4.5.2.3.6   Dispute Resolution.......................49
              4.5.2.4   Existing Permittees..................................49
              4.5.2.5   Third Parties........................................51
              4.5.2.6   Information Sharing..................................52
              4.5.2.7   Insurance Requirements...............................52
       4.5.3  Landlord's Indemnification.....................................54
              4.5.3.1   Landlord's Environmental Indemnity Obligations.......54
              4.5.3.2   Limitations..........................................55
              4.5.3.3   Procedure............................................56
              4.5.3.4   Settlement by Landlord...............................57
       4.5.4  Tenant's Indemnification.......................................58
              4.5.4.1   Tenant's Environmental Indemnity Obligations.........58
              4.5.4.2   Limitations..........................................59
              4.5.4.3   Procedure............................................60
              4.5.4.4   Settlement by Tenant.................................61
       4.5.5  Tenant's Environmental Obligations.............................61
       4.5.6  Waivers........................................................62
              4.5.6.1   Landlord's Waiver....................................62
              4.5.6.2   Tenant's Waiver......................................62
              4.5.6.3   General Release......................................63
       4.5.7  Reservation of Rights..........................................63
       4.5.8  Survival.......................................................64
       4.5.9  Abatement Of Rent or Termination Due To New Contamination......64
              4.5.9.1    Rent Abatement During Construction of Initial
                          Project............................................64
              4.5.9.2    Tenant's Right to Terminate During Construction
                          of Initial Project.................................65
              4.5.9.3    City's Right to Terminate During Construction.......66
              4.5.9.4    Rent Abatement Upon Completion of Initial Project...66
              4.5.9.5    Lease Termination Upon Completion of Leasehold
                          Improvements.......................................67
              4.5.9.6    Failure to Agree Upon Consultant or Findings........67
       4.5.10 Utility Costs Related to Contaminated Groundwater..............68
       4.5.11 Building Costs Related to Methane..............................68

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
ARTICLE 5   PAYMENT OF REAL PROPERTY TAXES AND UTILITY CHARGES...............69

5.1    Notice of Possessory Interest:  Payment of Taxes and
        Assessments on Value of Entire Property..............................69
5.2    Utilities.............................................................69
5.3    Real Property Taxes...................................................69
5.4    Right to Contest......................................................70

ARTICLE 6   CONSTRUCTION OF IMPROVEMENTS AND MECHANIC'S LIENS................70

6.1    Construction Prior To Commencement Date...............................70
6.2    Construction of Initial Project.......................................71
6.3    Conditions Precedent to Construction of Initial Project and Other
        Leasehold Improvements...............................................71
       6.3.1  Insurance During the Course of Construction....................71
       6.3.2  Permits........................................................74
6.4    Notice of Nonresponsibility...........................................75
6.5    Completion Requirements...............................................75
6.6    Landlord Free From Liability..........................................75
6.7    Mechanics' Liens......................................................76
6.8    Landlord's Right to Discharge Lien....................................77
6.9    Title to Leasehold Improvements.......................................78
6.10   Landlord's Cooperation................................................78
6.11   Tenant's Election to Redevelop........................................78

ARTICLE 7   INSURANCE AND INDEMNITY..........................................79

7.1    Required Insurance....................................................79
       7.1.1  Liability Insurance............................................80
       7.1.2  Property Insurance.............................................80
       7.1.3  Insurance Coverage.............................................81
7.2    Required Terms........................................................81
7.3    Partial Release of Liability and Waiver of Subrogation................83
7.4    Indemnification of Landlord...........................................83
       7.4.1  Limitation of Landlord's Liability.............................83
       7.4.2  Tenant's Indemnity.............................................84
              7.4.2.1  Scope of Tenant's Indemnity...........................84
              7.4.2.2  Limitations on Tenant's Indemnity.....................85
7.5    Landlord's Indemnity..................................................86
       7.5.1  Scope of Landlord's Indemnity..................................88
       7.5.2  Limitations on Landlord's Indemnity............................88

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
ARTICLE 8   MAINTENANCE, REPAIR AND RESTORATION OF DAMAGE....................89

8.1    Tenant's Duty to Maintain and Repair..................................89
8.2    Casualties............................................................90
       8.2.1  Tenant's Duty To Restore.......................................90
       8.2.2  Tenant's Termination Rights....................................91
              8.2.2.1  Election Not to Reconstruct...........................91
              8.2.2.2  Infeasibility.........................................92
       8.2.3  General Provisions.............................................94

ARTICLE 9   CONDEMNATION.....................................................95

9.1    Definitions...........................................................95
       9.1.1  Condemnation...................................................95
       9.1.2  Total Taking...................................................95
       9.1.3  Partial Taking.................................................95
       9.1.4  Date of Taking.................................................96
       9.1.5  Award..........................................................96
9.2    Total Taking..........................................................96
9.3    Partial Taking........................................................96
9.4    Temporary Taking......................................................97
9.5    Apportionment of Award................................................97
9.6    General...............................................................98

ARTICLE 10  DEFAULT AND REMEDIES.............................................99

10.1   Events of Tenant's Default............................................99
       10.1.1  Monetary Default..............................................99
       10.1.2  Nonmonetary Default...........................................99
10.2   Landlord's Remedies..................................................100
       10.2.1  Termination of Lease.........................................100
       10.2.2  Landlord's Election to Continue Lease........................103
       10.2.3  Appointment of Receiver......................................104
       10.2.4  Cure of Default by Landlord..................................104
10.3   No Waiver............................................................104
10.4   Remedies Cumulative..................................................105
10.5   Landlord's Default...................................................105
10.6   Tenant's Remedies....................................................105

ARTICLE 11  ASSIGNMENT AND SUBLETTING.......................................106

11.11  Assignment by Tenant.................................................106
       11.1.1  Assignment to Virtual Funding, Inc...........................106
       11.1.2  Automatic Assignment Right...................................106
       11.1.3  Landlord's Right of Approval.................................108

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
       11.1.4  Processing Expenses..........................................111
       11.1.5  Documentation................................................111
11.2   Subletting By Tenant.................................................112
11.3   Affiliate Transactions...............................................113
11.4   Waiver and Acknowledgment............................................113

ARTICLE 12  TRANSFER OF LEASED PREMISES BY LANDLORD.........................114

12.1   Transfer by Landlord.................................................114
12.2   Tenant's Rights of First Negotiation.................................115
       12.2.1  Landlord's Duty To Notify....................................115
       12.2.2  Exclusive Negotiation Period-Landlord-Initiated Transaction..116
               12.2.2.1  Failure to Execute Agreement and Landlord's
                          Right to Transfer.................................116
       12.2.3  Marketing Period.............................................116
               12.2.3.1  Third-Party Offer Equal to or Less Than One Hundred
                          Six Percent of Final Offer........................117
               12.2.3.2  Tenant's Right to Accept Reoffer...................117
               12.2.3.3  Third-Party Offer Exceeding One Hundred Six
                          Percent of Final Offer............................118
               12.2.3.4  New Tenant Offers..................................119
       12.2.4  Third-Party Negotiations.....................................119
       12.2.5  Third-Party Closing..........................................119
       12.2.6  Reoffer to Tenant in Event Third Party Does Not Close........120
       12.2.7  Tenant Renegotiations Following Unsuccessful Marketing.......122
       12.2.8  Negotiation Period-Unsolicited Offer.........................123
       12.2.9  Expiration of Right of First Negotiation.....................123
12.3   Indemnification From Taxes Due To Change in Ownership................124

ARTICLE 13  TENANT MORTGAGES................................................124

13.1   Tenant's Right to Encumber Tenant's Estate...........................124
       13.1.1  No Modification Without Consent..............................125
       13.1.2  No Termination...............................................125
       13.1.3  Right to Cure................................................126
       13.1.4  Rights Upon Default..........................................126
       13.1.5  Rights Upon Default of Non-Monetary Obligations
                Not Susceptible to Cure.....................................127
       13.1.6  Rights Upon Bankruptcy, Insolvency...........................129
       13.1.7  Notices......................................................129
       13.1.8  Rights And Liability Upon Acquisition of Tenant's Estate.....130
       13.1.9  Lease Upon Termination.......................................133
       13.1.10 Estoppel Certificate.........................................134
       13.1.11 No Merger....................................................134
       13.1.12 Permitted Transfer...........................................135
       13.1.13 Encumbrance on Fee...........................................136
       13.1.14 Successors and Assigns.......................................140
       13.1.15 Agreement to Amend...........................................140
       13.1.16 Tenant Mortgages Subordinate to Lease........................141
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
ARTICLE 14  GENERAL PROVISIONS..............................................141

14.1   Guaranty.............................................................141
14.2   Estoppel Certificates................................................141
14.3   Holding Over.........................................................142
14.4   Notices..............................................................143
14.5   Attorneys' Fees......................................................145
14.6   No Merger............................................................145
14.7   Arbitration of Disputes..............................................145
14.8   No Partnership.......................................................148
14.9   Captions.............................................................149
14.10  Duplicate Originals..................................................149
14.11  Time of the Essence..................................................149
14.12  Severability.........................................................149
14.13  Interpretation.......................................................149
14.14  Successors Bound.....................................................150
14.15  No Waiver............................................................150
14.16  Remedies Cumulative..................................................150
14.17  Covenant of Fair Dealing.............................................150
14.18  Force Majeure........................................................150
14.19  Memorandum of Lease..................................................151
14.20  Authority............................................................151
14.21  Nondiscrimination....................................................151
14.22  Lease Fee............................................................152
14.23  Landlord's Termination Right.........................................152
14.24  Integration..........................................................152
14.25  No Remedy Limitation.................................................153
14.26  Exhibits.............................................................153
14.27  Incorporation of Certain Terms.......................................153
14.28  Right of Entry.......................................................153
       14.28.1  Notice......................................................154
       14.28.2  Terms of Entry..............................................154
       14.28.3  Insurance Requirements......................................155
14.29  No Waiver of Police Powers or Rights.................................157
14.30  Survival.............................................................157

EXHIBIT A   LEGAL DESCRIPTION OF PROPERTY...................................159
EXHIBIT B   PERMITTED TITLE EXCEPTIONS......................................160
EXHIBIT C   ENVIRONMENTAL DOCUMENTS.........................................161
EXHIBIT D   SETBACK AREA....................................................162
EXHIBIT E   INTENTIONALLY OMITTED...........................................163
EXHIBIT F   CITY UTILITIES..................................................164

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
EXHIBIT G   GUARANTY........................................................165
EXHIBIT H   MEMORANDUM OF GROUND LEASE......................................166
EXHIBIT I   MEMORANDUM OF DISPOSITION AND DEVELOPMENT AGREEMENT.............167
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                                  GROUND LEASE

         THIS GROUND LEASE ("Lease") is made as of this ______ day of _______________, 1995 (the "Effective Date"), by and between THE CITY OF MOUNTAIN VIEW, a municipal corporation (hereinafter "Landlord") and SILICON GRAPHICS REAL ESTATE, INC., a Delaware corporation (hereinafter "Tenant").

                                   RECITALS

         This Lease is made with reference to the following facts, intentions, and understandings, which the parties hereto agree are relevant to this transaction:

         A. Landlord is the owner of that certain real property ("Property") more particularly described in attached Exhibit A. The Property is located within the Mountain View Shoreline Regional Park Community District, and is subject to the Shoreline Regional Park Community District Act.

         B. The Property is located within Area 1 of the North Bayshore Precise Plan Area and is subject to the North Bayshore Precise Plan ("Precise Plan"), adopted by the City Council of the City of Mountain View on April 12, 1994 pursuant to Resolution No. 15684.

         C. The purpose of this Lease is to effectuate the leasing of the Property to Tenant and to facilitate the construction of certain park and creekside improve-

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ments pursuant to that certain Disposition and Development Agreement of even date herewith ("DDA").

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         1.1 AGENTS, with respect to any person, means any other person for whom such person is legally responsible (including, without limitation, the officers, directors, employees, agents, consultants, personal representatives, and independent contractors acting within the scope of their relationship, subtenants, licensees and concessionaires, and invitees and guests). In no event, however, shall Agents include any member of the public entering any portion of the Project pursuant to a public right of access.

         1.2 AFFILIATE TRANSACTIONS is defined in Section 11.3 of the Lease, below.

         1.3 AREA PLAN means the North Bayshore Area Plan, recorded in the official Records of Santa Clara County on December 27, 1977 in Book D366, Page 444.

         1.4  ASSIGNMENT is defined in Section 11.1.3, below.

         1.5  AWARD is defined in Section 9.1.5, below.

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         1.6   BUILDING(S) means one or more structures, to be constructed by
Tenant or its subtenant on the Property pursuant to the provisions of this Lease and the DDA, and consistent with provisions of the DDA and the Planned Community Permit (as defined in Section 1.53, below), but excluding any common parking structure associated therewith.

         1.7   CITY means The City of Mountain View, a municipal corporation.

         1.8 CITY Council Approval is the approval by City of the Planned Community Permit, as defined in Section 1.53, below.

         1.9  CLAIMS is defined in Section 7.4.2, below.

         1.10 COMMENCEMENT DATE is the later of (a) March 15, 1995 or (b) the date upon which all of the following conditions have been satisfied by
City: (i) the City Council shall have approved the Planned Community Permit; and (ii) all of the conditions contained in Sections 3.2(a) through (c) of the DDA shall have been performed and satisfied.

         1.11  CONDEMNATION is defined in Section 9.1.1, below.

         1.12 CONTAMINATION means the presence at any time of any (i) Hazardous Material(s) in, on or about the soil, ground water, surface water, or air of the Project or any portion thereof in concentrations exceeding the limits permitted by applicable Hazardous Materials Laws, including, without limitation, any Hazardous Materials which are present in the soil, ground water, surface water or air of the Project or any portion thereof as described in the Environmental Documents, which have or which may hereafter migrate to the Project from any source in concentrations exceeding the limits permitted by applicable Hazardous Materials Laws; and (ii) methane gas in, on or about the soil, ground water or air of the Project or any

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portion thereof from any source in concentrations exceeding the limits permitted by applicable Hazardous Materials Laws or other applicable Laws, including, without limitation, any methane gas which has or which may hereafter migrate to any portion of the Project from any source in concentrations exceeding the limits permitted by applicable Hazardous Materials Laws or other applicable Laws.

         1.13  DATE OF TAKING is defined in Section 9.1.4, below.

         1.14 DDA means the Disposition and Development Agreement of even date herewith by and between City and Tenant, as may be incorporated into any Statutory Development Agreement for the Project.

         1.15  ENVIRONMENTAL CLAIMS means any and all:

                 (i) Claims (as defined in Section 7.4.2 of this Lease) arising out of or in connection with any actual or threatened bodily injury, personal injury, emotional distress, or property damage resulting from the presence of or exposure to any Contamination, which is asserted against or issued to any Indemnitee;

                 (ii) Reasonable costs and expenses incurred or paid at any time by an Indemnitee which arise out of or as a consequence of any cleanup, investigation, removal, remediation, response to, abatement, containment, closure, or monitoring

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of Contamination (including, without limitation, costs and expenses incurred to fulfill any order of a Governmental Authority, and costs and expenses incurred in the preparation of investigative studies, environmental reports, laboratory testing, sampling, surveying, and posting of financial assurances required by applicable Hazardous Materials Laws); and/or

                 (iii) Reasonable attorneys', consultants', accountants', environ-mental consultants' and other professional fees and expenses paid or incurred by an Indemnitee in connection with any of the foregoing, without regard to whether any of the foregoing (i), (ii) and (iii) is foreseeable or unforeseeable, suspected or unsuspected, conditional or unconditional, known or unknown, as of the Effective Date.

         1.16 ENVIRONMENTAL CONSTRUCTION ACTIVITY means any removal, abandonment, construction or installation of equipment, monitoring wells, extraction wells and related equipment and piping, or fixtures; remediation, removal, extraction, treatment, well development; or any other physical disturbance of the Project prior to the completion of Tenant's Off-Site Improvements, and at all times on the Property and/or the Leasehold Improvements, as a consequence of Contamination or to determine whether Contamination may exist.

         1.17 ENVIRONMENTAL DOCUMENTS means those written environmental reports and assessments and the correspondence concerning Contamination of the Project which are listed on EXHIBIT C.

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         1.18  EVENT OF DEFAULT is defined in Section 10.1, below.

         1.19 EXISTING PERMITTEE means Richard T. Peery, under trust agreement dated July 20, 1977 (Richard T. Peery Separate Property Trust), as amended, and John Arrillaga, trustee, under trust agreement dated July 20, 1977 (John Arrillaga Separate Property Trust), as amended, pursuant to that certain Encroachment Agreement dated January 6, 1993 with respect to monitoring well PA3 only).

         1.20 FAIR MARKET RATE OF RETURN is defined in Section 3.1.3.3.B, below.

         1.21  FAIR MARKET VALUE is defined in Section 3.1.3.3.A, below.

         1.22 FAR means the floor area ratio obtained by dividing the Floor Area of the Buildings existing on the Property on the date of the determination (or which would be existing on the Property if Tenant had performed any outstanding restoration obligation of Tenant under Article 8 or
Article 9 hereof following any casualty or condemnation) by the square footage of the Property subject to the Lease on the date of determination.

         1.23 FARMER'S FIELD is those parcels of real property bounded by North Shoreline Boulevard, Charleston Road, Amphitheatre Parkway and Permanente Creek.

         1.24 FLOOR AREA shall mean the gross floor of a Building area as defined in the Mountain View Zoning Ordinance, Section 36.3.32, in effect as of the Effective Date,

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to wit:  "The floor area enclosed within the walls of a building and measured from the outside perimeter of said walls expressed in square feet or fractions thereof."

         1.25 GOVERNMENTAL AUTHORITY means any legislative authority, court, administrative agency, commission or other governmental authority or instru-mentality of competent jurisdiction over the subject matter in question.

         1.26  GUARANTOR means Silicon Graphics, Inc., a Delaware corporation.

         1.27 GUARANTY means that certain Guaranty executed concurrently herewith by Guarantor, as attached as EXHIBIT G.

         1.28 HAZARDOUS MATERIAL means any material or substance in a concentra-tion or amount now or hereafter designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation (i) oil and petroleum products; (ii) radioactive substances and materials; (iii) asbestos; (iv) urea formaldehyde; (v) radon gas; and (vi) chemicals, materials or substance now or hereafter defined or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," or "toxic substance," or words of similar import, under any Law, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the California Hazardous Substances Account Act, the Resource Conservation and Recovery Act, the California Hazardous Waste Control Law, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Water Pollution Control Act, the California Porter-Cologne Act, the Clean Air Act, the California Clean Air Act, the Occupational

Safety and Health Act, the California Occupational Safety and Health Act, as the foregoing shall be now or hereafter amended, and similar Laws now or hereafter enacted.

         1.29 HAZARDOUS MATERIALS ACTIVITIES means the transportation, transfer, recycling, storage, use, treatment, investigation, removal, remediation, sampling, monitoring, abatement, production, discharge, emission, release, exposure of others to, manufacture, formulation, sale, disposal or distribution of any Hazardous Materials or any equipment or product containing a Hazardous Material, including, without limitation, any Environmental Construction Activity.

         1.30 HAZARDOUS MATERIALS LAWS means all Laws now or hereafter enacted, issued or promulgated by any Governmental Authority which relate to Contamination, any Hazardous Material, or any Hazardous Material Activity.

         1.31  INDEMNITEE means any Tenant Indemnitee or Landlord Indemnitee.

         1.32 INITIAL MONTHLY RENT is equal to one-twelfth (1/12) of One Million Five Hundred Eighty Thousand Seven Hundred Five Dollars ($1,580,705.00) (i.e., One Hundred Thirty-One Thousand Seven Hundred Twenty-Five and 41/100 Dollars ($131,725.41) per month); provided, however, that, notwithstanding Tenant's good-faith efforts to satisfy the guidelines set forth in the Precise Plan, if the Floor Area of the Buildings approved by the City of Mountain View pursuant to the Planned Community Permit is not at least equal to 500,000 square feet (excluding parking and garage areas), then the Initial Monthly Rent shall be equal to one-twelfth (1/12) of One Million Five Hundred Eighty Thousand Seven Hundred Five Dollars

($1,580,705.00) (i.e., One Hundred Thirty-One Thousand Seven Hundred Twenty-Five and 41/100 Dollars ($131,725.41) per month), times a fraction, the numerator of which is the approved Floor Area and the denominator of which is 500,000 square feet.

         1.33 INITIAL PROJECT means the Property, the parcels of land upon which Tenant's Off-Site Improvements are to be constructed, and the Leasehold Improvements and Tenant's Off-Site Improvements to be constructed pursuant to the Planned Community Permit.

         1.34 LANDLORD'S CONTAMINATION means any Contamination (i) which is Pre-Existing Contamination; (ii) which is in the ground water (including any attendant vadose zone) of the Project or migrating therefrom at any time during the Lease Term (excluding Tenant's Contamination); (iii) which migrates at any time during the Lease Term from the soil, surface water, or air of any land owned or operated at any time by the City; (iv) which is caused by the placement, discharge, emission or release of a Hazardous Material by Landlord or Landlord's Agents; or (v) caused by the placement, discharge, emission or release of a Hazardous Material directly onto the surface of the Property or into the Leasehold Improvements by any member of the public (except Tenant or Tenant's Agents), if such member of the public is exercising any right of entry onto the Land during the hours of public entry described in the DDA, except to the extent such placement, discharge, emission or release could have been prevented by reasonable security precautions commonly undertaken by owners of comparable projects with public access, and such precautions were not undertaken by Tenant.

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         1.35  LANDLORD'S ENVIRONMENTAL INDEMNITY OBLIGATION is defined in
Section 4.5.3, below.

         1.36 LANDLORD'S ESTATE means all of Landlord's right, title and interest in this Lease, the Property and the Leasehold Improvements.

         1.37 LANDLORD INDEMNITEES means Landlord, any successor or assign of Landlord's Estate (or any portion thereof or interest therein), and any and all Agents, political subdivisions, affiliates, partners or subsidiaries of Landlord or any successor or assign of Landlord's Estate (or any portion thereof or interest therein).

         1.38  INTENTIONALLY DELETED.

         1.39 LATE TERM EXTENSIVE DAMAGE means any damage to the Leasehold Improvements after the 30th Year Of The Lease Term, whether insured or uninsured, if the reasonable cost to be incurred by Tenant to restore the Leasehold Improvements to the condition required by Section 8.2.1 and 8.2.2 exceeds: (x) forty percent (40%) of the "replacement cost" (as defined below) of the Leasehold Improvements, if such damage occurs during the thirty-first (31st) Year Of The Lease Term through the end of the thirty-fifth (35th) Year Of The Lease Term; (y) twenty percent (20%) of the replacement cost for any such damage incurred during the thirty-sixth (36th) Year Of The Lease Term, and (z) twenty percent (20%), less one percent (1%) for each Year Of The Lease Term following the thirty-sixth (36th) Year Of The Lease Term, of the replacement cost of the Leasehold Improvements, if the damage occurs after the 36th Year Of The Lease Term until the end of the Lease Term. For purposes of this Section 1.37, "replacement cost" shall mean the actual cost of replacing the Leasehold Improvements as of the date of casualty in accordance with applicable Law, including, without limitation, costs of foundations and footings (excluding soils, excavation, grading and compaction), if applicable, construction, architectural, engineering, legal and administrative fees, inspection, supervision and landscape restoration.

         1.40 LAW means any judicial decision, statute, constitution, ordinance, resolution, treaty, protocol, regulation, rule, building code, order, judgment, injunction, decree, permit, approval, or other requirement, including, without limitation, Hazardous Materials Laws, of any Government Authority having jurisdiction over the parties to this Lease, the Property, the Leasehold Improvements or the Project, as appropriate.

         1.41  LEASE EXPIRATION DATE is the last day of the fifty-fifth
(55th) Year Of The Lease Term, unless otherwise extended or terminated under terms of this Lease.

         1.42 LEASE FEE is the Two Hundred Fifty Thousand Dollars ($250,000) paid by Tenant to Landlord upon execution and delivery of this Lease and the DDA (and memorandums thereof in recordable form) pursuant to Section 14.22, below.

          1.43 LEASE MONTH is each complete calendar month following the Commencement Date. If the Commencement Date does not occur on the first day of a calendar month, then the partial month containing the Commencement Date shall not be deemed a Lease Month and shall be added to the next calendar month to become the first Lease Month of the Lease Term.

         1.44 LEASE RATE is the annual rate of interest equal to the lesser of (i) two percent (2%) over the prevailing "reference rate" announced from time to time by the Bank of America N.T.&S.A., or its successor, for purposes of pricing loans; or (ii) the highest rate allowed by Law for commercial obligations.

         1.45 LEASE TERM is defined in Section 2.4.1, below, as it may be extended pursuant to Section 2.4.2, below.

         1.46 LEASEHOLD IMPROVEMENTS means the Buildings, any associated parking structures and all improvements, structures, interior improvements, landscaping, paving, building pipes, utility conduits, roads, walkways, fencing, building service equipment, furniture, fixtures, equipment, and all alterations and additions thereto and replacements thereof, which may be erected on or installed on the Property after the Effective Date, regardless of how the same may be affixed to the Property; provided, however, that Leasehold Improvements shall not include Tenant's Off-Site Improvements or Trade Fixtures.

         1.47  MONTHLY RENT is defined in Section 3.1, below.

         1.48  OPTION TERM is defined in Section 2.4.2, below.

         1.49  PARCEL AND PARCEL LEASE are defined in Section 2.2, below.

         1.50  PARTIAL TAKING is defined in Section 9.1.3, below.

         1.51 PERMITTED TITLE EXCEPTIONS means those title exceptions and encumbrances more particularly described on EXHIBIT B, attached hereto, and any other exceptions to title approved in writing by Landlord and Tenant.

         1.52 PERMITTED USES means (i) corporate/professional, administrative, office and research and development uses; (ii) light assembly, manufacturing, warehousing and testing uses as approved by the City's Zoning Administrator as provisional uses pursuant to the Precise Plan;
(iii) such other uses permitted by the Precise Plan; and (iv) any other legally permitted uses.

         1.53 PLANNED COMMUNITY PERMIT is the land use approval for the Project to be issued by the City as contemplated by the DDA.

         1.54 PREEXISTING CONTAMINATION means Contamination described in the Environmental Documents or existing in the soil, ground water, surface water, or air of the Project as of the Effective Date and/or Commencement Date.

         1.55 PRECISE PLAN is that certain North Bayshore Precise Plan, adopted by the City Council of the City of Mountain View on April 12, 1994 pursuant to Resolution No. 15684.

         1.56  PROCESSING COST is defined in Section 11.1.4, below.

         1.57 PROJECT means the Initial Project and any other Leasehold Improvements, taking into consideration such construction, reconstruction, demolition and redevelopment of the Leasehold Improvements as may be performed by Tenant from time to time in accordance with this Lease.

         1.58 PROPERTY means that parcel of real property, containing approximately 21.6 acres of land situated in the County of Santa Clara, City of Mountain View, State of California, as more particularly described in EXHIBIT A, together with any easements or other rights appurtenant to said land (excluding any easements held by the City and shown as Permitted Title Exceptions). The term "Property" shall not include the Leasehold Improvements, the Trade Fixtures or Tenant's Off-Site Improvements.

         1.59 REAL PROPERTY TAXES means all Federal, State, County, municipal or other governmental real property taxes, assessments, all taxes in lieu of real property taxes, personal property taxes, possessory interest taxes, excise taxes, license and permit fees, assessments for public improvements or benefits, special or general assessments, and other or similar taxes, assessments and/or fees (whether general, special, ordinary or extraordinary) of any kind and nature whatsoever, imposed by any Governmental
Authority:

                 (i) Upon the Property or Leasehold Improvements, or any part thereof or interest therein;

                 (ii) Upon any Trade Fixtures or other personal property of Tenant located in, at or on the Property or Leasehold Improvements, or any part thereof or interest therein;

                 (iii) Upon the rent or income received by Tenant from subtenants or licensees thereof;

                 (iv) Upon, measured by or reasonably attributable to the cost or value of the Trade Fixtures, equipment, furniture and other personal property located on the Property or Leasehold Improvements, or by the cost or value of any alterations or additions made to the Property or Leasehold Improvements by Tenant, or its sublessees and/or assignees, regardless of whether title to such improvements shall be in Tenant, Landlord, or others;

                 (v) Upon or measured by the rent payable hereunder, including, without limitation, any business, income or profits taxes assessed against Landlord;

                 (vi) Upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Property or Leasehold Improvements, Trade Fixtures or other improvements or property located therein or any portion thereof;

                 (vii)  Upon this transaction; and/or

                 (viii)  Upon all or any portion of the Tenant's Estate.

         Notwithstanding the foregoing, the term "Real Property Taxes" shall not include any of the foregoing which are (i) estate, inheritance, transfer, gift or franchise taxes; and (ii) levied on Landlord's net income from all sources; and (iii) a lien, charge or levy under any Hazardous Materials Law or to address any

Contamination for which Landlord is responsible under this Lease pursuant to Section 4.5 below; and (iv) increases in the foregoing Real Property Taxes assessed against the Property which arise because of a change in ownership of the Property (other than a transfer of the Property to SGREI or any SGREI Related Party or Parties).

         1.60  RENT ADJUSTMENT DATE is defined in Section 3.1.3, below.

         1.61 RESTORATION AMOUNT is One Million Dollars ($1,000,000), which amount shall be proportionally increased as of the date of casualty by multiplying the Restoration Amount by a factor, the numerator of which shall be the replacement cost of the Leasehold Improvements immediately prior to the casualty and the denominator of which shall be the replacement cost of the Leasehold Improvements on the date that such Leasehold Improvements were originally completed. If the parties are unable to agree upon an appropriate adjustment to the Restoration Amount, then the matter shall be resolved by arbitration pursuant to Section 14.7. If the Property and this Lease is parcelized pursuant to Section 2.2, below, then the Restoration Amount shall be allocated among the Parcel Leases created pursuant to Section 2.2 hereof, in the same proportion that Monthly Rent is apportioned to each Lease on the date of the parcelization. For purposes of this Section 1.62, "replacement cost" shall mean the actual cost of replacing the Leasehold Improvements in accordance with applicable Law, including, without limitation, costs of foundations and footings (excluding soils, excavation, grading and compaction), construction, architectural, engineering, legal and administrative fees, inspection, supervision and landscaping.

         1.62 SGREI means Silicon Graphics Real Estate, Inc., a Delaware corporation.

         1.63 SGREI RELATED PARTIES are (i) SGREI, so long as Guarantor owns, directly or indirectly, the voting and ownership interest of SGREI;
(ii) any corporation, joint venture, partnership, limited liability company or other person which controls, is under common control with, or is controlled by Guarantor, whether directly or indirectly; (iii) any corporation, joint venture, partnership, limited-liability company or other person which controls, is under common control with or is controlled by SGREI, whether directly or indirectly, so long as Guarantors owns, directly or indirectly, the voting and ownership interest of SGREI; and (iv) a transferee of Tenant's Estate or any portion thereof or interest therein pursuant to a transaction permitted by Section 11.3 (entitled "Affiliate Transactions"). For the purpose of subparts (ii) and (iii) of the foregoing sentence, "control," owns, or ownership means the direct or indirect holding of a voting interest in the entity sufficient to affect or direct the affairs of the entity and/or equal to fifty percent (50%) of all outstanding voting interests.

         1.64 TENANT'S CONTAMINATION means any Contamination caused by the placement, discharge, emission or release of a Hazardous Material (i) into the soils, surface water or air of the Property during the Lease Term (excluding Landlord's Contamination); (ii) into the Leasehold Improvements or on or about the Property, or the soil, ground water, surface water, or air thereof, by Tenant or Tenant's Agents during the Lease Term; or (iii) directly onto the surface of the Property or into the Leasehold Improvements during the Lease Term by any member of the public, if such member of the public is exercising any right of entry onto the Property during such hours permitted under the DDA, and if such act by a member of the public could have been prevented by reasonable security precautions commonly undertaken by owners of comparable projects with public access, and such precautions were not taken by Tenant.

         1.65  TENANT'S ENVIRONMENTAL INDEMNITY OBLIGATIONS is defined in
Section 4.5.4, below.

         1.66 TENANT'S ESTATE means all of Tenant's right, title and interest in this Lease, the Property and the Leasehold Improvements.

         1.67  INTENTIONALLY DELETED.

         1.68 TENANT INDEMNITEES means Tenant, any Tenant Mortgagee, any Tenant Mortgagee Related Party, any successor or assign of Tenant's Estate (or any portion thereof or interest therein), and any and all Agents, affiliates, partners or subsidiaries of Tenant, a Tenant Mortgagee or any successor or assign of a Tenant's Estate (or any portion thereof or interest therein).

         1.69 TENANT MORTGAGE and TENANT MORTGAGEE are defined in Section 13.1, below.

         1.70 TENANT MORTGAGEE RELATED PARTIES means any Tenant Mortgagee, any successor or assign of a Tenant Mortgagee in the Tenant Mortgage and the officers, directors, affiliates, constituent partners or subsidiaries of any Tenant Mortgagee.

         1.71 TENANT'S OFF-SITE IMPROVEMENTS means (i) all sidewalks, curbs, curb cuts, trees, landscaping to the curb, including frontage on-site buffer landscaping along Amphitheatre Parkway and Charleston Road, and gutters for the Project; (ii) the Permanente Creek Trail Improvements (as defined in the
DDA); and (iii) the Park Improvements (as defined in the DDA), all to be provided by Tenant, or its subtenant, and subject to certain reimbursement obligations of City, pursuant to the provisions hereof and of the DDA.

         1.72 THIRD PARTY means any party other than Landlord or an Existing Permittee or the respective employees, contractors or consultants of Landlord or any Existing Permittee who has been granted a right of entry to the Property and Leasehold Improvements in accordance with Section 4.5.2, below.

         1.73  TOTAL TAKING is defined in Section 9.1.2, below.

         1.74 TRADE FIXTURES are anything (including, without limitation, furniture, fixtures, equipment, vessels, piping, electrical panels, conduit and demountable partitions) brought onto or affixed to the Leasehold Improvements for purposes of trade, manufacture, ornament or domestic use, other than the building service equipment, if the removal thereof can be effected without permanent injury to the Leasehold Improvements.

         1.75 UNINSURABLE LOSS means the cost to restore the Leasehold Improvements to the condition required by and in accordance with Section 8.2, below, which is caused by (i) earthquake; (ii) pollution liability; (iii) flood; or (iv) any other casualty which Tenant is not otherwise required to obtain and maintain insurance coverage pursuant to Sections 6.3.1 or 7.1, below, as the same may be altered from time to time in accordance with Section 7.1.3, below. Notwithstanding the preceding, Uninsurable Loss shall not include (a) loss caused by flood, if flood insurance can be obtained at commercially reasonable rates, nor (b) loss caused by Tenant's Contamination.

         1.76 YEAR OF THE LEASE TERM is a twelve (12) Lease Month period. The first Year Of The Lease Term commences on the Commencement Date and ends on the last day of the twelfth (12th) Lease Month. Each succeeding Year Of The Lease Term is the next twelve (12) Lease Months, except that the last Year Of The Lease Term will end on the last day of the Lease Term.

                                     ARTICLE 2
                          DEMISE, TERM AND SURRENDER

         2.1 LEASE OF PROPERTY. Landlord hereby leases and demises to Tenant, and Tenant hereby leases and takes from Landlord, the Property. Each party, upon the reasonable request of the other party or a public utility, shall execute any and all documents reasonably necessary for the creation of utility easements and rights-of-way to service the Property and/or which are required by Law. Tenant reserves the right to request variances, zoning amendments, approvals and/or permits in connection with Tenant's use and enjoyment of the Property, and Landlord, as fee owner of the Property, agrees to execute any such application or request and not object to the filing thereof. Without limiting the generality of Section 14.29 below, the foregoing shall not limit in any way the City's rights, powers and authority under its police powers. Subject to the terms of this Lease and the DDA, Tenant covenants to keep and perform each and all of the terms, covenants and conditions to be kept and performed by Tenant hereunder. Subject to the terms of this Lease and the DDA, Landlord covenants that Tenant shall at all times during the term of this Lease peaceably and quietly have, hold and enjoy the Tenant's Estate and all rights attendant thereto without interference by Landlord or any person claiming the same by, through or under Landlord.

         2.2 SUBDIVISION OF PROPERTY; SEPARATE GROUND LEASES. Landlord and Tenant acknowledge and agree that Tenant may seek, at its sole option, to subdivide the Property from time to time into one or more legal parcels (each a "Parcel") and, subject to Landlord's approval rights as set forth in this
Section 2.2, Landlord, as fee owner of the Property, agrees to execute any such application or request and not object to the filing thereof. Without limiting the generality of Section 14.29 below, the foregoing shall not limit in any way the City's rights, powers and authority under its police powers. Tenant, at its cost, shall comply with the provisions of the Subdivision Map Act (California Government Code Sections 66410, ET SEQ.) and the Subdivision Ordinance of the City of Mountain View in creating the additional Parcels.
If the City is the Landlord, Landlord shall consider and process Tenant's parcelization plan in accordance with this Lease, the DDA and/or Development Agreement and applicable Law. Additionally, if City is the Landlord, it shall have the power to evaluate and reasonably approve or disapprove any proposed subdivision (including, without limitation, Tenant's request or application therefor) based on its interest as a property owner. No subdivision plan may permit any Building to be located on more than one (1) Parcel. As soon as reasonably possible, but in any event within thirty (30) days after creation of each Parcel, Landlord and Tenant shall restate this Lease ("Parcel Lease") for each Parcel upon the same terms and conditions as this Lease, except that Monthly Rent shall be equitably apportioned between the Parcels based on the Floor Area of the Buildings to be constructed thereon, as mutually agreed upon by Landlord and Tenant, and set forth in the separate Parcel Lease for each Parcel to be prepared pursuant to this Section 2.2 (or, if the parties cannot agree upon the allocation within the time period set for above, then by an arbitration pursuant to Section 14.7).

         Landlord shall execute such documents, including, without limitation, any required easements, conditions, covenants and restrictions, maintenance agreements or reciprocal easement agreements as are consistent with both the subdivision approval(s) and Landlord's interest as property owner and reasonably requested by Tenant to implement the Parcel Leases and to incorporate therein all applicable terms of this Lease so that the provisions of this Lease are given their full force and effect. A memorandum of ground lease for each Parcel Lease created shall be executed by Landlord and Tenant and recorded by Tenant. The Parcel Leases shall constitute separate ground leases and shall not be cross-defaulted.

         2.3 DELIVERY OF POSSESSION. Possession of the Property shall be delivered by Landlord to Tenant upon the Commencement Date, free and clear of all tenants and occupants, and Tenant shall accept possession of the Property in the condition required by the DDA.

         2.4  TERM AND POSSESSION.

                 2.4.1 INITIAL TERM. The initial term of this Lease ("Lease Term") shall be for a period of approximately fifty-five (55) years, unless sooner terminated as herein provided, commencing on the Commencement Date and terminating at the end of the fifty-fifth (55th) Year Of The Lease Term.

                 2.4.2 OPTION TERMS. Tenant shall have four (4) options to extend the Lease Term, for a period of ten (10) calendar years for each such option (an "Option Term"). In order to exercise any such option to extend granted by this section, Tenant must notify Landlord in writing of its election to exercise such option to extend not later than one hundred eighty
(180) days prior to the expiration of the Lease Term, or, as the case may be, the Lease Term as extended by the prior exercise of any option to extend granted by this section. The options may be exercised individually or together with any other option so long as the remaining Lease Term, including the term of the exercised options, does not exceed fifty-five (55) calendar years. If any options are exercised together, Monthly Rent revaluation pursuant to Section 3.1.3 hereof shall nevertheless occur at the time and as if the renewal options were exercised serially. If Tenant fails to timely exercise any renewal option, then all subsequent renewal options shall be null and void and Tenant shall have no right to renew this Lease. Notwithstanding the foregoing, Tenant shall have no right to renew this Lease
(i) if on the date Tenant exercises the renewal options, or (ii) if Tenant exercises only one option, on the date immediately preceding the commencement date of the applicable Option Term, or (iii) if Tenant exercises more than one option simultaneously, on the commencement date of the first such Option Term, there exists an uncured Event of Default under this Lease. Tenant's lease of the Property for each such Option Term shall be upon all of the same terms, covenants and conditions contained in this Lease. After the exercise of any option to extend, all references in this Lease to the Lease Term shall be considered to mean the Lease Term as extended, and all references to termination or to the end of the Lease Term shall be considered to mean the termination or end of the Lease Term as extended. If Tenant exercises any such option, then each party shall, at the request of the other, execute a memorandum, in recordable form, acknowledging the fact that the option has been exercised and otherwise complying with the requirements of Law for an effective memorandum of lease.

         2.5 TERMINATION AND SURRENDER. Upon expiration of the Lease Term, or any earlier termination of this Lease, Tenant shall remove all Trade Fixtures and quit and surrender the Property and the Leasehold Improvements to Landlord, free and clear of all liens, encumbrances or title exceptions other than the Permitted Title Exceptions and exceptions to title not otherwise created by or through Tenant, in a good, clean and sanitary condition, excepting ordinary wear and tear, damage and destruction which Tenant is not required to restore pursuant to Article 8, condemnation which Tenant is not required to restore pursuant to Article 9, and Contamination (other than Tenant's Contamination). Notwithstanding the preceding sentence to the contrary, if this Lease is terminated prior to the natural expiration of the Lease Term, then Tenant shall have a period of ninety (90) days thereafter, or such longer period as reasonably may be necessary (not to exceed one hundred eighty (180) days) to remove its Trade Fixtures and personal property, provided that Tenant pays Monthly Rent for each month of the removal period and, during the removal period, pays any and all other rent or charges and amounts and complies with all covenants and obligations of Tenant under this Lease, except for those payments and covenants which were to be performed prior to the termination date of this Lease (and during such removal period Tenant shall not be liable for holdover rent pursuant to
Section 14.3 below). Upon such termination, title to the Leasehold Improvements then existing on the Property automatically
shall vest in Landlord.   In no event shall the provisions hereof impose any
obligation upon Tenant to restore and/or reconstruct Leasehold Improvements that are demolished or removed or to restore and/or reconstruct Leasehold Improvements following any damage, casualty loss, or condemnation, unless Tenant is required to do so by Article 8 or Article 9 hereof. On the date Tenant is required by this section to surrender possession, Tenant shall deliver to Landlord such proper and executed instruments in recordable form, releasing, quitclaiming and conveying to Landlord all right, title and interest of Tenant and any other party claiming by or through Tenant or Tenant's Estate in and to the Property and/or the Leasehold Improvements, including, without limitation, such documents necessary for Landlord to demonstrate to a title company that this Lease no longer encumbers the Property and Leasehold Improvements, and that title to the Leasehold Improvements shall have vested in Landlord, free and clear of all liens, encumbrances or title exceptions, other than the Permitted Title Exceptions and exceptions to title not otherwise created by or through Tenant. All provisions of this Section 2.5 shall survive any termination of this Lease.

         2.6  TENANT'S RIGHT OF ENTRY.  Subject to the requirements of this
Section 2.6, Tenant and Tenant's agents, employees, contractors, consultants and authorized representatives shall have the right to enter upon the Project at all reasonable times after the Effective Date and before the Commencement Date in order to conduct such surveys, examinations and tests as Tenant deems necessary or desirable in connection with development of the Project. Tenant shall keep the Project free and clear of any mechanic's liens, materialmen's liens or other liens or claims arising out of any of Tenant's activities, or those of its agents, employees, contractors, consultants or representatives.

         All activities of Tenant, its agents, employees, contractors, consultants and representatives during, before or after any such entry onto the Project shall be at Tenant's sole cost and expense. Any and all inspections and examinations of the Project shall be done in a good and workmanlike manner in accordance with all applicable Laws, and shall not unreasonably disturb the quiet occupancy or enjoyment of any occupants or owners of any adjoining land. Prior to the Commencement Date, Tenant may not perform any test or inspection or carry out any construction activity on the Project which damages the Project in any way or which is physically intrusive into the ground, without the prior written consent of Landlord, which Landlord shall not unreasonably withhold or delay. Prior to any entry pursuant to this Section 2.6, at Landlord's request, Tenant shall provide Landlord with evidence of commercial liability coverage as described in
Section 7.1.1, below. After each entry onto any part of the Project prior to the Commencement Date, Tenant, at its sole cost and expense, shall repair all damage to the Project caused by the entry.

         Tenant shall obtain Landlord's written approval prior to performing any such tests and inspections (which approval shall not be unreasonably withheld or delayed) and, upon completion thereof, furnish copies of such tests and inspections to Landlord. In no event, however, shall Tenant be required to disclose any communication that is privileged under applicable Laws. Except to the extent that a claim is made which would be covered by Landlord's Environmental Indemnity Obligations pursuant to Section 4.5.4 or Landlord's other indemnity obligations under Section 7.4.2, Tenant shall indemnify, defend with competent counsel, protect and hold harmless Landlord and Landlord's Agents, from and against any and all

Claims for damages to persons or property to the extent arising from (i) the acts or omissions of Tenant or its Agents on the Project pursuant to this section; provided, however, that the foregoing shall not apply to liability resulting from the findings and conclusions of any tests, inspections, investigations or studies, or (ii) any breach of any of Tenant's covenants or obligations under this Paragraph 2.6. The provisions of the preceding sentence shall survive any termination of this Lease.

                 2.6.1 NOTICE. Prior to any entry contemplated in Section 2.6, above, Tenant shall provide Landlord with reasonable written notice of Tenant's intention to enter the Project. Except in the case of an entry limited to a "walk-through" inspection for which twenty-four (24) hour notice to Landlord via delivery of written, facsimile or telephonic notice will suffice, said notice shall be delivered at least three (3) business days prior to the date of entry and shall identify the work to be conducted, the portions of the Project that will be affected by the entry and the parties who will enter. Notice of repetitive entries may be given in a consolidated notice delivered prior to the first such entry.

         2.7 LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants as of the Effective Date that, to the best of Landlord's knowledge:

                 2.7.1 ZONING. The Property and the Park Site (as defined in the DDA) is zoned to permit the construction of the Initial Project consistent with the terms and conditions of the General Plan and Precise Plan.

                 2.7.2 LAND USE. The City Council Approval of the Planned Community Permit will complete City requirements for the issuance of building permits pursuant thereto upon proper and complete application therefor by Tenant.

                 2.7.3 NO PROCEEDINGS. Landlord has received no written notice that the Property or the Park Site (as defined in the DDA) is in violation of any order or decree of any court of competent jurisdiction or any Governmental Authority.

                 2.7.4 COMPLIANCE WITH LAWS. Landlord has received no written notice of any legal challenge to the Precise Plan (including, without limitation, any CEQA challenge). No approval of this Lease or the Project by the Mountain View Shoreline Regional Community Board is required by the Area Plan or applicable Law.

                 2.7.5 TITLE. Landlord has not received any notice, written or oral, challenging its status as record owner of fee title to the Property or the Park Site (as defined in the DDA).

                 2.7.6 UTILITIES. The Property or the Park Site (as defined in the DDA) is currently served by the City-provided utilities as described in Exhibit F of the DDA, in the capacities listed on said exhibit, in the general locations described on said exhibit.

                 2.7.7 CC&Rs. Landlord has not placed any covenants or restrictions, or granted any easements, affecting the Property or the Park Site (as defined in the DDA) other than those consented to by Tenant pursuant to this Lease or the DDA, those consented to in writing by Tenant, or those shown in the Precise Plan or on EXHIBIT B.

         If a change of circumstances occurs on or before the Commencement Date which causes Landlord's representations or warranties above to become untrue, Landlord shall immediately inform Tenant of the same, and Tenant shall have the right to terminate this Lease pursuant to Section 9.1(a) of the DDA. If Landlord does not provide Tenant with written notice of any change of circumstances, then Landlord shall be deemed to have remade the foregoing representations and warranties as of the Commencement Date.

         2.8 CONDITION OF PROPERTY. Tenant acknowledges that it is a resident of the Shoreline Community District and is generally aware of surrounding properties, uses and impacts associated therewith, including but not limited to the Shoreline Amphitheatre, golf course, Vista Slope and landfill locations. The foregoing shall not affect the City's obligations under this Lease or the DDA nor waive any rights Tenant may have as a corporate resident and/or citizen pursuant to Section 14.29, below.

                                  ARTICLE 3
                                    RENT

         3.1 MONTHLY RENT. For each Lease Month of the Lease Term (including the Lease Months of any Option Term), Tenant shall pay to Landlord "Monthly Rent" in advance as follows:

                 3.1.1 INITIAL MONTHLY RENT. For the first Year Of The Lease Term, Tenant shall pay to Landlord Initial Monthly Rent, as provided in
Section 1.32 hereof.  If the parties enter into Parcel Leases pursuant to
Section 2.2, the Initial Monthly Rent will be apportioned between the Parcel Leases in accordance with Section 2.2 hereof.

                 3.1.2 RENT ESCALATION. For each of the second through tenth Years Of The Lease Term, the Initial Monthly Rent provided for in Subsection 3.1.1 shall be increased, effective on the first day of the second Year Of The Lease Term and on the first day of each Year Of The Lease Term thereafter through the end of the tenth (10th) Year Of The Lease Term, to an amount equal to one hundred four percent (104%) of the Monthly Rent payable for the immediately preceding Year Of The Lease Term.

                 3.1.3 ADJUSTMENT OF MONTHLY RENT. Effective as of the first day of the eleventh (11th), twenty-first (21st), thirty-first (31st), forty-first (41st) and fifty-first (51st) Years of the Lease Term and, if the Lease Term is extended pursuant to Section 2.4.2, as of the commencement of each Option Term (the "Rent Adjustment

Dates"), the Monthly Rent shall be adjusted in accordance with Sections
3.1.3.1 through 3.1.3.3, below.

                         3.1.3.1  GUARANTY IN EFFECT.  If, as of a given Rent
Adjustment Date, (a) the Guaranty has not been terminated pursuant to Section
11.1 of this Lease or Section 20 of the Guaranty or, (b) if so terminated, the Guaranty has been reinstated by Guarantor, in accordance with Paragraph 22 of the Guaranty and Tenant has delivered to Landlord a re-executed Guaranty in the form of Exhibit G prior to the applicable Rent Adjustment Date, then Section 3.1.3.2 will not apply for that Rent Adjustment Date and the Monthly Rent shall be adjusted and reset on that Rent Adjustment Date to equal the greater of: (i) one-twelfth (1/12th) of seven percent (7%) of the then Fair Market Value of the Property (determined in accordance with the assumptions and procedures set forth in Section 3.1.3.3.A, below); or (ii) the Initial Monthly Rent in effect as of the Commencement Date, as determined in accordance with Section 3.1.1; provided, however, that if there has been any adjustment to Monthly Rent pursuant to Sections 8.2.2.2 or 9.3(B) below, the Initial Monthly Rent for purposes of this item shall be equitably reduced to reflect such rent adjustments.

                         3.1.3.2  OTHER CASES.  If, as of a given Rent
Adjustment Date, the Guaranty has been terminated pursuant to Section 11.1 of this Lease or Section 20 of the Guaranty, and Guarantor has not elected to reinstate the Guaranty prior to the applicable Rent Adjustment Date, then
Section 3.1.3.1 will not apply for that Rent Adjustment Date, and the Monthly Rent shall be adjusted and reset on that Rent Adjustment Date to the greater of: (i) one-twelfth (1/12) of the Fair Market Rate of Return (determined in accordance with the assumptions and procedures set forth in

Section 3.1.3.3.B, below) times the Fair Market Value of the Property (determined in accordance with the assumptions and procedures set forth in Section 3.1.3.3.A, below); or (ii) the Initial Monthly Rent in effect as of the Commencement Date as determined in accordance with Section 3.1.1; provided, however, that if there has been any adjustment to Monthly Rent, pursuant to Sections 8.2.2.2 or 9.3(B) below, the Initial Monthly Rent for purposes of this item (ii) shall be equitably reduced to reflect such rent adjustments.

                         3.1.3.3  REVALUATION PROCEDURE.

                                  A.  FAIR MARKET VALUE OF PROPERTY.
Landlord and Tenant agree that for purposes of establishing Initial Monthly Rent the fair market value of the Property has been deemed by the parties to be Twenty-Four Dollars ($24.00) per square foot. On each Rent Adjustment Date under Section 3.1.3.1 or 3.1.3.2, the "Fair Market Value" of the Property shall be determined based upon the following assumptions:

                                          (1)  Fair Market Value shall be
based on the value of the entire original Property, without regard to whether this Lease has been parcelized pursuant to Section 2.2, above, unencumbered by this Ground Lease, except insofar as the Property have been reduced by eminent domain or condemnation by any Governmental Authority.

                                          (2)  Fair Market Value shall not be
determined based on a theoretical highest and best use of the Property and/or the Leasehold Improvements, but instead Fair Market Value shall be determined based on the use
                                      -32-
then being made by Tenant of the Property and the Leasehold Improvements and the FAR based on the Floor Area of all of the then-existing Buildings on the date of the determination (or which would be applicable on such date if Tenant had performed its obligations under Articles 8 and 9 of this Lease following any casualty or condemnation). However, the value of the Leasehold Improvements themselves shall not increase or decrease the Fair Market Value of the Property.

                                          (3)  Fair Market Value shall be
based on the value of the Property to a third party and shall not be increased because of any possible premium associated with the special needs of Tenant or uses of the Leasehold Improvements by Tenant, or the proximity of the Property to other buildings occupied by Tenant.

                                          (4)  Fair Market Value shall not be
reduced by demolition costs or other costs necessary to return the Property to an unimproved buildable parcel.

                                          (5)  Fair Market Value shall not
consider the Monthly Rent prior to the Rent Adjustment Date, the Rent Escalations pursuant to Sections 3.1.2 and 3.1.4, the Fair Market Rate of Return to be applied to the Fair Market Value of the Property pursuant to Subsection B, below, or the frequency of any future Rent Adjustment Dates.

                                          (6)  If Parcel Leases have been
created pursuant to Section 2.2, the Fair Market Value of the Property determined in accordance with the foregoing shall be allocated between the Parcels created pursuant to Section 2.2 in the same proportion as the Monthly Rent was allocated between said Parcels on the date of such parcelization.

                                  B.  FAIR MARKET RATE OF RETURN.  Landlord
and Tenant agree that for purposes of establishing Initial Monthly Rent the fair market rate of return to Landlord for this Lease has been deemed by the parties to be seven percent (7%). On each Rent Adjustment Date requiring redetermination of the Fair Market Rate of Return under Section 3.1.3.2, the "Fair Market Rate Of Return" shall be determined based upon the following assumptions:

                                          (1)  Fair Market Rate Of Return
shall be based on the rate of return a private third party ground lessor typically would expect to receive for property comparable to the Property, unencumbered by this Lease;

                                          (2)  Fair Market Rate Of Return
shall not be determined based on a theoretical highest and best use of the Property and/or the Leasehold Improvements, but instead Fair Market Rate Of Return shall be determined based on the use then being made by Tenant of the Property and the Leasehold Improvements and the FAR based upon the Building Square Footage of all of the then-existing Buildings and all of the Property on the date of the determination (or which would be applicable on such date if Tenant had performed its obligations under Articles 8 and 9 of this Lease following any casualty or condemnation). However, the value of the Leasehold Improvements shall not increase or decrease the Fair Market Rate Of Return.

                                          (3)   Fair Market Rate Of Return
shall not exceed nine and one-half percent (9.5%) nor be less than four and one-half percent (4.5%) per annum.

                                  C.  GENERAL PROCEDURE.  The Fair Market
Value and, if required by Section 3.1.3.2, the Fair Market Rate Of Return, shall be determined by agreement between Landlord and Tenant. Negotiations for redetermination shall begin one (1) year before each Rent Adjustment Date. If the parties are unable to reach an agreement on the Fair Market Value and Fair Market Rate Of Return within two hundred forty (240) days before the Rent Adjustment Date, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent M.A.I. real estate appraiser, unlikely to be unduly influenced by either party, with at least ten (10) years' commercial/ground lease appraisal experience in San Francisco, San Mateo and Santa Clara Counties, to appraise and set the Fair Market Value, and, if required, the Fair Market Rate Of Return.

         If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given written notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Value and, if required, the Fair Market Rate Of Return. If two (2) appraisers are appointed by Landlord and Tenant as stated in this subsection, they shall meet promptly and attempt to set the Fair Market Value and, if required, the Fair Market Rate of Return. If the two
(2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this subsection within ten (10) days after the last day the two (2) appraisers are given to set Fair Market Value and, if required, Fair Market Rate Of Return.

         If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' prior written notice to the other party, may apply to the then president of the Real Estate Board of Santa Clara County, or to the Presiding Judge of the Superior Court of Santa Clara County, as the applying party may elect, for the selection of a third appraiser who meets the qualifications stated in this subsection (provided that if both parties make such application for appointment of a third appraiser, the appointment pursuant to the application which is first in time shall determine the third appraiser). Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who is unlikely to be unduly influenced by either party. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Fair Market Value and, if required, the Fair Market Rate Of Return for the ten (10) Years Of The Lease Term at issue.

         If a majority of the appraisers is unable to set the Fair Market Value or, if required, the Fair Market Rate Of Return, within the stipulated period of time, Landlord or Tenant's appraiser shall arrange for simultaneous exchange of written appraisals of the Fair Market Value or, if required, the Fair Market Rate Of Return, as appropriate, from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Fair Market Value or, if required, the Fair Market Rate Of Return for the ten (10) Years Of The Lease Term at issue. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal of the Fair Market Value or, if required, the Fair Market Rate Of Return, as appropriate, shall be disregarded.

         If only one (1) appraisal is disregarded, the remaining two (2) shall be added together and their total divided by two (2); the resulting quotient shall be the Fair Market Value or, if required, the Fair Market Rate Of Return, as appropriate. If both the low appraisal and the high appraisal are disregarded as stated in this subsection, the middle appraisal shall be the Fair Market Value or, if required, the Fair Market Rate Of Return, as appropriate. After the Fair Market Value and, if required, the Fair Market Rate Of Return, for the ten (10) Years Of The Lease Term at issue has been set, the appraisers shall immediately notify Landlord and Tenant, and Landlord and Tenant promptly shall execute an amendment to this Lease stating the Fair Market Value, and, if required, the Fair Market Rate Of Return, and resulting Monthly Rent. The Monthly Rent at each redetermination may be either increased or decreased to reflect the Fair Market Value and, if appropriate pursuant to Section 3.1.3.2, the Fair Market Rate Of Return as of the redetermination date, subject only to the restrictions on reduction contained in Sections 3.1.3.1 and 3.1.3.2, above.

         If the Rent Adjustment Date occurs prior to determination of the readjusted rent under the within appraisal procedure, the Monthly Rent as of the Rent Adjustment Date shall be one hundred four percent (104%) of the Monthly Rental as of the Lease Month immediately preceding the Rent Adjustment Date, and shall be increased by four percent (4%) on each anniversary of the Rental Adjustment Date until the readjusted rent is determined. When the readjusted rent is determined, it shall be retroactively effective from the Rental Adjustment Date. Within ten (10) days of the determination of the adjusted rent, Tenant shall pay to Landlord the amount, if any, which the adjusted rent for the period after the Rental Adjustment Date exceeds the amounts paid by Tenant after the Rental Adjustment Date, and Landlord shall pay to Tenant, the amount, if any, by which said adjusted rent is less than the amounts so paid by Tenant. In either event, the amount paid to either Landlord or Tenant shall include interest on the over or underpayment at the Lease Rate from the date the payment was first due until reimbursed.

                 3.1.4 CONTINUING ESCALATION. Commencing with the first day of each Year Of The Lease Term immediately following the Year Of The Lease Term which contains a Rental Adjustment Date, and continuing on the first day of each of the nine ensuing Years Of The Lease Term until the next succeeding Rental Adjustment Date, Monthly Rent in the amount established by redetermination for such ten (10) Years Of The Lease Term (as described in
Section 3.1.3) shall be increased to an amount equal to one hundred four percent (104%) of the Monthly Rent due for the immediately preceding Year Of The Lease Term. (For example, Monthly Rent determined for the twelfth (12th) Year Of The Lease Term shall be equal to one hundred four percent (104%) of the Monthly Rent determined on the first Rental Adjustment Date (i.e., the first day of the eleventh (11th) Year Of The Lease Term) and shall be further increased by four percent (4%) over the Monthly Rent due for the immediately preceding Year Of The Lease Term at the beginning of the thirteenth (13th) through twentieth (20th) Years Of The Lease Term. On the second Rent Adjustment Date (i.e., the first day of the twenty-first (21st) Year Of The Lease Term), Monthly Rent will again be revalued in accordance with Section 3.1.3.3, and said Monthly Rent shall be increased by four percent (4%) over the Monthly Rent due for the immediately preceding Year Of The Lease Term at the beginning of each of the ensuing Years Of The Lease Term until the next Rental Adjustment Date, when the Monthly Rent shall again be restated in accordance with
Section 3.1.3, above, and so on throughout the Lease Term.)

                 3.1.5 PRORATION. If the Commencement Date occurs on a day other than the first day of a calendar month, or if this Lease terminates on a day other than the last day of a calendar month, the Monthly Rent shall be prorated based on the actual number of days of the calendar month at issue.

         3.2 PAYMENT OF RENT. The Monthly Rent shall be paid in advance in monthly installments due on the Commencement Date and on the first day of each calendar month thereafter during the Lease Term. All rent shall be paid in lawful money of the United States to Landlord at its address set forth in
Section 14.4, or to such other place as Landlord may designate from time to time in writing, without abatement, deduction or offset. All monetary obligations of Tenant under this Lease (including, without limitation, interest and late charges payable pursuant to Section 3.3, below) shall be deemed additional rent.

         3.3 INTEREST; LATE CHARGE. If Tenant fails to pay Landlord Monthly Rent on or before the fifth (5th) day after receipt of written notice from Landlord that such sum is due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the delinquent amount to compensate Landlord for Landlord's administrative and other costs and efforts in connection therewith. Landlord and Tenant agree that the foregoing late charge represents a reasonable estimate of the cost and expense that Landlord will incur in processing each delinquent payment. In addition, all

Monthly Rent not paid on or before the fifteenth (15th) day following the due date thereof shall bear interest from and after the due date until paid at the Lease Rate, which interest shall be payable forthwith upon demand.

                                   ARTICLE 4
                                      USE

         4.1 PERMITTED USES. The parties hereto acknowledge that Tenant intends to, and may, use the Property and the Leasehold Improvements for the Permitted Uses. Tenant shall not allow the Property or any Leasehold Improvements to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Property or any Leasehold Improvements located thereon. Tenant shall not commit or suffer to be committed any waste in or upon the Property or the Leasehold Improvements thereon.

         4.2 COMPLIANCE WITH LAW. Tenant shall not do anything in or upon the Project, or suffer or permit anything to be done in or upon the Leasehold Improvements, the Property and, until the Tenant's Off-Site Improvements are accepted as complete by the City, the Park Site (as defined in the DDA) which will in any way conflict with any Law now in force or which may be hereinafter enacted or promulgated. Tenant, at its sole cost and expense, shall comply with the restrictions and covenants of the Permitted Title Exceptions and with all federal, state, county or municipal Laws (including, without limitation, the Americans With Disabilities Act of 1990 and so-called California "Title 24" requirements) as the same shall be applicable to the Property and Leasehold Improvements from time to time. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any covenant, restriction or Law shall be conclusive of that fact as between Landlord and Tenant; provided, however, that Tenant shall have the right, at its own cost and expense, to contest or review by legal and/or administrative proceeding the validity or legality of any such Law, restriction or covenant. During any such contest or review by Tenant of a Law enacted by the City when the City is the Landlord hereunder, Tenant shall not be in breach or default under this Lease for its failure to comply with such Law, provided that Tenant commences such contest or review in good faith and, if such Law is found to be valid, Tenant indemnifies, defends and holds Landlord harmless from all Claims in connection with Tenant's failure to comply with such Law. During the contest or review of any other Law, restriction or covenant, or any, Tenant may refrain from complying therewith and shall not be in breach or default under this Lease for failure to comply with such Law, restriction or covenants provided that compliance therewith may legally be so held in abeyance without subjecting Landlord or the Property to any (i) civil liability, cost, lien or expense (except to the extent such civil liability, cost, lien or expense is reasonably likely to be less than Five Million Dollars ($5,000,000) and Tenant indemnifies, defends and holds Landlord harmless from all Claims in connection therewith pursuant to Section 7.4.2, below), or (ii) any criminal liability, which may result from Tenant's failure to so comply therewith or from Tenant's contest regarding compliance.

         4.3 WASTE. Tenant shall not commit or permit waste of the Property, or any Leasehold Improvements thereon, nor shall Tenant remove any earth, rocks, gravel, minerals, or the like from the Property, except to the extent reasonably necessary for the construction or reconstruction of the Leasehold Improvements or

Tenant's permitted use of the Property, or as otherwise required or permitted by Law and by this Lease or the DDA. Nothing in this Lease or the DDA shall prohibit Tenant from otherwise redeveloping the Property in the future, including the demolition of existing Leasehold Improvements and the construction of new Leasehold Improvements, provided that such redevelopment is performed in accordance with Article 6 below.

         4.4 LEASEHOLD IMPROVEMENTS. Tenant agrees that either Tenant or its subtenant, at its respective sole cost and expense, shall cause construction of the Initial Project in accordance with Article 6 hereof and the DDA.

         4.5  HAZARDOUS MATERIALS.

                 4.5.1  REPRESENTATIONS AND WARRANTIES.

                         4.5.1.1  BY LANDLORD.  On the Effective Date,
Landlord represents and warrants to Tenant that each of the following is in all material respects true, correct and complete so as to not be misleading:

                                  A.  Landlord has delivered to Tenant true
and correct copies of the Environmental Documents. The reports and documents relating to the environmental condition of the Project are voluminous and are not located in one place, and no individual employed or retained by Landlord knows the full extent of the environmental condition concerning the Project. Landlord has inquired of its departments and has received no response indicating that there are any environmental reports, assessments or correspondence that materially change the information concerning Contamination of the Project contained in the Environmental Documents which have been delivered to Tenant.

                                  B.  Except as disclosed in the
Environmental Documents, Landlord has no reasonable cause to believe that:

                                          (i)  Any underground storage tanks
or asbestos-containing building materials are present on the Project; nor

                                          (ii)  Any Claim or request for
investigation by Landlord of the Project is pending which asserts that Landlord is liable for Contamination of the Project; nor

                                          (iii)  Any Contamination is present
on the Project.

         However, none of the foregoing representations by Landlord shall in any way modify any of the rights and remedies of the parties under this Lease or the DDA, including, without limitation, those covenants and indemnities of the parties relating to Contamination and Environmental Claims.

         If a change of circumstances occurs on or before the Commencement Date which causes Landlord's representations or warranties above to become untrue, Landlord shall immediately inform Tenant of the same, and Tenant shall have the right to terminate this Lease pursuant to Section 9.1(a) of the DDA. If Landlord does not provide Tenant with written notice of any change of circumstances, then

Landlord shall be deemed to have remade the foregoing representations and warranties as of the Commencement Date.

                         4.5.1.2  BY TENANT.  On the Effective Date, Tenant
represents and warrants to Landlord that each of the following is in all material respects true, correct and complete so as to not be misleading:

                                  A.  Tenant has had the opportunity to
review the Environmental Documents provided by Landlord. Based upon Landlord's representation, Tenant acknowledges that the reports and documents relating to the environmental condition of the Project are voluminous and are not located in one place, and that no individual employed by Landlord knows the full extent of environmental documentation concerning the Project.

                                  B.  Tenant has performed its own
environmental studies and health risk assessments concerning the Contamination of the Project.

                                  C.  By executing this Lease, Tenant
indicates to Landlord that it has determined, to its satisfaction and to the best of Tenant's knowledge, that Tenant's use and occupancy of the Leasehold Improvements on the Property in accordance with this Lease presents no unacceptable risk to human health.

         None of the foregoing representations by Tenant shall in any way modify any of the rights and remedies of the parties under this Lease or the DDA, including, without limitation, those covenants and indemnities of the parties relating to Contamination and Environmental Claims.

                 4.5.2 RIGHT OF ENTRY. Subject to the requirements and conditions of this Section 4.5.2, below, Landlord and its employees, consultants and contractors are hereby granted a reasonable right of entry onto the Property and the Leasehold Improvements for the following purposes:
(i) conducting environmental tests, monitoring, inspections, investigations and studies (other than Environmental Construction Activities); (ii) discharging Landlord's obligations under Section 4.5.3 (other than Environmental Construction Activities); (iii) confirming Tenant's compliance with the provisions of this Lease concerning the Hazardous Materials Activities of Tenant and Tenant's Agents (other than Environmental Construction Activities); and (iv) subject to 4.5.2.3 and other Lease sections, performing Environmental Construction Activities to the extent required by any Hazardous Materials Law or otherwise necessary to investigate, clean up, remediate or prevent Contamination of the Project or to prevent the assertion of an Environmental Claim against Landlord. Any such entry by Landlord shall not be deemed an admission by Landlord of any responsibility for any Contamination of the Property and shall not release Landlord or Tenant from their respective Environmental Indemnity Obligations under this Lease.

                         4.5.2.1  NOTICE.  Landlord and its employees,
contractors and consultants shall provide Tenant with reasonable notice of its intention to enter the Property, the Leasehold Improvements or, prior to acceptance of the Tenant's Off-Site Improvements by the City, the Park Site (as defined in the DDA). With respect to any "walk-through" inspection for purposes of confirming Tenant's compliance with the provisions of this Lease regarding Tenant's Hazardous Materials Activities, Landlord shall provide Tenant with at least twenty-four (24) hours prior notice of each such entry, which notice may be either written or by telephone.
With respect to any other entry of Landlord permitted under this Section 4.5.2, Landlord shall provide Tenant with at least seven (7) days prior written notice, which notice shall identify the work to be conducted, the portions of the Property, the Park Site and the Leasehold Improvements that will be affected by the entry, and the names and addresses of any contractors and consultants who will enter the Premises. Notice of repetitive entries may be given in a consolidated notice delivered in accordance with this Subsection 4.5.2.1 prior to the first such entry.

         In the event of an emergency related to Landlord's Contamination, Landlord shall provide prior notice to Tenant of such entry to the extent reasonably possible under the circumstances.

                         4.5.2.2  TERMS OF ENTRY.  In connection with any
entry, Landlord shall avoid, to the extent reasonably possible, any disturbance to or interference with Tenant's use, occupancy and quiet enjoyment of the Property and Leasehold Improvements, the construction of the Initial Project, the conduct of Tenant's business thereon, and damage to the Tenant's Off-Site Improvements, before acceptance thereof by the City, Leasehold Improvements or Trade Fixtures. Tenant may exclude from the Initial Project, the Property and Leasehold Improvements any person who, in Tenant's reasonable business judgment, is causing a safety hazard or unreasonably interfering with Tenant's quiet enjoyment of the Property or Leasehold Improvements or Tenant's business conducted thereon. Landlord shall keep the Landlord's Estate and the Tenant's Estate free and clear of any mechanic's liens, materialmen's liens or other liens or claims arising of Landlord or its employees, consultants or contractors during such entry. Landlord shall conduct all activities during such entry in a good and workmanlike manner in accordance with all applicable Laws. Landlord shall repair, at no cost to Tenant, all damage to the Property , Leasehold Improvements or Trade Fixtures caused by any such entry. Upon at least ten (10) business days' written notice from Tenant, Landlord shall make available to Tenant, for Tenant's review and/or duplication, any and all notices, correspondence, information, reports and studies in Landlord's possession or control with regard to environmental matters pertaining to such entry. With respect to any Environmental Construction Activity, Landlord shall provide Tenant with copies of all studies, investigations and reports pertaining to such entry promptly following Landlord's receipt thereof. Landlord shall indemnify, defend and hold Tenant and Tenant Indemnitees harmless from and against any and all Claims arising from or in connection with the activities of any Existing Permittee or Third Party (which Third Party desires to conduct any activities in connection with Landlord's Contamination) hereinafter granted entry to the Project pursuant to this Section 4.5.2

                         4.5.2.3  ENVIRONMENTAL CONSTRUCTION ACTIVITIES.  The
following conditions shall apply to any entry which involves an Environmental Construction Activity:

                                  4.5.2.3.1  MEET AND CONFER.  At least
thirty (30) days prior to any entry involving an Environmental Construction Activity, Landlord shall meet and confer with Tenant to discuss the proposed Environmental Construction Activity, including, without limitation, the necessity thereof and alternative locations and/or procedures in connection therewith.

                                  4.5.2.3.2  ACTIVITIES REASONABLY NECESSARY.
 Landlord shall demonstrate to Tenant that such Environmental Construction Activity is required by Hazardous Materials Laws or reasonably necessary to investigate, clean up, remediate or prevent Contamination or to prevent the assertion of an Environmental Claim against Landlord.

                                  4.5.2.3.3  ALTERNATIVE LOCATIONS.  Subject
to approval of applicable Governmental Authorities, all ground water monitoring wells, extraction wells, and attendant facilities shall be placed in mutually acceptable locations within the setback areas shown on Exhibit D.
 Landlord shall consider alternative locations suggested by Tenant if Tenant reasonably demonstrates that such locations are feasible and will achieve substantially the same results as the proposed Environmental Construction Activity.

                                  4.5.2.3.4  TENANT'S WRITTEN APPROVAL.
Landlord shall obtain Tenant's prior written approval of a scope of work for the Environmental Construction Activity, which approval shall not be withheld if the Environmental Construction Activity is required by any Governmental Authority and which approval shall not otherwise be unreasonably withheld or delayed. Landlord shall submit the scope of work to Tenant following satisfaction of the other provisions of this Section 4.5.2.3. Tenant shall have fifteen (15) days to review the scope of work and provide Landlord with Tenant's written approval or disapproval of the same (which disapproval shall set forth the specific objections of Tenant thereto). Notwithstanding the foregoing, Tenant shall have the right to protest the requirements of a Governmental Authority provided that Tenant indemnifies, defends and holds Landlord harmless as provided in Section 4.5.4.1, below (as limited by Subsection (D) thereof). It shall be deemed reasonable for Tenant to object to the work on aesthetic grounds if more aesthetically appropriate solutions are feasible at reasonable cost.

                                  4.5.2.3.5  MEETINGS WITH GOVERNMENTAL
AUTHORITIES. At Tenant's request, Landlord shall cooperate with Tenant in scheduling and attending a reasonable number of meetings with the applicable Governmental Authority regarding the proposed Environmental Construction Activity.

                                  4.5.2.3.6  DISPUTE RESOLUTION.  If the
parties are unable to resolve any dispute concerning any matter requiring the consent of a party or the agreement of the parties to this Section 4.5.2.3 with respect to an Environmental Construction Activity within thirty (30) days of delivery of a written demand by one party to the other, then the matter shall be submitted to arbitration in accordance with the procedures set forth in Section 14.7, below.

          In no event shall the foregoing conditions require Landlord to violate or incur any order or directive to Landlord from a Governmental Authority regarding any Environmental Construction Activity required by such Governmental Authority to be performed by Landlord.

                         4.5.2.4  EXISTING PERMITTEES.  Landlord and Tenant
acknowledge and agree that (i) Landlord has previously granted or will grant limited rights of access to the Existing Permittees pursuant to the terms and conditions of their respective Existing Encroachment Permits (as defined under the definition for

Existing Permittees), and (ii) such Existing Encroachment Permits shall govern the Existing Permittees' rights to enter the Land for the purposes stated therein.

         If any Existing Permittee desires to relocate its well(s) to another location on the Property or otherwise amend its Existing Encroachment Permit, the Existing Permittee shall be deemed a "Third Party" hereunder and shall be subject to the provisions of Section 4.5.2.5, below. Landlord agrees that it will not invoke any right to require or otherwise permit any Existing Permittee to relocate any well or attendant facilities located on the Property without first obtaining Tenant's prior written consent, which consent shall not be unreasonably withheld.

         Landlord shall, at Tenant's request, reasonably cooperate with Tenant in relocating or removing any such wells and facilities, provided that such relocation and/or removal can be effected in a manner that does not violate the applicable Existing Encroachment Permits and is otherwise in compliance with all applicable Hazardous Materials Laws and the requirements of applicable Governmental Authorities, and provided, further, that Landlord has determined, in its reasonable discretion, that such relocation and/or removal will not conflict with the protection of human health and the environment. In addition, Landlord shall reasonably cooperate with Tenant in enforcing such other rights and remedies of Landlord under any Existing Encroachment Permit. In no event shall the foregoing require Landlord to violate or incur any order or directive to Landlord from a Governmental Authority regarding any Environmental Construction Activity required by such Governmental Authority to be performed by Existing Permittees on the Property.

                         4.5.2.5  THIRD PARTIES.  No Third Party will be
permitted to enter the Property or the Leasehold Improvements for the purposes of performing any activities involving an Environmental Construction Activity or any other environmental matter, unless Tenant and such Third Party shall have entered into a written right of entry agreement upon the terms and conditions substantially similar to this Section 4.5.2 and upon such other terms and conditions as may be reasonably required by Tenant, and Landlord shall have approved such agreement in writing, which approval shall not be withheld if such activity is required by applicable Hazardous Materials Laws, and which approval shall not be otherwise unreasonably withheld or delayed.

         In addition, as a condition to such entry,  such Third Party shall
(i) submit to Landlord and Tenant appropriate characterization and/or remediation plans approved by applicable Governmental Authorities; (ii) reasonably demonstrate to Tenant that such entry is required by Hazardous Materials Laws and/or Governmental Authorities, that such entry is reasonably necessary to investigate, remediate, clean up or prevent Contamination of the Property, and that alternative locations suggested by Tenant are not reasonably feasible; and (iii) indemnify, defend and protect Tenant and Landlord from any Claims arising in connection with such entry.

         If Landlord and Tenant are unable to resolve any dispute concerning a matter to be agreed upon or consented to by a party pursuant to this
Section 4.5.2.5 within thirty (30) days after delivery of a written demand for resolution by one party to the other, then the matter shall be submitted to arbitration in accordance with the procedures set forth in Section 14.7, below.

         In no event shall the foregoing conditions require Landlord to violate or incur any order or directive to Landlord from a Governmental Authority regarding any Environmental Construction Activity on the Property required by such Governmental Authority to be performed by a Third Party.

                         4.5.2.6  INFORMATION SHARING.  Landlord and Tenant
agree that each party shall cooperate with the other in sharing information pertinent to environmental matters affecting the Project, and all portions thereof. Cooperation shall include making available for review and/or inspection, within a reasonable period of time following a request by one party, reports, studies, and communications from Governmental Authorities and other information within the possession or control of the other party concerning such environmental matters pertaining to the Project. In no event shall the foregoing require Landlord or Tenant to disclose any communication that is privileged under applicable Laws.

                         4.5.2.7  INSURANCE REQUIREMENTS.  Prior to any such
entry by Landlord or its employees, contractors or consultants, Tenant shall have received certificates of insurance evidencing the following insurance coverages maintained by Landlord and its contractors and consultants issued by carriers of recognized responsibility with a financial rating of at least B+:IX when admitted in California or A:X if not admitted in California as rated in the latest BEST'S INSURANCE GUIDE (or, if discontinued, a comparable rating from a generally recognized standard for rating insurance companies).

                                  (i)  If any construction activities will be
undertaken, "builder's risk" insurance (as defined in Section 6.3.1), including coverage for all material and equipment in place or delivered to the Premises.

                                  (ii)  Statutory Workers Compensation and
employer's liability coverage for injury, disease and death as required by law, covering all persons employed in connection with such entry.

                                  (iii)  Commercial general liability and
auto insurance with combined single limit coverage or equivalent in the amount of One Million Dollars ($1,000,000) per occurrence. Such policy shall provide coverage for premises and operations, completed operations (for at least one (1) year following completion of the work) and broad form property damage and blanket contractual liability coverage. If Landlord will be performing excavation, trenching or other underground work, commercial liability insurance shall be provided by Landlord and its contractors and consultants, including coverage for explosion, collapse and underground hazards. The minimum limits of such policies of liability insurance shall be reasonably adjusted from time to time. All policies shall contain coverage for automobile and general liability and shall be noncontributing with any other insurance of Tenant. All commercial general liability and auto liability policies shall name Landlord and Tenant as additional insureds. So long as Landlord is the City, the foregoing shall not require Landlord to obtain and maintain the above insurance coverages to the extent that Landlord is self-insured, although Landlord shall cause its contractors and consultants to provide certificates of insurance evidencing the coverages required above.

                 4.5.3  LANDLORD'S INDEMNIFICATION.

                         4.5.3.1  LANDLORD'S ENVIRONMENTAL INDEMNITY
OBLIGATIONS. Notwithstanding anything to the contrary in this Lease and the DDA, Landlord shall indemnify, protect, defend with counsel reasonably acceptable to Tenant and hold harmless Tenant and each of the other Tenant Indemnitees from and against any and all Environmental Claims arising from or in connection with:

                                  A.  Any entry onto the Property by Landlord
or its Agents or an Existing Permittee or Third Party pursuant to Section 4.5.2, above, or any breach of Landlord's obligations under that Section;

                                  B.  Any Hazardous Material Activity
conducted by Landlord or Landlord's Agents; or

                                  C.  To the extent that the amount of the
Environmental Claim is increased as a consequence of Landlord's unreasonable denial of its approval of entry to the Property by Third Parties in violation of Section 4.5.2.5;

                                  D.  To the extent that the amount of the
Environmental Claim is increased as a consequence of Landlord's unsuccessful opposition or challenge to the policy, directive, requirements of a Governmental Authority concerning Hazardous Materials in and around the soil, groundwater, surface water or air of the Property or Leasehold Improvements;

                                  E.  To the extent that the amount of the
Environmental Claim is increased as a consequence of Landlord's unreasonable denial of its approval to enter any groundwater aquifer pursuant to Section 4.5.5.

                                  F.  Any Landlord's Contamination
(including, without limitation, any Landlord's Contamination migrating from the Land).

         As used herein, the term "Landlord's Environmental Indemnity Obligations" shall mean and be limited to the obligations of Landlord under this section, subject to Section 4.5.3.2, below.

                         4.5.3.2  LIMITATIONS.  Notwithstanding the
foregoing, in no event shall Landlord's duty to indemnify, defend, protect and hold harmless Tenant or any other Tenant Indemnitee from Environmental Claims apply:

                                  A.  To the extent caused by Tenant's
Contamination;

                                  B.  To the extent that an Environmental
Claim is asserted by a Tenant Indemnitee for its own loss of profit, revenue or business reputation as a consequence of Contamination;

                                  C.  Subject to Section 4.5.9., below, to
the extent the Environmental Claim is for loss of use by the Tenant Indemnitee of the Property or the Leasehold Improvements as a consequence of Contamination;

                                  D.  To the extent that the amount of the
Environmental Claim is increased as a consequence of Tenant's breach of its obligations under Section 4.5.5, below;

                                  E.  To the extent the Environmental Claim
is based upon the inability of the Tenant Indemnitee asserting the Environmental Claim to sell, lease or obtain financing for Tenant's Estate, the Leasehold Improvements, the Trade Fixtures or any other property of the Tenant Indemnitee (whether real or personal) located on the Property or in the Leasehold Improvements as a consequence of Contamination;

                                  F.  To the extent that any Environmental
Claim is for diminution of the value of the Property, this Lease, the Leasehold Improvements, Trade Fixtures or any other property of the Tenant Indemnitee (whether real or personal) as a consequence of Contamination;

                                  G.  Subject to Section 4.5.10, below, to
the extent the Environmental Claim is for excess costs incurred by the Tenant Indemnitee to construct Leasehold Improvements on the Property as a consequence of Contamination.

                         4.5.3.3  PROCEDURE.  Each Tenant Indemnitee shall
tender to Landlord any matter covered by the Landlord's Environmental Indemnity Obligations promptly upon learning of the existence of such matter and shall reasonably cooperate to permit the Landlord to discharge Landlord's Environmental Indemnity Obligations; provided, however, that a Tenant Indemnitee's failure to promptly tender such matter to Landlord shall relieve Landlord of its responsibilities under this Section only to the extent of the prejudice caused thereby.

         Landlord's Environmental Indemnity Obligations with respect to any Environmental Claim shall be conditioned upon a reasonable demonstration by Tenant or Tenant Indemnitee that the Environmental Claim arises from or in connection with the matters identified in Subparts (A) through (F) of Section
4.5.3.1. If Landlord disagrees with such demonstration and the parties are unable to resolve such dispute within thirty (30) days following Tenant's submission to Landlord of the information supporting such demonstration, then the matter shall be submitted to arbitration pursuant to Section 14.7 below.

         Each Tenant Indemnitee shall cooperate in good faith to defend any Environmental Claim asserted against the Tenant Indemnitee at no additional cost or liability to the Tenant Indemnitee.

                         4.5.3.4  SETTLEMENT BY LANDLORD.  No Environmental
Claim that is the subject of Landlord's Environmental Indemnity Obligations shall be settled by Landlord without the prior written consent of the Tenant Indemnitee who tendered the Environmental Claim if the settlement includes any promise or stipulation which will be binding upon the Tenant Indemnitee after the settlement. A Tenant Indemnitee's consent to any such settlement shall not be unreasonably withheld or delayed.

                  4.5.4  TENANT'S INDEMNIFICATION.

                       4.5.4.1 TENANT'S ENVIRONMENTAL INDEMNITY OBLIGATIONS. Notwithstanding anything to the contrary in this Lease and the DDA, Tenant shall indemnify, protect, defend with counsel reasonably acceptable to Landlord, and hold harmless Landlord and each of the other Landlord Indemnitees from and against any and all Environmental Claims which arise out of or in connection with:

                               A.  Any Hazardous Material Activity conducted
by Tenant or Tenant's Agents;

                               B.  To the extent that the amount of the
Environmental Claim is increased as a consequence of the failure of Tenant to perform Tenant's environmental obligations under Section 4.5.5, below;

                               C.  To the extent that the amount of the
Environmental Claim is increased as a consequence of Tenant's unreasonable denial of entry to the Property and the Leasehold Improvements in violation of Section 4.5.2;

                               D.  To the extent that the amount of the
Environmental Claim is increased as a consequence of Tenant's unsuccessful opposition or challenge to the policy, directive or requirements of a Governmental Authority concerning Hazardous Materials in and around the soil, groundwater, surface water or air of the Property or Leasehold Improvements; or

                                  E.  Any Tenant's Contamination (including,
without limitation, Tenant's Contamination migrating from the Land).

                                  As used herein, the term "Tenant's
Environmental Indemnity Obligations" shall mean and be limited to the obligations of Tenant under this section, subject to Section 4.5.4.2, below.

                         4.5.4.2  LIMITATIONS.  Notwithstanding the
foregoing, in no event shall Tenant's duty to indemnify, defend, protect and hold harmless Landlord or any other Landlord Indemnitees from Environmental Claims apply:

                                  A.  To the extent caused by Landlord's
Contamination;

                                  B.  To the extent the Environmental Claim
is asserted by a Landlord Indemnitee for its own loss of profit, revenue, business or municipal reputation as a consequence of Contamination;

                                  C.  To the extent the Environmental Claim
is for loss of use by the Landlord Indemnitee of any real or personal property located within the defined area of the Farmer's Field as a consequence of Contamination;

                                  D.  To the extent that the Environmental
Claim is based on the inability of the Landlord Indemnitee asserting the Environmental Claim to sell, lease, or obtain financing for Landlord's Estate or any other real or personal property of the Landlord Indemnitee (whether real or personal) located within the defined area of the Farmer's Field as a consequence of Contamination;

                                  E.  To the extent the Environmental Claim
is for diminution of the value of the Project, this Lease, or any other real or personal property of the Landlord Indemnitee (whether real or personal) located within the defined area of the Farmer's Field, as a consequence of Contamination;

                                  F.  To the extent the Environmental Claim
is for excess costs incurred by a Landlord Indemnitee to construct improvements on the Land as a consequence of Contamination.

                         4.5.4.3  PROCEDURE.  Each Landlord Indemnitee shall
tender to Tenant any matter covered by the Tenant's Environmental Indemnity Obligations promptly upon learning of the existence of such matter and shall reasonably cooperate to permit the Tenant to discharge the Tenant's Environmental Indemnity Obligations; provided, however, that a Landlord Indemnitee's failure to promptly tender such matter to Tenant shall relieve Tenant of its responsibilities under this section only to the extent of the prejudice caused thereby.

         Tenant's Environmental Indemnity Obligations with respect to such Environmental Claim shall be conditioned upon a reasonable demonstration by Landlord or Landlord Indemnitee that the Environmental Claim arises from or in connection with the matters identified in Subparts (A) through (E) of
Section 4.5.4.1. If Tenant disputes Landlord's satisfaction of the foregoing condition to Tenant's Environmental Indemnity Obligation, the matter shall be submitted to arbitration pursuant to Section 14.7, below.

         Each Landlord Indemnitee shall cooperate in good faith to defend any Environmental Claim asserted against the Landlord Indemnitee at no additional cost or liability to the Landlord Indemnitee.

                         4.5.4.4  SETTLEMENT BY TENANT.  No Environmental
Claim that is the subject of Tenant's Environmental Indemnity Obligations shall be settled by Tenant without the prior written consent of the Landlord Indemnitee who tendered the Environmental Claim if the settlement includes any promise or stipulation which will be binding upon the Landlord Indemnitee after the consummation of the settlement. A Landlord Indemnitee's consent to any such settlement shall not be unreasonably withheld or delayed.

                 4.5.5 TENANT'S ENVIRONMENTAL OBLIGATIONS. Tenant shall not perform, and shall not permit, any Third Party to perform any activity on or about the soil, groundwater, surface water, air or improvements of the Property that is reasonably likely to enter any groundwater aquifer or otherwise disturb Contaminated groundwater, including, but not limited to, subsurface construction, excavation, dewatering and pile driving, without the prior written approval of Landlord, which approval shall not be withheld if such activity is required by applicable Hazardous Materials Laws and/or any Governmental Authority, and which approval shall not be otherwise unreasonably withheld or delayed. If Tenant breaches its obligations under this section, Landlord's Environmental Indemnity Obligations shall be reduced to the extent, but only to the extent, that Tenant's breach of this section increases the cost incurred by Landlord to discharge Landlord's Environmental Indemnity Obligations. In no event shall Tenant be required to violate or incur any order or directive to Tenant from a Governmental Authority respecting any

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

Environmental Construction Activity required by such Governmental Authority to be performed by Tenant or any Third Party.

                 4.5.6  WAIVERS.

                         4.5.6.1  LANDLORD'S WAIVER.  Landlord, for itself
and all other Landlord Indemnitees, hereby waives and releases Tenant and the other Tenant Indemnitees from:

                                  A.  All Environmental Claims covered by
Landlord's Environmental Indemnity Obligations;

                                  B.  Other Environmental Claims, to the
extent said Environmental Claims arise out of or in connection with the matters described in Subsection 4.5.4.2; and

                                  C.  All rights to join Tenant or any other
Tenant Indemnitee in any litigation or proceeding concerning any Environmental Claims described in subparts (A) and (B) above.

                         4.5.6.2  TENANT'S WAIVER.  Tenant, for itself and
all other Tenant Indemnitees, hereby waives and releases Landlord and the other Landlord Indemnitees from:

                                  A.  All Environmental Claims covered by
Tenant's Environmental Indemnity Obligations;

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

                                  B.  Other Environmental Claims, to the
extent said Environmental Claims arise out of or in connection with the matters described in Subsection 4.5.3.2; and

                                  C.  All rights to join Tenant or any other
Tenant Indemnitee in any litigation or proceeding concerning any Environmental Claims described in subparts (A) and (B) above.

                         4.5.6.3  GENERAL RELEASE.  Landlord, being familiar
with the provisions of Civil Code Section 1542, for itself and all other Landlord Indemnitees, hereby waives, and Tenant, being familiar with the provisions of Civil Code Section 1542, for itself and all other Tenant Indemnitees hereby waives, the provisions of Civil Code Section 1542 and any other provision of Law which would limit the waivers or releases set forth in this Section 4.5.6. Said Section 1542 reads as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                 4.5.7 RESERVATION OF RIGHTS. The parties each maintain that they are innocent parties with regard to certain Contamination, including, without limitation, the Teledyne/Spectra-Physics, Montwood and Peery/Arrillaga contaminated groundwater plumes currently affecting the Property and the Park Site (as determined in the DDA). Although the parties have agreed to certain

Environmental Indemnity Obligations with regard to Contamination, neither party admits any responsibility whatsoever to any third party or Governmental Authority under any applicable Law for such Contamination and reserves its rights to pursue any and all Claims and to raise any and all defenses against any third party or Governmental Authority in connection therewith. In addition, to the extent that the Environmental Indemnity Obligations do not allocate responsibility between the Landlord and Tenant for Contamination, then no provision of this Agreement shall be read to modify, amend, or supplement nor, except to the extent expressly set forth in Section 4.5.6, to waive or release any right either party may have against the other under applicable Law with respect to such Contamination.

                 4.5.8 SURVIVAL. Landlord's Environmental Indemnity Obligations, Tenant's Environmental Indemnity Obligations, and the provisions set forth in Sections 4.5.3 through 4.5.7, above, shall survive the expiration or earlier termination of this Lease; and are independent of any other obligation of the parties under this Lease.

                 4.5.9  ABATEMENT OF RENT OR TERMINATION DUE TO NEW
CONTAMINATION.

                         4.5.9.1  RENT ABATEMENT DURING CONSTRUCTION OF
INITIAL PROJECT. If, during the course of construction of the Initial Project, any Contamination (other than Tenant's Contamination) causes Tenant to cease construction of any material portion of the initial Leasehold Improvements on the Property, then Tenant's obligation to pay Monthly Rent shall be abated for each day construction of the Leasehold Improvements is actually delayed.

                         4.5.9.2  TENANT'S RIGHT TO TERMINATE DURING
CONSTRUCTION OF INITIAL PROJECT. If, during the course of construction of the Initial Project, any Contamination (other than Tenant's Contamination) is discovered on the Property and such Contamination (i) would render the Leasehold Improvements which are part of the Initial Project uninhabitable or unusable for their intended purposes, or (ii) otherwise causes Tenant to cease construction of the Initial Project for more than one hundred eighty
(180) days, as determined by (i) a Governmental Authority; or (ii) a health risk assessment prepared by a reputable environmental consultant of Tenant (provided Tenant ceases construction and vacates the Property), then at its election and in addition to its other rights and remedies, Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord specifying the date of such termination (which date shall not be later than one (1) year after the date of the notice). Tenant shall notify Landlord within fifteen (15) days of the date that Tenant reasonably determines that such Contamination will render the Property uninhabitable or unusable for its intended purpose or causes Tenant to cease construction of the Project.

         Landlord shall have the right to have a reputable environmental consultant review the findings and conclusions of Tenant's health risk assessment within thirty (30) days following Landlord's receipt thereof. If Landlord's environmental consultant objects to any matter set forth in Tenant's health risk assessment, Landlord's consultant and Tenant's consultant shall meet and confer in order to resolve such objection within fifteen (15) days following the aforementioned thirty- (30) day period. If the consultants are unable to resolve such objection within said fifteen-
(15) day period, the dispute shall be submitted to arbitration by an independent environmental consultant in accordance with Section 14.7, below. In no event shall the provisions of this section limit or otherwise affect in any manner Landlord's Environmental Indemnity Obligations under the Ground Lease.

                         4.5.9.3  CITY'S RIGHT TO TERMINATE DURING
CONSTRUCTION. If Landlord is required to remediate Contamination discovered during the course of constructing the Initial Project, and estimates for costs to be incurred by Landlord for cleanup and related activities exceed Five Million Dollars ($5,000,000), Landlord may elect to terminate the Ground Lease or negotiate a mutually acceptable alternative with Tenant. If Landlord elects termination, Landlord shall so notify Tenant in writing within thirty (30) days of discovery and shall refund all rent paid by Tenant and the Lease Fee, and shall reimburse Tenant for all costs and expenses incurred by Tenant in connection with the Initial Project, the DDA, the Development Agreement and this Lease (as evidenced by written documentation) in an amount not to exceed One Million Dollars ($1,000,000) within thirty
(30) days after receipt of Tenant's written notice of acceptance of the termination and documentation of the costs and expenses. Landlord shall not be obligated for any costs or expenses for termination pursuant to this section, except as provided herein.

                         4.5.9.4  RENT ABATEMENT UPON COMPLETION OF INITIAL
PROJECT. If Contamination (other than Tenant's Contamination) renders any portion of the Leasehold Improvements uninhabitable or unusable for the then-existing use thereof, as determined by (i) an appropriate Governmental Authority; or (ii) a health risk assessment undertaken by a mutually agreed-upon third party consultant using mutually agreed-upon assumptions and procedures demonstrates that the space is not reasonably suited for existing uses and Tenant vacates the affected space, rent will be equitably abated based upon the extent and duration of such interference. If the consultant's findings are unable to resolve a dispute between the Landlord and Tenant, the dispute shall be submitted to arbitration by an independent environmental consultant in accordance with
Section 14.7, below. In no event shall the provisions of this section limit or otherwise affect in any manner Landlord's Environmental Indemnity Obligations under this Lease.

                         4.5.9.5  LEASE TERMINATION UPON COMPLETION OF
LEASEHOLD IMPROVEMENTS. If Contamination (other than Tenant's Contamination) renders more than one-half of the Floor Area of a Building (on a Parcel-by-Parcel basis) uninhabitable or unusable for a period of one hundred eighty (180) days or more, the Tenant may terminate the Lease for the unusable Parcel. If Contamination (other than Tenant's Contamination) renders more than one-half of the parking structure and/or more than one-half of the total Floor Area of all Buildings subject to Parcel Leases uninhabitable or unusable for a period of one hundred eighty (180) days or more, Tenant may terminate this Lease as to all Parcels, or if the Property has been parcelized pursuant to Section 2.2, all Parcel Leases (i.e., as to the entire Property), subject to Section 14.30 below. The determination that the Contamination constitutes a health risk that causes the space to be unusable for a period of one hundred eighty (180) days must be: (a) made by an appropriate Government Authority; or (b) based on a health risk assessment by a mutually agreed-upon consultant using mutually agreed-upon assumptions and procedures.

                         4.5.9.6  FAILURE TO AGREE UPON CONSULTANT OR
FINDINGS. In the event that (a) Landlord and Tenant cannot agree upon the health risk consultant or the assumptions and procedures to perform a health risk assessment pursuant to Section 4.5.9.4 or 4.5.9.5 within thirty (30) days following delivery of Tenant's written request for assessment to Landlord, or (b) following the completion of such assessment Landlord and Tenant cannot agree upon the results and findings of the assessment within a thirty (30) days following the parties' receipt thereof, the dispute shall be submitted to arbitration by an independent environmental consultant in accordance with Section 14.5.9, above. In no event shall the provisions of this section limit or otherwise affect in any manner Landlord's Environmental Indemnity Obligations under this Lease.

                 4.5.10 UTILITY COSTS RELATED TO CONTAMINATED GROUNDWATER. Landlord shall reimburse Tenant for reasonable costs and expenses incurred by Tenant to install utilities for the Initial Project, or for any utilities now or hereafter installed by Tenant during the Lease Term solely to fulfill the requirements of a public utility or Governmental Authority and unrelated to utility installations made at Tenant's discretion, but only to the extent that such installation costs are increased by the presence of groundwater Contamination. Notwithstanding the foregoing, Tenant shall be responsible for all costs and expenses related to installation of utilities made at Tenant's election following completion of the Initial Project, including, but not limited to, utilities needed to expand or upgrade the Leasehold Improvements (except to the extent required solely by a public utility or Governmental Authority as described above). In no event shall the provisions of this section limit or otherwise affect in any manner Landlord's Environmental Indemnity Obligations under this Lease.

                 4.5.11 BUILDING COSTS RELATED TO METHANE. Landlord shall reimburse Tenant for reasonable costs and expenses incurred by Tenant to construct and install required building improvements, fixtures and equipment related to methane

("Methane Improvements") that are now or hereafter required solely to fulfill the requirements of Governmental Authority and are not made at Tenant's discretion. Tenant shall be responsible for all costs and expense related to any improvements, fixtures and equipment related to methane, that Tenant elects to construct but which are not Methane Improvements required to be installed by a Governmental Authority.

                                   ARTICLE 5
               PAYMENT OF REAL PROPERTY TAXES AND UTILITY CHARGES

         5.1 NOTICE OF POSSESSORY INTEREST: PAYMENT OF TAXES AND ASSESSMENTS ON VALUE OF ENTIRE PROPERTY. In accordance with California Revenue and Taxation Code Section 107.6(a), Lessor states that by entering into this Lease, a possessory interest subject to property taxes may be created. Tenant or other party in whom the possessory interest is vested may be subject to the payment of property taxes levied on such interest.

         5.2 UTILITIES. Tenant agrees that Landlord shall not be liable for any charges for water, sewage, gas light, heat, telephone, electricity and other utility and communication services rendered or used on the Property and/or Leasehold Improvements at all times during the term of this Lease, except as otherwise expressly provided in the Lease or the DDA.

         5.3 REAL PROPERTY TAXES. Commencing as of the Effective Date, Tenant shall pay and discharge or cause to be paid and discharged before delinquency all Real Property Taxes accruing during and applicable to the Lease Term, regardless of when due or when billed. Any Real Property Taxes required to be paid by Tenant which relate to a tax year during which the Commencement Date or the termination date of the Lease occurs shall be prorated between Landlord and Tenant based on the actual days of said period within the Lease Term. If the Law permits payment of any Real Property Tax in installments, Tenant may utilize the permitted installment method over the maximum period of time allowed by Law. If Tenant shall fail to pay any Real Property Tax prior to the delinquency thereof, Tenant shall be required to pay all penalties imposed by the taxing authority as a result of such delinquency, but shall have no additional liability to Landlord for such failure.

         5. 4 RIGHT TO CONTEST. Tenant shall have the right to pay any Real Property Tax under protest and Tenant shall not be required to pay, discharge or remove any Real Property Taxes, so long as Tenant shall (i) in good faith contest the same or the validity thereof by appropriate legal proceedings in such a manner as to prevent the tax sale of any portion of the Property, the Leasehold Improvements and/or Tenant's Estate and the imposition of any lien upon any portion of the Property or the Leasehold Improvements; and (ii) give Landlord prompt written notice of its intention to do so at least thirty (30) days before Tenant would have been obligated to pay such Real Property Taxes pursuant to this Lease, but for such contest. In the event of any such contest, within twenty (20) days after the final determination thereof adversely to Tenant, Tenant shall pay and discharge the amounts determined to be due from Tenant in accordance therewith and with Section 5.1, together with any penalties, fines, interest, costs and expenses resulting from such contest or other proceeding. During any such contest, Tenant shall pay the uncontested amount of such Real Property Taxes and, to the extent required by Law, the contested amount of such Real Property Taxes. Landlord shall not interfere with Tenant's right to so initiate and prosecute a contest of Real Property Taxes.

                                   ARTICLE 6
                CONSTRUCTION OF IMPROVEMENTS AND MECHANIC'S LIENS

         6.1 CONSTRUCTION PRIOR TO COMMENCEMENT DATE. Prior to the Commencement Date, Tenant shall not make or construct, or permit its subtenant to make or construct, any improvements to the Property without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         6.2 CONSTRUCTION OF INITIAL PROJECT. After the Commencement Date and subject to the provisions of this Lease and the DDA, Tenant or its subtenant, at its respective sole cost and expense, shall construct or cause others to construct the Initial Project.

         6.3 CONDITIONS PRECEDENT TO CONSTRUCTION OF INITIAL PROJECT AND OTHER LEASEHOLD IMPROVEMENTS. Before any construction or work of improvement (including, without limitation, the Initial Project) is commenced on the Property and before any building materials have been delivered to the Property by or at the direction of Tenant, Tenant shall complete each of the following conditions precedent, or procure Landlord's written waiver thereof:

                 6.3.1 INSURANCE DURING THE COURSE OF CONSTRUCTION. At all times during the course of any construction or work of improvement by Tenant on the Property or in connection with Tenant's Off-Site Improvements, Tenant shall procure and maintain or cause its general contractor to procure and maintain (i) Builder's Risk Insurance (as defined below) or substantially similar property insurance coverage; (ii) workers compensation and employers liability insurance as required by law covering all persons employed in connection with the work of improvement; and (iii) $5,000,000 per occurrence comprehensive general liability and automobile liability insurance, including owned, hired and non-owned autos. All such policies shall be "occurrence-based" policies except to the extent that "claims-made" policies are generally acceptable under reasonable risk management practices for similar ground lease projects in Santa Clara County, California. Tenant shall pay, or cause its contractors and subcontractors to pay, all premiums required to maintain such insurance at all times during which work is in progress. Tenant shall also procure and maintain, at its sole cost and expense, all insurance required by any lender financing Tenant's construction of the Leasehold Improvements.

         All insurance provided pursuant to this section shall be from insurance companies which are rated at least B+:IX in the latest Best's Insurance Guide when admitted in California or, if not admitted in California, from companies rated at least A:X in the latest Best's Insurance Guide; or equivalent self-insurance that is acceptable to Landlord at its sole discretion. If Best's Insurance Guide shall be discontinued, then the parties shall establish comparable ratings from a similar, generally recognized standard regarding insurance companies. The liability policies described above shall name Landlord as an additional insured at no cost to Landlord. Such policies may not be canceled, amended or changed without thirty (30) days advance written notice to Landlord, and coverage shall be unqualified as to the acceptance of liability for failure to notify; provided, however, if any insurance company of Tenant agrees only to "endeavor" to notify Landlord of cancellation or change in any insurance coverage required under this Section 6.3.1, then it shall be the responsibility of Tenant to notify Landlord within twenty (20) days prior to such cancellation or change of insurance coverage. The foregoing insurance coverages shall be primary; any insurance of Landlord shall be noncontributory and only for the benefit of Landlord. Tenant shall immediately cease all work on the Project upon the absence of in-force insurance for the coverages required under, or the reduction of limits below the minimum policy limits specified in, this Section 6.3.1. If cancellation of insurance occurs during the course of construction, Landlord, at its option, may procure the same for Tenant's account, and the cost thereof shall be paid to Landlord by Tenant upon demand.

         For purposes of this Lease, "Builder's Risk Insurance" is insurance written on a completed value basis policy form, insuring against loss to the extent of at least ninety percent (90%) of the replacement cost of that which is being covered.

         Prior to commencing the construction of any improvement with a cost in excess of Two Hundred Thousand Dollars ($200,000) (subject to adjustment as provided hereinbelow) on the Property, Tenant shall deliver to Landlord original certificates of insurance evidencing the insurance coverages required under this Section 6.3.1. At the time Tenant desires to commence the construction of any improvement, the foregoing Two Hundred Thousand Dollars ($200,000) amount shall be adjusted by a factor, the numerator of which shall be the replacement cost of the Leasehold Improvements as of the date Tenant desires to commence construction, and the denominator of which shall be the original cost of the Leasehold Improvements of the Initial Project. The certificates of insurance shall provide the following:

                         1.  Policy number; name of insurance company; name,
address and telephone number of the agent or authorized representative; name, address and telephone number of insured; project name and number or name of corporation or agency; policy expiration date; and specific coverage amount;

                         2.  That the policy will not be canceled, amended or
changed without thirty (30) days advance written notice to Landlord; provided, however, if any insurance company of Tenant agrees only to "endeavor" to notify Landlord of cancellation or change in any insurance coverage required under this Section 6.3.1, then it shall be the responsibility of Tenant to notify Landlord within twenty (20) days prior to such cancellation or change of insurance coverage.

                         3.  Deductibles and  self-insured retentions not
exceeding those allowed in Section 7.2, below;

                         4.  Name of Landlord contact;

                         5.  Identification of endorsements required under
this Lease.

                         6.  Copy of endorsement naming Landlord as an
additional insured on the liability insurance policy required of Tenant under this section.

                 6.3.2 PERMITS. Tenant shall procure, at Tenant's sole cost and expense, a demolition permit, grading permit, building permit and all other governmental and quasi-governmental permits and approvals required by Law for construction of any improvements undertaken by Tenant. No application for demolition, grading, building or use permit may contain any knowing misstatement or intentional concealment of material fact. Tenant shall obtain all permits required for the construction to be undertaken by Tenant. All Leasehold Improvements and Tenant's Off-Site Improvements shall be in conformity with said permits.

         6.4 NOTICE OF NONRESPONSIBILITY. Landlord shall record, or, at Landlord's request, Tenant shall record on Landlord's behalf, all appropriate notices of nonresponsibility in connection with a work of improvement to be undertaken by Tenant. Tenant shall provide Landlord with at least ten (10) calendar days' advance written notice of the proposed commencement of any work of improvement costing in excess of Two Hundred Thousand Dollars ($200,000) on the Property and/or the initial delivery to the Property of materials for work costing in excess of Two Hundred Thousand Dollars ($200,000) so that Landlord may record or require Tenant to record on its behalf the required notices of nonresponsibility.

         6.5 COMPLETION REQUIREMENTS. The Leasehold Improvements and Tenant's Off-Site Improvements shall be constructed in a good and workmanlike manner in accordance with all Laws and the building permits therefor. Tenant shall obtain all temporary and final certificates of occupancy required by Law.

         6.6 LANDLORD FREE FROM LIABILITY. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant, and no mechanic's lien or other lien shall attach to or affect the Landlord's Estate as a result of Tenant's construction of a work of improvement, except to the extent caused by Landlord's failure to reimburse Tenant for certain costs as set forth in the DDA. Nothing in this Lease shall be deemed or construed in any way as constituting the request of or by Landlord to any contractor, subcontractor, laborer, supplier or materialman for the performance of any work or as giving Tenant, or its affiliates or permitted sublessees, any right, power or authority to contract for or permit, as to Landlord's Estate, the rendering of any services or the furnishing of any materials for any work of improvement at the Property which would subject Landlord's Estate to a lien. Tenant shall pay or cause to be paid the total cost and expense of all works of improvement, as that phrase is defined in the mechanics' lien law for the State of California in effect when the work commences, undertaken at the direction of Tenant and in any way associated with the Project, subject to Landlord's reimbursement obligations under the DDA. No such payment for any work of improvement shall be construed as a payment of Rent or as a payment in lieu of Rent under this Lease.

         6.7 MECHANICS' LIENS. Subject to Landlord's reimbursement obligations under the DDA, Tenant shall not suffer or permit to be enforced against the Project or any portion thereof, any mechanics', materialmen's, contractors', or subcontractors' lien or liens arising from any work of improvement by or at the direction of Tenant, however it or they may arise. Tenant may, however, in good faith and at Tenant's sole cost and expense, contest the validity of any such asserted lien, claim or demand provided that Tenant has furnished Landlord with the bond required under California Civil Code Section 3143 or any comparable statute hereafter enacted for providing a bond freeing the Landlord's Estate from the effect of such a lien, claim or demand. In the event no such statute should exist, Tenant shall supply Landlord with cash security or other security reasonably acceptable to Landlord in an amount of no less than one hundred fifty percent (150%) of any lien, claim or demand. Tenant shall indemnify, protect, defend and hold Landlord and Landlord's successors and assigns, the Property, the Leasehold Improvements and the Project free and harmless from and against all Claims arising out of any mechanics' liens for works of improvement performed on or at the Project by or at the direction of Tenant or its affiliates, subtenants, concessionaires, licensees or Agents, together with reasonable attorneys' and experts' fees and all costs and expenses reasonably incurred in defending or otherwise protecting against such claims.

         6.8 LANDLORD'S RIGHT TO DISCHARGE LIEN. If Tenant does not cause to be recorded the bond described in California Civil Code Section 3143 (or any comparable statute hereafter enacted for providing a bond freeing the Property, the Leasehold Improvements and the Project from the effect of such a lien, claim or demand) or otherwise protect the same under any alternative or successor statute or other security arrangement acceptable to Landlord in the manner described in Section 6.7, above, and a final judgment has been rendered by a court of competent jurisdiction for the foreclosure of a mechanics', materialmen's, contractors' or subcontractors' lien, claim or demand, and if Tenant fails to stay the execution of the judgment by lawful means or to pay the judgment, Landlord shall have the right, but not the duty, to pay or otherwise discharge, stay, or prevent the execution of any such judgment or lien or both. Upon demand therefor by Landlord, Tenant shall reimburse Landlord for all sums paid by Landlord under this Section 6.8, together with all Landlord's reasonable attorneys' fees and costs, plus interest on those sums, fees and costs at the Lease Rate from the date of payment until the date of full reimbursement.

         6.9 TITLE TO LEASEHOLD IMPROVEMENTS. During the term of this Lease, title to the Leasehold Improvements shall be in Tenant or its subtenants, as applicable, and in no event shall Landlord have any interest or claim upon the Trade Fixtures or any additions, alterations and improvements thereto or replacements thereof. At the expiration or earlier termination of this Lease, all right, title and interest of Tenant and any other party in the Leasehold Improvements and all additions, alterations and improvements thereto or replacements thereof shall automatically pass to and vest in Landlord without the necessity of notice or documentation. Notwithstanding the foregoing, in no event shall Landlord have any interest whatsoever in Tenant's Trade Fixtures or those of its permitted subtenants, and Landlord shall execute any document reasonably necessary to facilitate the collateralization of equipment leases or other financing for the benefit of Tenant or subtenants, and acknowledge its waiver of any lien or interest in the Trade Fixtures.

         6.10 LANDLORD'S COOPERATION. At any time that Tenant undertakes a work of improvement pursuant to the provisions of this Article 6, Landlord shall use good faith efforts to cooperate with Tenant in applying for (including execution thereof) all necessary governmental and quasi-governmental permits and approvals required for such construction and all inspections, certificates of occupancy and other certificates evidencing completion of the work in accordance with applicable Law. Without limiting the generality of Section 14.29 below, the foregoing shall not limit in any manner the City's rights, powers and authority under its police powers.

         6.11 TENANT'S ELECTION TO REDEVELOP. Following completion of the Initial Project, Tenant shall have the right, but not the obligation (except as otherwise required in connection with damage or destruction of the Leasehold Improvements under Article 8 or condemnation under Article 9), to demolish, remove, replace, relocate, reconstruct and/or redevelop the Leasehold Improvements, provided that, as of the commencement of such work, (i) no Event of Default exists under the Lease; (ii) at least fifteen (15) years of the Lease Term (including any option periods exercised by Tenant) are remaining under the Lease; (iii) Tenant agrees to construct new Leasehold Improvements promptly following the demolition, removal, replacement and/or relocation of the then existing Leasehold Improvements, all in accordance with the terms and conditions of this Article 6; (iv) the Leasehold Improvements after the reconstruction will have an estimated fair market value equal to or greater than the fair market value of the Leasehold Improvements existing prior to such demolition, removal, replacements, relocation, reconstruction and/or redevelopment, and (v) any one of the following exists: (A) the Guaranty has not been terminated pursuant to Section 20 of the Guaranty, (B) the Lease has been assigned to an assignee (or is otherwise guaranteed by any entity) meeting the financial criteria set forth in Section 11.1.2 above at either the time of assignment or the commencement of such work, or (C) Tenant has provided Landlord with reasonable assurances that Tenant has the financial capability and/or financing commitment to perform the construction of the new Leasehold Improvements.

                                   ARTICLE 7
                            INSURANCE AND INDEMNITY

         7.1 REQUIRED INSURANCE. Tenant, at its sole cost and expense, shall procure the following insurance on or before the Commencement Date and shall maintain the same at all times during the Lease Term:

                 7.1.1 LIABILITY INSURANCE. Tenant shall obtain and maintain a policy or policies of comprehensive general and automobile liability insurance in an amount of not less than $5,000,000 per occurrence, including bodily injury, death, personal injury, contractual liability, including, without limitation, performance by Tenant of the indemnity provisions contained in Section 7.4.2 of this Lease to the extent it is insurable, and property damage as a combined single limit or equivalent. Such insurance shall name Landlord as an additional insured. No such insurance shall be deemed to limit the parties' respective indemnity obligations or such other obligations of the parties under this Lease. The limits of the liability coverage and, if necessary, the terms and conditions of insurance, shall be reasonably adjusted from time to time (not less than every five years after the Commencement Date nor more than once in every three-year period) to meet any change of circumstance, including, but not limited to, changes in the purchasing power of the dollar and the litigation climate in California. If the parties are unable to agree on the amount by which the minimum coverage required of Tenant is to be adjusted, the controversy shall be resolved by arbitration according to the procedure set forth in Section 14.7 below.

                 7.1.2 PROPERTY INSURANCE. Tenant shall maintain all risk property damage insurance (without deduction for depreciation) in an amount equal to not less than 90 percent of the full cost of rebuilding and replacing the Leasehold Improvements, including increased costs due to changes in building codes, regulations and similar laws. In addition, Tenant shall carry a standard boiler and machinery all-risk policy covering the Leasehold Improvements (if the Leasehold Improvements contain a boiler), and such other insurance as may be requested by

Landlord pursuant to Section 7.1.3 below. Landlord shall be named as a loss payee for proceeds in excess of One Million Dollars ($1,000,000).

                 7.1.3 INSURANCE COVERAGE. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to carry (i) earthquake insurance; (ii) pollution liability insurance; (iii) flood insurance; or (iv) any other insurance that cannot be procured or maintained by Tenant at commercially reasonable rates (other than the commercial liability and property insurance coverages described in Sections 6.3.1, 7.1.1 and 7.1.2, above). Except as provided in the preceding sentence, Tenant, within thirty (30) days after Landlord's written request therefor (which request may not be made more than once in every three-year period), shall obtain and thereafter maintain property insurance against such additional casualties not otherwise described in Section 7.1 as Landlord may reasonably request, provided that such coverage is generally maintained by owners of similar projects in Santa Clara County, California.

         7.2 REQUIRED TERMS. All policies provided for under this Article 7 must be from insurance companies which are rated at least B+:IX in the latest BEST'S INSURANCE GUIDE when admitted in California or, if not admitted in California, from companies rated at least A:X in the latest BEST'S INSURANCE GUIDE, or equivalent self-insurance that is acceptable to Landlord at its sole discretion. If BEST'S INSURANCE GUIDE shall be discontinued, then the parties shall establish comparable ratings from a similar, generally recognized standard regarding insurance companies. The liability insurance described in 7.1.1 above shall name Landlord as an additional insured at no cost to Landlord. Such policies may not be canceled, amended or changed without thirty (30) days advance written notice to Landlord, and coverage shall be unqualified as to the acceptance of liability for failure to notify; provided, however, if any insurance company of Tenant agrees only to "endeavor" to notify Landlord of cancellation or change in any insurance coverage required under Section 7.1, then it shall be the responsibility of Tenant to notify Landlord within twenty (20) days prior to such cancellation or change of insurance coverage. All such policies shall be "occurrence-based" policies except to the extent that "claims-made" policies are generally acceptable under reasonable risk management practices for similar ground lease projects in Santa Clara County, California. The foregoing insurance coverages shall be primary; any insurance of Landlord shall be noncontributory and only for the benefit of Landlord. All deductibles and self-insured retentions shall be in amounts generally maintained by owners of similar projects in Santa Clara County, California.

         Prior to the Commencement Date, Tenant shall deliver to Landlord original certificates of insurance evidencing the insurance coverages required under this Section 7.1 and otherwise containing the information required under Section 6.3.1 above. At least thirty (30) days prior to the expiration of such policies, Tenant shall furnish Landlord with evidence of renewal or binders showing no lapse in coverage and, as soon as practicable thereafter, certificates of renewal setting forth the information required under Section 6.3.1 above, as applicable. If Tenant fails to procure any insurance required by this Lease, or to deliver to Landlord such policies or certificates as required by this Lease, Landlord at its option may procure the same for Tenant's account, and the cost thereof shall be paid to Landlord by Tenant upon demand.

         7.3 PARTIAL RELEASE OF LIABILITY AND WAIVER OF SUBROGATION. Landlord and Tenant release each other and their respective employees, officers and directors from any Claims such releasing party may have for damage to the Leasehold Improvements, the Project or any of the releasing party's fixtures, personal property, improvements and alterations in or about the Project that is caused by or results from risks insured against under any fire and extended coverage insurance policies actually carried by such releasing party, without regard to the fault of the party released, provided that such waiver shall be limited to the extent of the net insurance proceeds paid by the relevant insurance company with respect to such loss or damage. This release shall be in effect with respect to any loss only so long as the applicable insurance policy(s) contain a clause to the effect that this release shall not affect the right of the named insured to recover under such policies. Tenant and Landlord shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either or both Landlord and Tenant in connection with any damage covered by such policy so long as such a waiver of subrogation is available and can be obtained without unreasonable additional cost.

         7.4  INDEMNIFICATION OF LANDLORD.

                 7.4.1 LIMITATION OF LANDLORD'S LIABILITY. Except as otherwise expressly provided in this Lease or the DDA (including, without limitation, Landlord's indemnity obligations under Sections 4.5.3 and 7.5 hereof), Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord for any loss, injury or other damage to person or property in or about the Project from any cause whatsoever, including, without limitation, water leakage of any character from the roof, walls, basement or other portion of the Property, the Leasehold Improvements or the Project, or gas, fire, explosion or other electricity within the Property, the Leasehold Improvements or the Project.

                 7.4.2  TENANT'S INDEMNITY.

                         7.4.2.1  SCOPE OF TENANT'S INDEMNITY.  Subject to
the limitations contained in Section 7.4.2.1 below, Tenant shall defend with competent counsel, indemnify, protect and hold harmless Landlord and each of the Landlord Indemnitees from any and all demands, suits, governmental orders, writs, injunctions, claims, actions, proceedings, causes of action, liabilities, obligations, losses, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same (collectively, "Claims"), to the extent arising from:

                                  (i)  The negligent act or omission or
willful misconduct of Tenant or Tenant's Agents (a) in or on the Property or the Leasehold Improvements at any time during the Lease Term or (b) on or about the Permanente Creek Trail or the Park Site (as defined in the DDA) after acceptance of the Tenant's Off-Site Improvements; or

                                  (ii)  Any construction or other work
undertaken by Tenant on the Project, whether prior to or during the Lease
Term; or

                                  (iii)  Any Event of Default under this
Lease by Tenant; or

                                  (iv)  Any accident, injury or damage,
howsoever and by whomsoever caused, to any person or property, occurring on the Property or in the Leasehold Improvements during the Lease Term; or

                                  (v)  Tenant's violation of Law.

                         7.4.2.2  LIMITATIONS ON TENANT'S INDEMNITY.
Notwithstanding anything to the contrary in this Section 7.4.2, in no event shall Tenant have any obligation under this Section 7.4.2 to indemnify, defend or hold harmless Landlord or any other Landlord Indemnitee from any Claim, nor to waive any Claim which Tenant may have against Landlord or another Landlord Indemnitee, to the extent the Claim arises from:

                                  (i)  The negligent act or omission or
willful misconduct of Landlord or Landlord's Agents in or on the Project during the Lease Term;

                                  (ii)  A breach of the obligations of
Landlord set forth in this Lease;

                                  (iii)  Landlord's violation of Law;

                                  (iv)  The ownership, use or operation of
the Tenant's Off-Site Improvements after acceptance of the Tenant's Off-Site Improvements by Landlord, Landlord's governmental subdivisions, their respective Agents or the general public and, except as provided in Section
8.6 of the DDA, any design or construction defects in the Tenant's Off-Site Improvements;

                                  (v)  Bodily injury, property damage or
personal injury suffered or caused by the use by the general public (other than Tenant's Agents, invitees, customers, and guests) of those portions of the Leasehold Improvements on the Property made available pursuant to Section
8.7 of the DDA for the use of the general public, except to the extent that such bodily injury or property damage could have been prevented by reasonable safety and security precautions commonly undertaken by owners of comparable projects in Santa Clara County, California, and such precautions were not undertaken by Tenant; and

                                  (vi)  Any Environmental Claim,
Environmental Construction Activity, Contamination, Hazardous Materials Activity or Hazardous Materials Law (which shall be governed solely by the provisions of Section 4.5 above);

         The foregoing indemnities are intended to be "occurrence-based" indemnities rather than "claims-made" indemnities. Accordingly, the provisions of this section shall survive the expiration or earlier termination of this Lease to the extent that the injury or damage giving rise to the Claim occurs prior to such expiration or termination.

         7.5  LANDLORD'S INDEMNITY.

                 7.5.1 SCOPE OF LANDLORD'S INDEMNITY. Subject to the limitations contained in Section 7.5.2, Landlord shall defend with competent counsel, indemnify, protect and hold harmless Tenant and each Tenant Indemnitee from any and all Claims to the extent arising from:

                         (i)  The negligent act or omission or willful
misconduct of Landlord, a governmental unit thereof, or any of their Agents in or on the Project during the Lease Term;

                         (ii)  A breach of the obligations of Landlord set
forth in this Lease; and

                         (iii)  Landlord's violation of Law.

                         (iv)  The ownership, use or operation of the
Tenant's Off-Site Improvements after acceptance of the Tenant's Off-Site Improvements by Landlord, Landlord's governmental subdivisions, their respective Agents or the general public and, except as provided in Section
8.6 of the DDA, any design or construction defects in the Tenant's Off-Site Improvements;

                         (v)  Bodily injury, property damage or personal
injury suffered or caused by the use by the general public (other than Tenant's Agents, invitees, customers, and guests) of those portions of the Leasehold Improvements on the Property made available pursuant to Section 8.7 of the DDA for the use of the general public, except to the extent that such bodily injury or property damage could have been prevented by reasonable safety and security precautions commonly undertaken by owners of comparable projects in Santa Clara County, California, and such precautions were not undertaken by Tenant.

                 7.5.2 LIMITATIONS ON LANDLORD'S INDEMNITY. Notwithstanding anything to the contrary in this Section 7.5, in no event shall Landlord have any obligation under this Section 7.5 to indemnify, defend or hold harmless Tenant or any other Tenant Indemnitee from any Claim, nor to waive any Claim which Landlord may have against Tenant or another Tenant Indemnitee, to the extent the Claim arises from:

                         (i)  The negligent act or omission or willful
misconduct of Tenant or Tenant's Agents (a) in or on the Property or the Leasehold Improvements at any time during the Lease Term or (b) on or about the Permanente Creek Trail or the Park Site (as defined in the DDA) after acceptance of the Tenant's Off-Site Improvements; or

                         (ii)   Any Event of Default under this Lease by
Tenant;

                         (iii)  Any Environmental Claim, Environmental
Construction Activity, Contamination, Hazardous Materials Activity or Hazardous Materials Law (which shall be governed solely by the provisions of Section 4.5 above); or

                         (iv)  Tenant's violation of Law.

                                   ARTICLE 8

                 MAINTENANCE, REPAIR AND RESTORATION OF DAMAGE

         8.1 TENANT'S DUTY TO MAINTAIN AND REPAIR. Subject to this Article 8, Article 9, Section 4.5, and Section 7.5 hereof, during the Lease Term, Tenant, at its sole cost and expense, shall keep and maintain the Leasehold Improvements, and every part thereof, including, without limitation, any appurtenances and fixtures, the structural elements of the Buildings, all parking structures and facilities, the roofs, walls, plumbing, heating, ventilation, air conditioning, plazas, and landscaping on the Property, in such condition as may be required by Law. Other than Landlord's environmental obligations set forth in Article 4 hereof, Landlord shall have no maintenance responsibility whatsoever in connection with the Property, the Leasehold Improvements or Trade Fixtures.

         Notwithstanding the preceding to the contrary, in the event of an assignment of Tenant's Estate to any party other than an assignee (or any guarantor thereof) meeting the financial criteria set forth in Section 11.1.2 below, an assignee in an Affiliate Transaction, a Tenant Mortgagee or any successor or assign of such Tenant Mortgagee in the Tenant Mortgage, Tenant shall deliver the Leasehold Improvements to such assignee in good, clean and sanitary condition, excepting ordinary wear and tear, damage or destruction which Tenant is not required to restore pursuant to this Article 8, condemnation which Tenant is not required to restore pursuant to Article 9, and Contamination (other than Tenant's Contamination).

         Nothing herein shall prohibit Tenant from otherwise redeveloping the Property in the future, including the demolition of existing Leasehold Improvements and reconstruction of new Leasehold Improvements, provided that such redevelopment is performed in accordance with Article 6 above.

         8.2  CASUALTIES.

                 8.2.1 TENANT'S DUTY TO RESTORE. Subject to Section 8.2.2, below, if any Leasehold Improvements are damaged by fire, other peril or any other cause during the initial fifty-five (55) years of the Lease Term, then Tenant, at its sole cost and expense, shall, within four (4) years after the date of casualty (subject to force majeure delays described in Section 14.18, below), restore the Leasehold Improvements in compliance with and to the extent permitted by all then applicable Laws, and this Lease shall remain in full force and effect, without abatement of Monthly Rent or other charges. All insurance proceeds payable as a result of such casualty shall be applied in the following order of priority:

                         A.  First, as provided by any Tenant Mortgage, to
the satisfaction and payment of the Tenant Mortgagee;

                         B.  Second, to Tenant for the payment of all costs
and expenses to complete the restoration of the Leasehold Improvements required of Tenant pursuant to this subsection; and

                         C.  Third, the remainder of insurance proceeds, if
any, shall be paid to Tenant.

         The proceeds paid to Tenant pursuant to Subsection (B) above shall be deemed to be held in trust for the benefit of Landlord and Tenant by the recipient for the purpose of restoration of the Leasehold Improvements.

                 8.2.2 TENANT'S TERMINATION RIGHTS. Notwithstanding anything to the contrary in this Lease:

                         8.2.2.1  ELECTION NOT TO RECONSTRUCT.  If an
Uninsurable Loss in excess of the Restoration Amount or any Late Term
Extensive Damage occurs, then Tenant, by delivery of written notice to Landlord within six (6) months after the occurrence of the damage, may elect not to reconstruct the Leasehold Improvements, in which case Tenant, at its sole cost, shall (i) demolish the damaged Leasehold Improvements; (ii) remove all debris from the Property; (iii) erect necessary structures to preclude unauthorized access to the Property and otherwise remove all safety hazards from the Property; (iv) clear the Property of the damaged Leasehold Improvements and return that portion of the Property to a level grade, to the extent reasonably practicable; and (v) maintain such Leasehold Improvements on the Property which are not damaged in the condition required by this Lease. Following such election, this Lease shall continue to remain in full force and effect, without abatement of Monthly Rent or other charges.
Tenant's failure to make an election in writing within six (6) months after the date of the occurrence of the damage shall constitute Tenant's affirmative election to restore the damaged Leasehold Improvements pursuant to Section 8.2.1, above. All insurance proceeds payable as a result of such casualty with regard to Late Term Extensive Damage which Tenant elects not to reconstruct as provided hereinabove shall be applied in the following order of priority:

                                  A.  First, as provided in any Tenant
Mortgage, to the satisfaction and payment of the Tenant Mortgagee;

                                  B.  Second, to Tenant for the payment of
all costs and expenses to complete the demolitions and/or restorations required of Tenant pursuant to this subsection; and

                                  C.  Third, the remainder of insurance
proceeds, if any, shall be paid to Landlord and Tenant as their interest may appear; provided, however, that the portion of such proceeds otherwise payable to Tenant under this Subsection (C) shall be reduced by the amount paid to Tenant Mortgagee pursuant to Subsection (A) above.

         The proceeds paid to Tenant pursuant to Subsection (B), above, shall be deemed to be held in trust for the purposes and uses described therein.

         Notwithstanding the foregoing, Tenant shall be responsible for repairing any injury or damage to Leasehold Improvements caused by an Uninsurable Loss if the Uninsurable Loss is less than the Restoration Amount.

                         8.2.2.2  INFEASIBILITY.  Notwithstanding Section
8.2.1, if reconstruction of the Leasehold Improvements following any casualty is physically infeasible because of physical conditions of the Property, or if the City or any other

Governmental Authority cannot legally grant the permits and approvals for repair or restoration of the Leasehold Improvements so that the total Floor Area of all Buildings after the restoration will be at least two hundred fifty thousand (250,000) square feet, then Tenant may terminate this Lease as of the date set forth in its written notice to Landlord so stating. If the City or any Government Authority can legally grant permits and approvals for repair and restoration of the Leasehold Improvements so that the total Floor Area of all Buildings will be greater than two hundred fifty thousand (250,000) but less than five hundred thousand (500,000) square feet, the Monthly Rent shall thereafter be proportionately reduced in the same manner as described under
Section 1.3.2. If Tenant elects to terminate this Lease pursuant to this section, Tenant, at its sole cost, shall (i) demolish the damaged Leasehold Improvements; (ii) remove all debris from the Property; (iii) erect necessary structures to preclude unauthorized access to the Property and otherwise remove all safety hazards from the Property; and (iv) clear the Property of the damaged improvements and return that portion of the Property to a level grade. Upon the termination date set forth in Tenant's written notice to Landlord of its election to terminate: (i) all Monthly Rent and other sums due pursuant to this Lease shall be prorated as of the date of termination and paid by Tenant;
(ii) this Lease shall expire and terminate; (iii) neither Landlord nor Tenant shall have any further obligations hereunder except for those obligations which are intended to survive termination of this Lease; and (iv) Guarantor shall be released from all obligations under the Guaranty, except for those obligations which have accrued prior to the date of termination or which are intended to survive termination of the Lease. All insurance proceeds payable as a result of such damage and Tenant's election to terminate shall be applied in the following order of priority:

                                  A.      First, as provided in any Tenant
Mortgage, to the satisfaction and payment of the Tenant Mortgagee;

                                  B.  Second, to the payment of all expenses
incurred by Tenant in completing the demolition and/or restoration required of Tenant pursuant to this Subsection; and

                                  C.  Third, the remainder of insurance
proceeds, if any, shall be paid to Landlord and Tenant, as their interests may appear; provided, however, that the portion of such proceeds otherwise payable to Tenant under this Subsection (C) shall be reduced by the amount paid to a Tenant Mortgagee pursuant to Subsection (A) above.

                 8.2.3 GENERAL PROVISIONS. Landlord shall not be required to repair any injury or damage to the Leasehold Improvements or the Property, except to the extent of Landlord's obligations in Article 4 hereof. Landlord and Tenant hereby waive the provisions of (i) Sections 1932(2) and 1933(4) of the Civil Code of California and any other provisions of Law from time to time in effect during the term of this Lease and relating to the effect on leases of partial or total destruction of leased premises; and (ii) Sections 1941 and 1942 of the Civil Code, providing for repairs to and of premises. Landlord and Tenant agree that their respective rights upon any damage or destruction of the Leasehold Improvements and the Property shall be those specifically set forth in this Article 8.

                                  ARTICLE 9

                                CONDEMNATION

         9.1 DEFINITIONS. As used in this Article 9, the following terms shall have the following meanings:

                 9.1.1 CONDEMNATION shall mean (i) any permanent taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise, by any person or entity having the legal power to do so; (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending; or
(iii) any permanent taking by inverse condemnation.

                 9.1.2 TOTAL TAKING shall mean a Condemnation of (i) all or substantially all of the Leasehold Improvements and/or the Property; or (ii) any portion of the Leasehold Improvements and/or the Property which leaves remaining a balance which, in Tenant's reasonable judgment, even after a reasonable amount of reconstruction, may not be restored so as to permit the balance to be economically operated for Tenant's intended purpose or which materially reduces Tenant's actual occupancy of the Leasehold Improvements (by reduction of parking or otherwise) so that it cannot be economically operated for Tenant's intended purpose.

                 9.1.3 PARTIAL TAKING shall mean a Condemnation of a portion of the Leasehold Improvements and/or the Property which does not constitute a "Total Taking."

                 9.1.4 DATE OF TAKING shall mean the date that the condemnor takes possession of the property being condemned; and

                 9.1.5 AWARD shall mean the net amount of all compensation, sums or anything of value awarded, paid or received on or because of a Total Taking, a Partial Taking, or a temporary Condemnation, after deduction of attorneys' fees and court costs awarded to Landlord and/or Tenant in the Condemnation proceeding.

         9.2 TOTAL TAKING. If, during the Lease Term, there occurs a Total Taking, this Lease shall terminate on the Date of Taking, and all obligations hereunder shall be prorated to that date.

         9.3 PARTIAL TAKING. If, during the Lease Term, there occurs a Partial Taking, the following shall apply:

                 A. This Lease shall terminate as to the portion so taken and shall remain in full force and effect as to the portion remaining.

                 B. Effective as of the Date of Taking, the Monthly Rent shall be equitably reduced based upon the reduced fair market value of the Property as a consequence of the Taking (and the Initial Monthly Rent used in the formula for calculating adjustments to Monthly Rent as set forth in
Section 3.1.3.1 and 3.1.3.2 shall be equitably reduced), as determined by the mutual agreement of the parties, or if they cannot agree within sixty (60) days following the Date of the Taking, then by arbitration pursuant to
Section 14.7 hereof.

                 C. Tenant shall, at its sole cost and with reasonable diligence, to the extent reasonably practicable, commence and complete the restoration of the portion of any affected Leasehold Improvements and the Property not taken to a condition which is economically viable, architecturally complete and suitable for the uses being made of the Leasehold Improvements and the Property immediately prior to the Date of Taking, in accordance with the terms of Article 6 of this Lease.

         9.4 TEMPORARY TAKING. If there occurs a Temporary Taking of all or any part of the Leasehold Improvements or the Property during the Lease Term
(i) this Lease shall not be affected in any way; (ii) Tenant shall continue to pay and perform all of its obligations hereunder; and (iii) any Award made as a result of said Temporary Taking shall be paid solely to Tenant.

         9.5 APPORTIONMENT OF AWARD. Any Award made as a result of a Total Taking shall be deposited, in trust, with Landlord, and any Award made as a result of a Partial Taking shall be deposited in trust with Tenant, and shall be paid as follows:

                 A. First, as provided in a Tenant Mortgage, to the satisfaction and payment of the Tenant Mortgage, to the extent of the value of Tenant's Estate in the Property and in the Leasehold Improvements so taken;

                 B. Second, in the event of a Partial Taking, Tenant shall receive any portion of the Award payable for restoration of the remaining Leasehold Improvements not taken or, in the event of a Total Taking, Landlord shall receive any portion of the Award payable for restoration of any remaining Leasehold Improvements not taken;

                 C. The remainder, if any, shall be paid to Landlord and Tenant, as their interests may appear for the taking of Landlord's Estate and Tenant's Estate, respectively; provided, however, that for the purpose of this subject, the value of Tenant's Estate shall be reduced by any amount paid to a Tenant Mortgagee pursuant to Subsection (A) above.

         Tenant shall receive any Award payable for (i) a taking of Tenant's Trade Fixtures and other personal property, Tenant's relocation costs and/or Tenant's loss of goodwill, and (ii) with respect to a Partial Taking, any severance damages attributable to the impairment of Tenant's use of the remaining portion of the Property and Leasehold Improvements during the remaining Lease Term.

                 9.6 GENERAL. Each party hereto shall be responsible for representing its own interest (at its own cost) in any proceeding or negotiation regarding any Condemnation or any Award, and shall cooperate to maximize the total amount of the Award. Issues between Landlord and Tenant which must be resolved to implement the provisions of this Article shall be joined in any pending Condemnation proceeding, to the extent permissible under then applicable Law, to the end that multiplicity of actions shall be avoided. Any dispute between Landlord and Tenant arising under this Article which is not so joined in a Condemnation proceeding shall be determined by arbitration pursuant to Section 14.7 hereof.

                                 ARTICLE 10

                           DEFAULT AND REMEDIES

         10.1 EVENTS OF TENANT'S DEFAULT. An "Event of Default" by Tenant shall occur if:

                 10.1.1 MONETARY DEFAULT. Tenant shall fail to pay the Monthly Rent or any other monetary sum owing to Landlord or any other party (including without limitation, the payment of Real Property Taxes) under the terms of this Lease on or before the tenth (10th) day after receipt of written notice from Landlord that such obligation is due and unpaid; or

                 10.1.2 NONMONETARY DEFAULT. Tenant shall fail to perform any term, covenant or condition of this Lease to be performed by Tenant, except those requiring the payment of money, and Tenant shall have failed to cure the same on or before the thirtieth (30th) day after written notice from Landlord, delivered in accordance with the provisions of this Lease, where such failure could reasonably be cured within said thirty (30) day period or shall fail to commence to cure any such failure which could not reasonably be cured within said thirty (30) day period on or before the thirtieth (30th) day after written notice of the default or to thereafter continue to make diligent and reasonable efforts to cure such failure as soon as practicable.

         10.2 LANDLORD'S REMEDIES. Subject to the provisions of Article 13 hereof regarding Tenant Mortgages, upon an Event of Default, Landlord shall have all of the following remedies:

                 10.2.1 TERMINATION OF LEASE. Landlord, at its election, may terminate this Lease and be entitled to the remedies described below. Landlord shall effect the termination of this Lease by delivery of written notice to Tenant, which notice shall be delivered to Tenant in the manner described in Section 14.4, below. Termination of this Lease shall be effective as of the later of (a) the date set forth in Landlord's notice which date shall not be earlier than ninety (90) days after the date of the notice or, (b) such longer period (not to exceed one hundred eighty (180) days) after delivery of Landlord's termination notice to Tenant as may be necessary for Tenant to complete its surrender of the Property and the Leasehold Improvements, if Tenant pays to Landlord the Monthly Rent for each month of the extended surrender period and during such period pays any and all other rent, charges and amounts, and complies with all other covenants and obligations of Tenant under this Lease (but during such surrender period Tenant shall not be liable for holdover rent pursuant to Section 14.3 below) as provided in Section 2.5 above. Upon termination of this Lease by Landlord under and in accordance with the provisions of this Section 10.2.1, Landlord shall be entitled to recover from Tenant the following:

                         A.  The worth, at the time of the award, of the
unpaid rent that had been earned at the time of termination of this Lease;

                         B.  The worth, at the time of the award, of the
amount by which the unpaid rent which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided. In no event, however, shall the amount described in this subparagraph (B) include any damages which are not recognized under California landlord/tenant law as recoverable damages on account of Tenant's default.

                         C.  The worth, at the time of the award, of the
amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

                         D.  Any other amount, including court costs,
necessary to compensate Landlord for all detriment proximately caused by Tenant's default, or which in the ordinary course of events would be likely to result therefrom, including, without limitation, brokerage fees, advertising costs and other costs reasonably necessary to relet the Property and relet or demolish the Leasehold Improvements, operating and maintenance costs for the Property and the Leasehold Improvements and such other costs recoverable by Landlord under California Civil Code Section 1951.2 which are proximately caused by the Event of Default and termination of this Lease. In no event, however, shall the amount described in this subparagraph (D) include (i) any lost profits or revenue or loss of reputation; (ii) so long as City is Landlord, any loss of real property taxes and assessments, use taxes and/or sales taxes, which result or are likely to result from the termination of this Lease; and (iii) any of the aforesaid damages under this subparagraph (D) (a) which will be incurred more than five (5) years after the termination of this Lease and Tenant's surrender of the Property and the legal vesting of title to the Leasehold Improvements in Landlord free and clear of this Lease, (b) which will be incurred after more than seventy-five percent (75%) of the Floor Area of the Buildings have been relet or reoccupied following surrender of the Buildings by Tenant, or (c) which are not recognized under California landlord/tenant law as recoverable damages under this subparagraph (D) on account of Tenant's default, because of rents received by Landlord as a consequence of the surrender of the Leasehold Improvements to Landlord, Landlord's failure to mitigate damages or otherwise.

         The worth, at the time of the award, as used in Subparts (A) and
(B), above, shall include interest at the Lease Rate. The worth, at the time of award, as referred to in Subpart (C) above, shall be computed by discounting such amount at the discount rate as set forth in California Civil Code Section 1951.2, or, if no provision for discounting is then set forth therein, at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

         Notwithstanding the foregoing, the amount of any damages payable by Tenant to Landlord pursuant to Section 10.2.1 (C) shall be further reduced (but not below zero) by the amount, if any, by which the fair market value of the Leasehold Improvements exceeds any deductions for the benefit of Tenant pursuant to Subpart 10.2.1(C), above. For purposes of the preceding sentence, the "value" of the Leasehold Improvements shall be determined as of the date of the termination of this Lease on account of an Event of Default equal to (i) the price at which a willing buyer and a willing seller would agree to a sale of a fee interest in the Property and

Leasehold Improvements, as if unencumbered by this Lease; less (ii) the Fair Market Value of the Property, as if unimproved and unencumbered by this Lease.

                 10.2.2 LANDLORD'S ELECTION TO CONTINUE LEASE. Even though Tenant has breached this Lease, this Lease shall remain in full force and effect for so long as Landlord does not terminate this Lease on account of an Event of Default in accordance with applicable Law and this Lease by delivery of written notice of termination to Tenant, Landlord may enforce all of its rights and remedies hereunder, including, without limitation, the right to recover the rent as it becomes due. Tenant acknowledges that in the event Landlord should elect to continue this Lease after an Event of Default, Tenant has the obligation to mitigate its damages and obtain a sublessee or assignee subject to the terms and conditions of Section 11, below. The parties hereto agree that Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's default and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject to the limitations set forth in Section 11, below). The parties further agree that no election by Landlord to continue this Lease in accordance with this Section shall diminish in any way the Landlord's right to later terminate this Lease on account of an continuing Event of Default as permitted by, and in accordance with, Section 10.2.1, above, or to pursue any other remedy. In this regard, without written notice of termination, this Lease shall not be terminated by Landlord' s acts of maintenance or preservation of the Property or the Leasehold Improvements, or by Landlord's efforts to relet any of the foregoing, or by Landlord's acts to have a receiver appointed pursuant to Section 10.2.3, below. The failure or refusal of Landlord to relet the Property, the Leasehold Improvements or any part thereof shall not release or affect Tenant's liability hereunder.

                 10.2.3 APPOINTMENT OF RECEIVER. In addition to all other remedies provided herein, if an Event of Default is continuing, Landlord shall have the absolute right to have a receiver appointed to collect Monthly Rental and any rentals payable by any subtenant to Tenant with respect to the Property and the Leasehold Improvements. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

                 10.2.4 CURE OF DEFAULT BY LANDLORD. Landlord, at any time during an Event of Default, may cure the default at Tenant's cost. Landlord shall provide Tenant with ten (10) days' advance written notice prior to entering the Property and/or Leasehold Improvements or expending any sums on Tenant's account, except in cases of emergency. If Landlord, by reason of an Event of Default, pays any sum or does any act that requires the payment of any sum, the reasonable sum paid by Landlord shall be due immediately from Tenant upon Landlord's written demand therefor and shall bear interest at the Lease Rate from the date the sum is paid by Landlord to the date Landlord is reimbursed.

         10.3 NO WAIVER. The waiver by Landlord of any agreement, condition or provision in this Lease shall not be a waiver of any subsequent breach of the same or any other agreement, condition, covenant or provision, nor shall any custom or practice which may develop between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all such terms. The subsequent acceptance of rental under this Lease by Landlord shall not be a waiver of any preceding breach by Tenant of any agreement, condition, covenant or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

         10.4 REMEDIES CUMULATIVE. The remedies conferred by this Lease upon Landlord are not intended to be exclusive, but are cumulative and in addition to all other remedies provided at law or in equity.

         10.5 LANDLORD'S DEFAULT. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

         10.6 TENANT'S REMEDIES. Exclusive of environmental obligations, if Landlord is in default for failure to perform any of its obligations required under this Lease, then Tenant shall have the right, after thirty (30) days' written notice to Landlord of its intent to do so, to perform any obligation of Landlord and to obtain immediate reimbursement of all reasonable costs of performing such obligation plus interest at the Lease Rate from the date any sum is expended until Landlord reimburses Tenant. The remedies conferred by this Lease upon Tenant are not intended to be exclusive, but are cumulative and in addition to all other remedies provided at law or in equity, except for those remedies expressly prohibited by this Lease, including, without limitation, the prohibition of the remedy of offset set forth in Section 3.2.

                                  ARTICLE 11

                         ASSIGNMENT AND SUBLETTING

         11.1 ASSIGNMENT BY TENANT. Tenant shall have the following rights to assign or otherwise transfer Tenant's Estate:

                 11.1.1 ASSIGNMENT TO VIRTUAL FUNDING, INC. Tenant shall have the right to assign, sublease or otherwise transfer Tenant's Estate to Virtual Funding Limited Partnership, a Delaware limited partnership, at any time after the Effective Date, and Landlord hereby consents to such assignment, sublease or other transfer, provided neither Tenant nor Guarantor shall be released from their respective obligations under this Lease and the Guaranty.

                 11.1.2 AUTOMATIC ASSIGNMENT RIGHT. After completion of the Initial Project, Tenant shall have the right to assign all of Tenant's Estate, in whole, as to the entirety of the Property or in part, but only in part as to the entirety of Tenant's Estate in any Parcel Lease created pursuant to Section 2.2, above (but not as to any part of any legal Parcel nor as to any part of any Building), without the consent of Landlord, whether by written assignment or operation of law, and upon assumption in writing of each and every term, condition and obligation of this Lease by the assignee, thereby be released and discharged from (and the Guarantor likewise released and discharged from) all liability for the performance of the obligations of the Tenant under this Lease to be performed from and after the effective date of


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such Assignment which are assumed by the assignee (other than its obligations under those Lease provisions which are intended to survive a termination of this Lease and which have been incurred prior to the date of the Assignment); so long as each and every one of the following conditions is satisfied as of the date of the Assignment:

                         A.  Tenant provides Landlord with at least fifteen
(15) days' prior written notice of the identity of the assignee the form of the documentation that will be used to satisfy Section 11.1.5 and all items required under Section 11.1.2(B).

                         B.  Tenant provides Landlord with the proposed
assignee's financial statements for its two (2) most recent fiscal year(s), the most recent of which will either be audited by a certified public accountant or certified as true and correct by an officer or general partner of the proposed assignee, showing each of the following:

                                  (i)  The ratio of the proposed assignee's
cash, cash equivalents, and accounts receivable to current liabilities is not less than 0.75 to 1; and

                                  (ii)  The ratio of the proposed assignee's
debt to net worth is no greater than 2 to 1; and

                                  (iii)  The proposed assignee's average net
profit over each of the preceding two (2) fiscal years (excluding extraordinary income and expense) is


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no less than sixty (60) times the Monthly Rent payable for the Lease Month during which the Assignment occurs; and

                                  (iv)  The proposed assignee's net worth is
not less than three hundred (300) times the Monthly Rent payable for the Lease Month during which the Assignment occurs.

                                  (v)  Upon Tenant's request and within
fifteen (15) days after Landlord's receipt of the materials required to be delivered to Landlord in this Section 11.1.2 and payment of the amounts payable to Landlord under Section 11.1.4, Landlord shall acknowledge in writing that a proposed assignment meeting the criteria set forth above is permitted under this Section 11.1.2 and , if so permitted, that the same is not a breach of this Lease and that Landlord's consent to the proposed assignment is not required. Any permitted assignee shall further assign this Lease only in compliance with the provisions of this Article 11.

                 11.1.3 LANDLORD'S RIGHT OF APPROVAL. Subject to Sections 11.1.1, 11.1.2, 11.2, 11.3 and Article 13, after completion of the Initial Project, neither the Tenant's Estate nor any part thereof or interest therein shall, directly or indirectly, voluntarily or involuntarily, by operation of Law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest (collectively, an "Assignment") except upon Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Assignments shall be limited to the entire Tenant's Estate, or if the Lease is parcelized pursuant to Section 2.2, the entire Tenant's Estate in a Parcel Lease created pursuant to Section 2.2, above, and no Assignment may encompass a portion of a


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

Parcel or a portion of a Building. Any Assignment requiring Landlord's consent undertaken without Landlord's prior written consent shall, at Landlord's option, be void and unenforceable.

         In determining whether to approve a proposed Assignment under this
Section 11.1.3, Landlord shall place its sole decision-making criteria on the creditworthiness of the proposed assignee, and such decision shall be made in good faith and in Landlord's reasonable business judgment. Upon request by the assignor Tenant and/or Guarantor, Landlord shall also determine whether or not it is appropriate for Landlord to release the assignor Tenant and/or Guarantor, as may be requested, in connection with the obligations under this Lease to be performed after the Assignment by the proposed assignee. Landlord's determination to release Tenant and/or the Guarantor shall not be unreasonably withheld and shall be based solely on the financial security for performance of all obligations under this Lease. Landlord shall not be deemed to have acted unreasonably for declining to release the Tenant and/or the Guarantor, if the proposed assignee's creditworthiness (when taken together with any new guarantor of the new assignee Tenant's obligations) under this Lease is not sufficient to perform the Tenant's obligations under this Lease, including, without limitation, the payment of Rent and the performance of Tenant's Environmental Indemnity Obligations under this Lease.

         The consent by Landlord to an Assignment shall not relieve the assignor Tenant or any assignee Tenant from obtaining Landlord's express prior written consent to any other or further Assignment, which consent shall not be unreasonably withheld or delayed. Neither an Assignment nor the collection of rent by Landlord from any person other than Tenant, nor the application of any


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such rent as provided in this Section shall be deemed a waiver of any of the provisions of this Section or release Tenant from its obligation to comply with the provisions of this Lease.

         Notwithstanding the foregoing, if Landlord approves an Assignment, and if the assignee either: (i) pays to Tenant all cash consideration for the Assignment; or (ii) obtains third-party financing in order to pay all cash for the Assignment; or (iii) obtains financing from any lender of Silicon Graphics Real Estate, Inc. (in an arm's-length market transaction) to pay all cash for the Assignment, then Landlord shall release Tenant and Guarantor from liability for performance of the obligations of the Tenant under this Lease to be performed from and after the effective date of such Assignment by the assignee (other than the obligations under this Lease which are to survive a termination of this Lease and which have been incurred prior to the date of the Assignment).

         In order to obtain Landlord's decision regarding a proposed Assignment under this Section 11.1.3, Tenant shall submit to Landlord the proposed assignee's financial statements, either audited by a public accountant or certified as true and correct by an officer or general partner of the proposed assignee, for its most recent fiscal year. Landlord shall have forty-five (45) days after the date of Tenant's submittal to Landlord of such financial statements and payment of these sums due Landlord under
Section 11.1.4 to approve or disapprove, in writing, the proposed Assignment, and if requested, the proposed release of the assignor Tenant and/or Guarantor. If Landlord's decision is not received by Tenant within said forty-five (45) day period, Landlord shall be deemed to have disapproved such Assignment and to have refused to release the assignor Tenant and the Guarantor. Immediately


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following approval of the proposed Assignment and Landlord's receipt of the documentation to be delivered to Landlord pursuant to Section 11.1.5, below, Landlord shall execute, acknowledge and deliver to Tenant, Landlord's written consent to said Assignment and the release of the assignor Tenant and/or the Guarantor, as appropriate, in such form as may be reasonably requested by the parties.

                 11.1.4 PROCESSING COSTS. Tenant shall pay to Landlord the amount of Landlord's reasonable costs of processing each proposed Assignment, including, without limitation, attorneys' fees and other professional fees as reasonably required, and the amount of all reasonable expenses incurred by Landlord arising from the assignee taking occupancy of the subject space (collectively, "Processing Costs"). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an Assignment until Tenant has paid to Landlord the amount of Landlord's reasonable estimate of the Processing Costs. Once Landlord's final Processing Costs have been determined, Landlord shall provide Tenant with written itemization of such costs, and if an additional sum is required to be paid by Tenant, or if Landlord is required to reimburse the excess over such costs to Tenant, such sums will be paid or reimbursed, respectively, within ten (10) days after receipt by Tenant of Landlord's written itemization. In the case of an automatic assignment pursuant to Section 11.1.2, the Processing Cost shall be paid within five (5) days following delivery of Landlord's written demand therefore.

                 11.1.5 DOCUMENTATION. No permitted Assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the


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

Assignment in which the assignee Tenant shall have, by written agreement, agreed to: (1) recognize Landlord under this Lease; (2) assume the obligation of the Tenant imposed by this Lease to be performed after the date of the Assignment; and (3) be bound by the terms of this Lease. Tenant agrees that any instrument that is an Assignment of all or any portion of this Lease shall expressly provide that the assignee may only enter into a further Assignment of this Lease pursuant to the provisions hereof, and that the assignee will comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions assumed by the assignee directly against such assignee.

         11.2 SUBLETTING BY TENANT. Without the necessity of obtaining Landlord's consent thereto, Tenant may sublease the Tenant's Estate or any portion thereof at any time during the Lease Term for use by any subtenant. All such subleases shall be subordinate to this Lease, and all subtenants must agree to abide by all of the terms and covenants of this Lease except for the payment of rent. Within fifteen (15) days after Tenant's request, Landlord shall state in writing that a sublease pursuant to this section is not a breach of this Lease, and that Landlord's consent is not required for such sublease.

         In the event that this Lease is terminated prior to the natural expiration of the Lease Term, all of the subleases shall, at Landlord's option, automatically terminate, and be null and void. Notwithstanding the foregoing, Landlord shall, promptly following Tenant's request, enter into a nondisturbance, recognition and attornment agreement ("Nondisturbance Agreement") in recordable form with any subtenant of Tenant leasing space in the Leasehold Improvements, provided that the sublease provides that (i) rent substantially equivalent to fair market rent for the


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subleased premises; (ii) the sublease is subject to the provisions of this
Lease; (iii) the only consideration for possession of the subleased Leasehold Improvements is in the form of rent and no rent is paid more than two (2) months in advance; (iv) the rent payable by the sublessee shall not be front-end loaded; (v) Landlord shall have no liability for prior acts, omission or defaults of Tenant under the sublease nor any obligation to make any payment or take any action for the benefit of the sublessee upon recognition of the sublease beyond Landlord's obligations as set forth in this Lease; and (vi) the remaining provisions of the sublease are approved by Landlord, which approval shall not be unreasonably withheld nor delayed beyond fifteen (15) days following delivery to Landlord of a copy of the final form of the sublease and a request for the nondisturbance agreement. In no event shall such Nondisturbance Agreement or any sublease impose any obligation upon Landlord not set forth in this Lease or the DDA (as said agreements may be amended from time to time).

         11.3 AFFILIATE TRANSACTIONS. Notwithstanding the provisions of this Article 11, Tenant may enter into any Assignment of this Lease or sublet all or a portion of the Tenant's Estate without Landlord's consent (i) to an entity "controlled by" or "under common control" (as defined below) with Tenant or Guarantor or to an entity "controlling" Tenant, so long as Tenant is owned, controlled by or under the common control of Guarantor; (ii) in connection with the transfer of stock of Tenant through a public exchange;
(iii) so long as Tenant is owned, controlled by or under the common control of Guarantor, a transfer of stock of Tenant in connection with the merger, consolidation or nonbankruptcy reorganization of Guarantor; or (iv) in connection with a merger, consolidation, or nonbankruptcy reorganization of Tenant through a public exchange; or (v) to the holder of a Tenant Mortgage, a


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

Tenant Mortgagee Related Party or the purchaser of all or any portion of the Tenant's Estate at a foreclosure sale of a Tenant Mortgage (collectively, "Affiliate Transactions"). For the purpose of the foregoing, "control" will be the ownership of more than fifty percent (50%) of the voting and ownership interest of the controlled entity.

         11.4 WAIVER AND ACKNOWLEDGMENT. Consent by Landlord to one or more Assignments of this Lease, or to one or more sublettings of the Tenant's Estate, or Tenant Mortgages shall not be deemed to be a consent to any subsequent assignment. However, upon written request by Tenant, Landlord shall execute such documents as Tenant shall reasonably request acknowledging that an Assignment, subletting or other transfer of the Tenant's Estate, or any portion thereof or interest therein, complies with the provisions of this Article.

                                  ARTICLE 12
                  TRANSFER OF LEASED PREMISES BY LANDLORD

         12.1 TRANSFER BY LANDLORD. Subject to Section 12.2, below, Landlord may assign and transfer Landlord's Estate or any portion thereof or interest therein at any time during the Lease Term, but only if such transferee shall have, by written agreement, agreed to:

                 (i)  Recognize Tenant under this Lease;

                 (ii) Assume the obligations of Landlord imposed herein to be performed after the date of the transfer; and


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                 (iii)  Be bound by the terms of this Lease.  In no event
shall such transfer affect a release of Landlord of its obligations under this Lease.

         12.2  TENANT'S RIGHTS OF FIRST NEGOTIATION.

                 12.2.1 LANDLORD'S DUTY TO NOTIFY. If, at any time during the Lease Term (but subject to Landlord's obligation, if any, to comply with applicable Laws regarding the transfer of an interest in City-owned real property, if City is then Landlord hereunder), Landlord shall desire to sell or otherwise transfer, directly or indirectly, Landlord's Estate, or any portion thereof or interest therein, to a person or entity (other than a "City Affiliate," as defined below, if the City is then Landlord under this Lease), whether by way of a Landlord-initiated transaction or by way of an unsolicited offer, then Landlord shall first offer to Tenant the opportunity to negotiate its acquisition of such portion of Landlord's Estate by giving Tenant written notice by Certified U.S. Mail of its intention. For purposes of this Lease, a "City Affiliate" shall mean the City of Mountain View and related agencies and, upon acquisition of Landlord's Estate or any portion thereof, the City Affiliate shall be bound to the terms of this Section 12.2 with respect to any subsequent transfer of such interest by the City Affiliate.

                 12.2.2 EXCLUSIVE NEGOTIATION PERIOD--LANDLORD-INITIATED TRANSACTION. If Landlord desires to sell or otherwise transfer all or any portion of Landlord's Estate ("Subject Landlord's Estate), Tenant and Landlord shall meet and attempt to mutually agree upon the price and general terms and conditions for acquisition by Tenant of the Subject Landlord's Estate. Tenant and Landlord shall use good-faith efforts in exclusive negotiations to attempt to reach such an agreement during the


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forty-five (45) day period commencing upon Tenant's receipt of Landlord's notice of its intention to transfer the Subject Landlord's Estate ("Negotiation Period"). The exclusive negotiations shall be commenced by Landlord delivering to Tenant by Certified U.S. Mail written notice of its willingness to sell the Subject Landlord's Estate. During the Negotiation Period, Landlord shall negotiate exclusively with Tenant regarding the sale of the Subject Landlord's Estate. The Negotiation Period may be extended for such time as may be mutually agreed upon by Landlord and Tenant.

                         12.2.2.1  FAILURE TO EXECUTE AGREEMENT AND
LANDLORD'S RIGHT TO TRANSFER. If Landlord and Tenant do not develop mutually acceptable terms and conditions for the transfer of the Subject Landlord's Estate during the Negotiation Period, then, no later than three (3) business days following expiration of the Negotiation Period, Tenant shall deliver to Landlord written notice of the last purchase price actually offered by Tenant during the Negotiation Period ("Benchmark Price"). This Benchmark Price shall be the benchmark price for calculations required under this right of first negotiation, but shall not constitute an actual offer by Tenant to purchase the Subject Landlord's Estate. If Tenant does not deliver the Benchmark Price within this time frame, then it shall be deemed that Tenant has no interest in purchasing the Subject Landlord's Estate, and Landlord shall have no obligation to reoffer the Subject Landlord's Estate to Tenant during the period that Landlord continues to market the Subject Landlord's Estate.

                 12.2.3 MARKETING PERIOD. Landlord may proceed with the disposition of Landlord's Estate for a period of one hundred eighty (180) days following submission by Tenant of the Benchmark Price ("Marketing Period").


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

                         12.2.3.1  THIRD PARTY OFFER EQUAL TO OR LESS THAN
ONE HUNDRED SIX PERCENT OF FINAL OFFER. If, during the Marketing Period, Landlord receives a written bona fide offer from a third party for the acquisition of all or any portion of Subject Landlord's Estate for a price which is less than or equal to one hundred six percent (106%) of Tenant's Benchmark Price, and Landlord desires to accept such offer, then Landlord shall give written notice to Tenant by Certified Mail setting forth the terms of such offer and the fact that Landlord is willing to accept such offer.

                         12.2.3.2  TENANT'S RIGHT TO ACCEPT REOFFER.  Tenant
shall have the right to acquire the Subject Landlord's Estate at the price and upon the terms and conditions stated in Landlord's written notice of such third-party offer only if Tenant exercises such right by delivery to Landlord of written notice of Tenant's election on or before the:

                                  (i)  Fifth (5th) business day following
Tenant's receipt of Landlord's written notice of such third-party offer if the price is greater than the Benchmark Price but is less than or equal to one hundred six percent (106%) of the Benchmark Price; or

                                  (ii)  Fifteen (15) days following Tenant's
receipt of Landlord's written notice of such third-party offer if the price is equal to or less than the Benchmark Price.


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

         In the event that Tenant shall elect to acquire the Subject Landlord's Estate, then it shall do so upon the terms and conditions contained in Landlord's written notice of such third-party offer.

         If Tenant does not deliver written notice to Landlord of its agreement to acquire the Subject Landlord's Estate upon the terms set forth in Landlord's notice within the applicable period set forth in (i) and (ii) above, or declines to accept the terms and conditions stated in Landlord's notice, then Landlord may transfer the Subject Landlord's Estate to any third party on the terms stated in Landlord's notice of such third-party offer during such period that Landlord thereafter continuously markets the Subject Landlord's Estate. Any other attempt by Landlord to transfer the Subject Landlord's Estate or any portion thereof or interest therein shall be deemed to be a new election by Landlord to transfer and will be subject to all of the provisions of this Section 12.2.

                         12.2.3.3  THIRD-PARTY OFFER EXCEEDING ONE HUNDRED
SIX PERCENT OF FINAL OFFER. If, during the Marketing Period, Landlord receives a bona fide written offer from a third party which exceeds one hundred six percent (106%) of the Benchmark Price and Landlord initiates exclusive negotiations for the sale of the Subject Landlord's Estate to said party, Landlord shall, no later than five (5) business days after Landlord and such third party have entered into an agreement regarding such exclusive negotiations (but in any event prior to the expiration of the Marketing Period), deliver written notice to Tenant by Certified Mail setting forth the terms of such offer and Landlord's intent to negotiate exclusively with said party, in which event the Benchmark Price will automatically be extended for purposes of this Section 12.2 and Landlord may proceed with its negotiations with


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

such third party for a period of one hundred eighty (180) days following delivery of such written notice to Tenant ("Preauthorization Period").

                         12.2.3.4  NEW TENANT OFFERS.  Tenant may submit a
new offer, either higher or lower than the Benchmark Price, to Landlord at any time during the Marketing Period, the Preauthorization Period, or at any other time during the marketing of the Subject Landlord's Estate. Landlord will consider any such new offer from Tenant as it would any others presented. Subject to Sections 12.2.4 through 12.2.6, below, Landlord will not consider any new offer from Tenant during the period of exclusive negotiations with a third party as described in Section 12.2.3.3, above, and 12.2.4, below.

         Any offer made by Tenant as provided in this Section 12.2.3.4 above shall replace the Benchmark Price and become the New Benchmark Price for calculations required under this right of first negotiation.

                 12.2.4 THIRD-PARTY NEGOTIATIONS. Landlord may proceed with its negotiations with such third party during the Preauthorization Period. Landlord must receive appropriate authorization from the City Council, if Landlord is the City, or the requisite number of its general partners or board of directors, if Landlord is a partnership or corporation, respectively, or the requisite member of trustees, if Landlord is a trust, ("Authorization") to accept the offer within said one hundred eighty (180) day period.

                 12.2.5  THIRD-PARTY CLOSING.  If, during the
Preauthorization Period, Landlord receives Authorization to accept the third-party offer (which offer shall


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have a price exceeding one hundred six percent (106%) of the Benchmark Price),
Landlord shall, within fifteen (15) business days following receipt of such Authorization (but in any event prior to the expiration of the Preauthorization Period), deliver written notice regarding such authorization to Tenant, in which the Benchmark Price will be automatically extended for purposes of this
Section 12.2, and Landlord may proceed with its negotiations with such third party, for a period of one hundred eighty (180) days following Landlord's receipt of Authorization ("Closing Period"). The transaction with such third party must then close (i.e., the recordation of a deed conveying Landlord's Estate to such third party) within the Closing Period (which closing shall require the payment of a purchase price in excess of one hundred six percent (106%) of the Benchmark Price).

                 12.2.6  REOFFER TO TENANT IN EVENT THIRD PARTY DOES NOT
CLOSE.

                         If one of the following occurs:

                         (i)  Landlord has not received Authorization to
accept such third-party offer within the Preauthorization Period;

                         (ii)  The sale of the Subject Landlord's Estate to
such third party fails to close within the Closing Period; or

                         (iii)  The negotiations with such third party
otherwise fails or the agreement with such third party otherwise terminates.


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

then, Landlord shall promptly provide Tenant with written notice thereof, and Landlord and Tenant shall thereafter negotiate in good faith for a period of thirty (30) days following Tenant's receipt of such notice to develop mutually acceptable terms and conditions for the acquisition by Tenant of the Subject Landlord's Estate (which period may be extended by mutual agreement of Landlord and Tenant). During such negotiation period, Landlord shall negotiate exclusively with Tenant regarding the transfer of the Subject Landlord's Estate; provided, however, that if Tenant does not provide Landlord with written notice of its desire to acquire the Subject Landlord's Estate within five (5) business days following Tenant's receipt of Landlord's notice as provided in this Section 12.2.6 above, said negotiations shall be on a non-exclusive basis during the remaining portion of the thirty (30) day negotiation period; and provided, further, that if Tenant does not submit a written offer to Landlord to acquire the Subject Landlord's Estate within fifteen (15) calendar days following receipt of Landlord's notice pursuant to this Section 12.2.6, said negotiations shall thereafter be on a non-exclusive basis during the remaining portion of the thirty (30) day negotiation period.

         If the parties are unable to agree upon such terms and conditions within said thirty (30) day period, Tenant shall deliver to Landlord written notice of the Benchmark Price no later than three (3) business days following said thirty (30) day period, and any transfer of the Subject Landlord's Estate shall again be subject to Sections 12.2.3 through 12.2.6 above. This Benchmark Price shall be the benchmark price for calculations required under this first right of negotiation as described in Sections 12.2.3 through
12.2.5 above.


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

                 12.2.7 TENANT RENEGOTIATIONS FOLLOWING UNSUCCESSFUL MARKETING. If Landlord has not provided Tenant with written notice of a third party offer within the Marketing Period, Landlord shall promptly provide written notice of the same to Tenant, and Landlord and Tenant shall thereafter negotiate in good faith for a period of fifteen (15) days to develop mutually acceptable terms and conditions for the acquisition of the Subject Landlord's Estate (which period may be extended by mutual agreement of Landlord and Tenant). During such negotiation period, Landlord shall negotiate exclusively with the Tenant regarding the transfer of the Subject Landlord's Estate; provided, however, that if Tenant does not provide Landlord with written notice of its desire to acquire the Subject Landlord's Estate within five (5) business days following Tenant's receipt of Landlord's notice as provided in this Section 12.2.7 above, said negotiations shall thereafter be on a non-exclusive basis during the remaining portion of the fifteen (15) day negotiation period; and provided, further, that if Tenant does not submit a written offer to Landlord within ten (10) calendar days following receipt of Landlord's notice, said negotiations shall thereafter be on a non-exclusive basis during the remaining portion of the fifteen (15) day negotiation period.

         If the parties are unable to agree upon such terms and conditions, Tenant shall deliver to Landlord written notice of the Benchmark Price no later than three (3) business days following expiration of such negotiation period and otherwise pursuant to this Section 12.2, in which event Landlord shall have a new one hundred eighty (180) day Marketing Period, and any transfer of the Subject Landlord's Estate shall again be subject to Sections
12.2.3 through 12.2.6 above. The new Benchmark Price shall become the benchmark price for calculations required under this right of first negotiations as described in Sections 12.2.2 through


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12.2.4 above.  This process may continue for as long as Landlord continues to market Landlord's Estate.

                 12.2.8 Negotiation Period--Unsolicited Offer. If Landlord receives an unsolicited offer from a third party to purchase or otherwise acquire all or any portion of Landlord's Estate, and Landlord desires to accept such offer, Landlord shall give written notice to Tenant by Certified Mail setting forth the true and complete terms and conditions of such offer and the fact that Landlord is willing to accept the offer. Within fifteen
(15) business days after receipt by Tenant of Landlord's notice of such unsolicited offer, Tenant shall notify Landlord in writing that Tenant desires to acquire the subject Landlord's Estate upon the terms and conditions contained in Landlord's notice. If Tenant agrees to acquire the subject Landlord's Estate on the terms set forth in Landlord's notice, Tenant shall acquire the subject Landlord's Estate on the terms set forth in Landlord's notice within a reasonable time or at such time and such other terms as the parties may mutually agree in writing.

         If Tenant does not elect to acquire the subject Landlord's Estate on the terms set forth in Landlord's notice of the unsolicited offer, but does wish to acquire the subject Landlord's Estate on terms and conditions comparable to those contained in Landlord's notice, the parties shall continue to negotiate the terms and conditions of the sale of the subject Landlord's Estate until the expiration of the forty-five (45) day period following Tenant's receipt of Landlord's notice of such unsolicited offer.

                 12.2.9  EXPIRATION OF RIGHT OF FIRST NEGOTIATION.  This
Article 12 shall be in effect only so long as the sole Tenant(s) under this Lease and all of any Parcel


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Leases created pursuant to Section 2.2 are SGREI Related Parties and only so long as no portion of this Lease or any Parcel Lease is transferred or assigned except to a SGREI Related Party. This Article 12 shall be deemed null, void and deleted from this Lease and automatically extinguished as to the original Tenant hereunder and any and all successor tenants upon assignment of all or any portion of Tenant's interest in this Lease or any Parcel, except to a SGREI Related Party, and no rights under this Article 12 shall be assignable to any third party who is not a SGREI Related Party.

         12.3 INDEMNIFICATION FROM TAXES DUE TO CHANGE IN OWNERSHIP. Landlord shall indemnify Tenant from any and all increases in Real Property Taxes or related Proposition 13 impacts to the extent caused by a transfer of Landlord's Estate or any portion thereof or interest therein pursuant to this
Article 12, other than to Tenant or a SGREI Related Party.

                                   ARTICLE 13

                                TENANT MORTGAGES

         13.1 TENANT'S RIGHT TO ENCUMBER TENANT'S ESTATE. Tenant may from time to time during the Lease Term encumber Tenant's Estate by one or more mortgages, deeds of trust, assignment of rents, issues and profits or other proper instruments (including, without limitation, those instruments and estates created by sublease or assignment), as security for the repayment of loan(s) or financing(s) as Tenant may desire, provided that such encumbrance shall be subject to the provisions of this Article 13. Tenant shall deliver to Landlord in writing the name of each Tenant Mortgagee, the address for notice of the Tenant Mortgagee, and true copies of each mortgage, deed of trust or other security instrument encumbering Tenant's Estate. Any such encumbrance shall be referred to herein as a "Tenant Mortgage." The holder of any Tenant Mortgage, and any entity owned or controlled by a holder of a Tenant Mortgage, shall be referred to herein as a "Tenant Mortgagee." Any Tenant Mortgage shall be subject to the conditions set forth below.

                 13.1.1 NO MODIFICATION WITHOUT CONSENT. Landlord and/or Tenant shall have no right to modify, amend, alter, terminate (except pursuant to Article 10), surrender this Lease or the Property, and Tenant shall have no right to otherwise acquire any right, title or interest in and to Landlord's Estate, without the prior written consent of Tenant Mortgagee, which consent shall not be unreasonably withheld. Tenant Mortgagee will endeavor to provide written notice regarding the granting or withholding of such consent within thirty (30) days following Tenant Mortgagee's receipt of Tenant's written request therefor and such information and documentation as may be reasonably requested by Tenant Mortgagee. No modification, amendment, termination (except pursuant to Article 10), alteration or surrender of this Lease by Landlord and/or Tenant shall be effective as to any Tenant Mortgagee, unless consented to in writing by such Tenant Mortgagee.

                 13.1.2 NO TERMINATION. Landlord shall have the right to terminate this Lease by reason of the occurrence of any Event of Default by Tenant hereunder only when all of the following shall have occurred:

                         (i)  Landlord shall have given written notice to
Tenant Mortgagee setting forth the nature of such default as provided in
Section 13.1.7
below, provided that Tenant or Tenant Mortgagee has provided written notice to Landlord of the name and address of Tenant Mortgagee;

                         (ii)  Tenant Mortgagee shall have failed to cure or
commence to cure the Event of Default to the extent and within the time periods prescribed in Sections 13.1.4 and 13.1.5 below, as applicable; and

                         (iii)  Tenant Mortgagee shall have failed to
commence to acquire Tenant's Estate or to commence foreclosure or other appropriate proceedings under the Tenant Mortgage to the extent and within the time periods prescribed in Sections 13.1.4 and 13.1.5 below, as applicable.

                 13.1.3 RIGHT TO CURE. Tenant Mortgagee shall have the right, but not the obligation, to do any act or thing required to cure any default by Tenant under this Lease, and Landlord shall accept such performance by or at the instance of Tenant Mortgagee as if the same had been made by Tenant instead of by Tenant Mortgagee. The foregoing is provided to Tenant Mortgagee in addition to, and not in derogation of, any other rights Tenant Mortgagee may have under the Tenant Mortgage or this Lease, including, without limitation, Tenant Mortgagee's right to a new lease pursuant to
Section 13.1.9 below.

                 13.1.4 RIGHTS UPON DEFAULT. Upon an Event of Default by Tenant under this Lease, Tenant Mortgagee shall have a period of sixty (60) days after the Event of Default to cure the same; provided, however, that if the Event of Default is such that it cannot be reasonably cured by Tenant Mortgagee within said sixty (60) day period and/or possession of the Property and/or the Leasehold Improvements is necessary to cure such Event of Default, Tenant Mortgagee shall have a reasonable period of time after the expiration of said sixty (60) day period to obtain possession of the Property and the Leasehold Improvements and cure the Event of Default, provided that: (i) Tenant Mortgagee shall have cured the initial Event of Default in the payment of monetary obligations of Tenant under the Lease (and any subsequent Event of Default in the payment of monetary obligations) within sixty (60) days after delivery of written notice of said Event of Default to the Tenant Mortgagee; and (ii) Tenant Mortgagee shall have commenced to acquire Tenant's Estate or to commence foreclosure or other appropriate proceedings under the Tenant Mortgage within said sixty (60) day period and, thereafter, shall continue to prosecute the same to completion.

                 13.1.5 RIGHTS UPON DEFAULT OF NON-MONETARY OBLIGATIONS NOT SUSCEPTIBLE TO CURE. If any Event of Default in the performance of a non-monetary obligation of Tenant under this Lease is not reasonably susceptible to being cured by Tenant Mortgagee, Landlord shall have no right to terminate this Lease with respect to such Event of Default and such Event of Default shall be deemed waived for the benefit of Tenant Mortgagee only, provided that:

                         (i)  Tenant Mortgagee shall have cured the initial
Event(s) of Default in the payment of monetary obligations of Tenant (and any subsequent Event(s) of Default in the payment of monetary obligations of Tenant) within the time periods prescribed under Section 13.1.4, above;

                         (ii)  Tenant Mortgagee shall have commenced to
acquire Tenant's Estate or to commence foreclosure or other appropriate proceedings under the Tenant Mortgage within the time periods prescribed under Section 13.1.4 above;

                         (iii)  if Tenant Mortgagee shall acquire Tenant's
Estate in and/or obtain possession of the Property, then, during the period of such ownership and/or possession of the Property, Tenant Mortgagee shall, subject to Section 13.1.8 below;

                                  (A)  cure or commence to cure all
non-monetary Events of Default that are reasonably susceptible to being cured by Tenant Mortgagee; and

                                  (B)  perform and observe all other
agreements, covenants and conditions which are to be performed or observed by Tenant under the Lease after the date of such acquisition.

                         (iv)  if any third party shall, by foreclosure or
deed-in-lieu of foreclosure under the Tenant Mortgage or by assignment or other transfer from Tenant Mortgagee, acquire Tenant's Estate under this Lease, such third party shall, subject to Section 13.1.8 below:

                                  (A)  cure or commence to cure all
non-monetary Events of Default that are reasonably susceptible to being cured by such third-party; and

                                  (B)   perform and observe all other
agreements, covenants and conditions which are to be performed and observed by Tenant under this Lease after the date of such acquisition.

                  13.1.6 RIGHTS UPON BANKRUPTCY, INSOLVENCY. If Tenant Mortgagee is prohibited by any order, stay or injunction issued by any court or by reason of any action of any court having jurisdiction of any bankruptcy or insolvency proceedings involving Tenant from commencing or prosecuting foreclosure or other appropriate proceedings to acquire or foreclose upon Tenant's Estate in and/or obtain possession of the Property, the time periods specified in Sections 13.1.4 and 13.1.5 shall be extended for the period of such prohibition, provided that Tenant Mortgagee shall have cured any Event of Default in the payment of any monetary obligations of Tenant and shall have cured any subsequent Event(s) of Default in the payment of monetary obligations of Tenant under this Lease within sixty (60) days following delivery to the Tenant Mortgagee of a written notice of the Event of Default in question.

                 13.1.7 NOTICES. Landlord shall deliver to Tenant Mortgagee, by personal delivery or by certified mail, postage prepaid, a duplicate copy of any notice of (i) any default by Tenant under this Lease, or (ii) a termination of this Lease. The copy of any such notice shall be delivered to Tenant Mortgagee concurrently with the delivery of such notice to Tenant, provided that Tenant or Tenant Mortgagee has provided written notice to Landlord of the name and address of Tenant Mortgagee. No such notice by Landlord to Tenant shall be effective against Tenant or be deemed to have been duly given to Tenant unless and until a copy of such notice shall have been delivered to Tenant Mortgagee as required by this Section
13.1.7. Landlord expressly agrees that it shall have no right to effect a termination of this Lease in the case of an Event of Default by Tenant unless it has provided a copy of the foregoing notice(s) to Tenant Mortgagee as and when required by this Section

13.1.7 and provided the Tenant Mortgagee with the opportunity to exercise the rights of Tenant Mortgagee under Sections 13.1.4 and 13.1.5 above.

                 13.1.8 RIGHTS AND LIABILITY UPON ACQUISITION OF TENANT'S ESTATE. If Tenant Mortgagee or any third party shall acquire Tenant's Estate through foreclosure of the Tenant Mortgage or any sale thereunder, whether by judicial proceedings or by virtue of any power reserved in the Tenant Mortgage, transfer or other conveyance of Tenant's Estate to Tenant Mortgagee (including, without limitation, a sale or an assignment in lieu of foreclosure) or the exercise by Tenant Mortgagee of any right, power or privilege reserved in the Tenant Mortgage, or if any third party shall acquire Tenant's Estate from Tenant Mortgagee (by purchase and sale or otherwise) following Tenant Mortgagee's acquisition of Tenant's Estate as described hereinabove, Landlord shall recognize Tenant Mortgagee or any such third party, as the case may be, as the successor-in-interest to Tenant under this Lease and DDA. Such third party shall promptly execute a written assumption agreement in which such third party assumes the obligations of Tenant in this Lease, in a form reasonably acceptable to Landlord.

         Notwithstanding any provision of this Lease to the contrary, in no event shall any act or omission of Tenant Mortgagee (including, without limitation, the acquisition of Tenant's Estate in a transaction described in this Section 13.1.8 or the taking of possession of the Property or Leasehold Improvements through a receiver or other means) require Tenant Mortgagee to assume, or cause Tenant Mortgagee to be deemed to have assumed, any obligation or liability of Tenant under this Lease, and Tenant Mortgagee shall have no personal liability to Landlord for Tenant Mortgagee's failure to so perform and observe any agreement, covenant or conditions of Tenant under this Lease, it being expressly understood and agreed that, in the event of any such failure, Landlord's sole and exclusive remedy shall be to terminate this Lease, without any recourse or claim for damages against Tenant Mortgagee.

         Notwithstanding any provision of this Lease to the contrary, in the event of any transfer of Tenant's Estate to Tenant Mortgagee or any third party by or through foreclosure of the Tenant Mortgage or any sale thereunder, whether by judicial proceedings or by virtue of any power reserved in the Tenant Mortgage, transfer or other conveyance of Tenant's Estate to Tenant Mortgagee (including, without limitation, a sale or an assignment in lieu of foreclosure) or the exercise by Tenant Mortgagee of any right, power or privilege reserved in the Tenant Mortgage:

                         (i)  except as expressly provided in subpart (iii)
below, any third party acquiring Tenant's Estate shall perform the obligations imposed upon Tenant under this Lease commencing from the date that such transferee obtains possession of the Property or is entitled to possession thereof following such party's acquisition of Tenant's Estate ("Acquisition Date");

                         (ii)  the acquisition by Tenant Mortgagee or any
third-party of Tenant's Estate through the aforesaid mechanisms shall not release Guarantor or Tenant from their respective obligations under this Lease;

                         (iii)  as of the Acquisition Date, this Lease shall
be deemed amended to provide as follows:

                                  (A)  the obligations of Tenant under this
Lease to construct the Initial Project and/or to restore any Leasehold Improvements following any casualty or condemnation, including, without limitation, the obligations of Tenant set forth in Sections 6.2, 6.5, 8.2.1 and 9.3.(C) above, shall not be binding upon Tenant Mortgagee or its successors and assigns in the Tenant Mortgage;

                                  (B)  the obligations of Tenant to
indemnify, defend, protect and/or hold Landlord harmless with respect to any Environmental Claim or other Claim arising (on an "occurrence" basis) prior to the Acquisition Date (including, without limitation, any Environmental Claim or Claim arising under Section 4.5.4 or 7.4 of this Lease) shall not be binding upon Tenant Mortgagee or any such third-party acquiring Tenant's Estate or their respective successors and assigns;

                                  (C)  the obligations of Tenant to conduct
Environmental Construction Activities or to otherwise indemnify, defend, protect or hold Landlord harmless with respect to (1) any Tenant Environmental Indemnity Obligation accruing (on an "occurrence" basis) prior to the Acquisition Date, (2) any Contamination existing on the Acquisition Date, and (iii) any Hazardous Material Activity conducted prior to such Acquisition Date, shall not be binding upon Tenant Mortgagee or any such third-party acquiring Tenant's Estate or their successors and assigns; and

                                  (D)  the representations and warranties of
Tenant under this Lease shall not be binding upon Tenant Mortgagee or any such third-party acquiring Tenant's Estate or their successors and assigns.

                        (iv) if a third party shall acquire Tenant's Estate in the manner described in this Section 13.1.8 above and, as of the Acquisition Date, such third party (or any guarantor of the third party's obligations under this Lease) does not satisfy the financial criteria set forth in Section 11.1.2(B) above, and the Guaranty has been or is thereafter terminated pursuant to Section 20 of the Guaranty, then Section 4.5.8 of this Lease shall be deemed amended to provide Landlord with such common law, statutory or other rights of set-off against Landlord's Environmental Indemnity Obligations to the extent of any Claim(s) held by Landlord arising from such third-party's failure to perform any of its obligations under this Lease (including, without limitation, Tenant's Environmental Indemnity Obligations accruing from and after the Acquisition Date). In no event shall this subparagraph (iv) apply to a Tenant Mortgagee during the Tenant Mortgagee's ownership of Tenant's Estate or affect in any manner the provisions of Article 10 hereof.

         At the request of Tenant Mortgagee or such third-party, Landlord shall execute, acknowledge and deliver such documents and instruments as may be reasonably requested for purposes of confirming the amendments to this Lease under Subpart (iii) above, including, without limitation, a written amendment to this Lease (in recordable form) in form and substance satisfactory to Tenant Mortgagee or such third-party.

                 13.1.9 LEASE UPON TERMINATION. In the event of the termination of this Lease, whether by reason of the bankruptcy of Tenant and rejection of this Lease by the trustee in bankruptcy or Tenant as debtor-in-possession, an Event of Default by Tenant under this Lease, operation of law or any other reason, Landlord agrees that this Lease shall not terminate as to Tenant Mortgagee and that this Lease shall, without any further act or action, automatically continue upon the same terms and conditions, provided that Tenant Mortgagee complies with Sections 13.1.4 through 13.1.6 above as appropriate. Without limiting the effect of the preceding sentences of this Section 13.1.9, Landlord agrees to execute such additional documents as may be requested by Tenant Mortgagee from time to time to confirm or carry out the intent of this Section 13.1.9, including entering a new lease if Tenant Mortgagee so elects upon the same terms and conditions as set forth in this Lease for the remainder of the Lease Term. Such new lease shall be of the same priority as this Lease.

                 13.1.10 ESTOPPEL CERTIFICATE. Upon Tenant Mortgagee's written request, Landlord shall, without charge, provide Tenant Mortgagee with an estoppel certificate which shall certify to Tenant Mortgagee, to the best of Landlord's knowledge, (i) as to the full satisfaction and compliance by Tenant of any payments, covenants or conditions required to be paid and/or performed by Tenant under this Lease; (ii) that Tenant is not in default in the payment, performance or observance of any condition or covenant to be performed or observed by Tenant under this Lease, or if any such default exists, specifying such default; (iii) that there are no offsets or counterclaims on the part of Landlord with respect to this Lease, or setting forth such offsets or counterclaims; and (iv) as to such other matters related to this Lease as Tenant Mortgagee may reasonably request.

                 13.1.11 NO MERGER. So long as any of the obligations secured by the Tenant Mortgage remain unsatisfied and the Tenant Mortgage remains of record, there shall be no merger of this Lease or Tenant's Estate created thereby with the fee estate in the Land.

                 13.1.12 PERMITTED TRANSFER. For the benefit of Tenant Mortgagee, Landlord and Tenant hereby agree that, notwithstanding anything contained in this Lease to the contrary,

                         (i)  the foreclosure of the Tenant Mortgage or any
sale thereunder, whether by judicial proceedings or by virtue of any power reserved in the Tenant Mortgage, the transfer or other conveyance of Tenant's Estate to Tenant Mortgagee (including, without limitation, a sale or assignment in lieu of foreclosure) or the exercise by Tenant Mortgagee of any right, power or privilege reserved in the Tenant Mortgage, shall not be held in violation of any of the terms and/or restrictions of this Lease;

                         (ii)  a transfer of Tenant's Estate to Tenant
Mortgagee or any third party by or through foreclosure of the Tenant Mortgage or any sale thereunder, whether by judicial proceedings or by virtue of any power reserved in the Tenant Mortgage, the transfer or other conveyance of Tenant's Estate to Tenant Mortgagee (including, without limitation, a sale or an assignment in lieu of foreclosure) or the exercise by Tenant Mortgagee of any right, power or privilege reserved in the Tenant Mortgage, shall be a permitted transfer for purposes of this Lease and shall not require Landlord's consent; and

                         (iii)  If Tenant Mortgagee shall acquire Tenant's
Estate as a result of a sale under the Tenant Mortgage pursuant to a judgment of foreclosure and sale, or through any transfer or assignment in lieu of foreclosure or through settlement or arising out of any pending or contemplated foreclosure action, or otherwise, Tenant Mortgagee shall have the right to transfer its interest in this Lease to any other person, firm or corporation without the consent of Landlord, such transfer shall be a permitted transfer for purposes of this Lease and to the extent Tenant Mortgagee shall have assumed liability under this Lease, Tenant Mortgagee shall thereafter be released from all such liability. At the request of Tenant Mortgagee, Landlord shall execute, acknowledge and deliver to Tenant Mortgagee a written release evidencing the foregoing.

                 13.1.13 ENCUMBRANCE ON FEE. Landlord may not encumber the Landlord's Estate, or any portion thereof or interest therein with any mortgage, deed of trust, or similar security instrument, except in accordance with this Section 13.1.13. Landlord may from time to time place any mortgage, deed of trust or similar security instrument upon all or any portion of Landlord's Estate, as security for such loans(s) (a "Landlord's Lien") as Landlord may desire, provided that such encumbrance shall be subject to the provisions of this Section 13.1.13. Such Landlord's Lien on the fee estate in the Property shall be expressly subordinate to and subject in all respects to Tenant's Estate in this Lease (including any extension hereof in accordance with the terms of this Lease and any lease entered into pursuant to Section 13.1.9 above). Neither the creation, enforcement or modification of a Landlord's Lien on Landlord's Estate or any sale thereunder, whether by judicial proceedings or by virtue of any power reserved therein, or the transfer or other conveyance of Landlord's Estate to the holder thereof (including, without limitation, any deed-in-lieu of foreclosure), shall terminate, extinguish or otherwise affect in any manner the Lease, Tenant's Estate or any Tenant Mortgage, or any amendments, modifications, extensions, substitutions or replacements of the Tenant Mortgage, whether then existing or thereafter created, nor release Landlord or Tenant from any of their respective obligations and liabilities under this Lease.

         Notwithstanding the preceding paragraph, Tenant's right of first negotiation contained in Article 12 hereof shall not apply to (i) any transfer of Landlord's Estate pursuant to a foreclosure sale or trustee's sale under a Landlord's Lien encumbering Landlord's Estate, or (ii) any transfer of Landlord's Estate by the holder of such Landlord's Lien following the holder's acquisition of Landlord's Estate by foreclosure sale or trustee's sale. Tenant's right of first negotiation, however, shall apply to any transfer of Landlord's Estate or any portion thereof or interest therein by a third party (other than to the holder of a Landlord's Lien) acquiring Landlord's Estate through foreclosure, trustee's sale, or deed-in-lieu of foreclosure. Tenant agrees to execute such documents and instruments, in recordable form, as may be reasonably requested by the holder of such mortgage, deed of trust or similar security instrument for purposes of evidencing and/or confirming the foregoing.

         Notwithstanding the preceding paragraph to the contrary, if Landlord desires to transfer Landlord's Estate by deed-in-lieu of foreclosure or similar conveyance to the holder of any Landlord's Lien, Landlord shall give written notice to Tenant by Certified Mail setting forth the amount of all principal, interest and other charges then outstanding under the loan secured by such Landlord's Lien, together with such other terms and conditions as are applicable to the proposed transfer. Tenant shall have a period of fifteen
(15) days to notify Landlord in writing of Tenant's desire to acquire Landlord's Estate which is security for Landlord's Lien for a purchase price equal to the then outstanding balance of principal, interest and other charges secured by the Landlord's Lien and upon such other terms and conditions as are contained in Landlord's notice. The Landlord's Estate will be transferred free of the Landlord's Lien and the close of escrow shall occur on a date that the parties mutually agree. If Tenant so notifies Landlord that it will acquire such Landlord's Estate, the parties shall be deemed to have entered into a binding contract on the terms and conditions stated in Landlord's Notice. If Tenant fails to so notify Landlord, Landlord may transfer the encumbered Landlord's Estate to the holder of the Landlord's Lien on terms no more favorable to the holder of the Landlord's Lien than those stated in the Landlord's Notice.

         Landlord and any holder of a Landlord's Lien on Landlord's Estate shall execute, acknowledge and deliver any instruments and documents reasonably requested from time to time by Tenant or Tenant Mortgagee to confirm the foregoing, including, without limitation, a written agreement (in recordable form) in form and substance satisfactory to Tenant and Tenant Mortgagee, acknowledging, for the benefit of Tenant and Tenant Mortgagee and their respective successors and assigns, that:

                         (i)  such Landlord's Lien shall be expressly
subordinate and subject in all respects to the Lease (including any extension hereof in accordance with the terms of this Lease and any new lease entered into pursuant to Section 13.1.9, above), and Tenant's Estate in all respects;

                         (ii)  the holder of such Landlord's Lien shall have
no rights in and to any proceeds arising from casualty to or condemnation of the Property and/or Leasehold Improvements except to the extent payable to Landlord under the Lease;

                         (iii)  neither the creation, enforcement or
modification of Landlord's Lien nor the foreclosure of any such mortgage, deed of trust or other encumbrance on Landlord's Estate or any sale thereunder, whether by judicial proceedings or by virtue of any power reserved therein, or the transfer or other conveyance of Landlord's Estate to the holder thereof (including, without limitation, any deed-in-lieu of foreclosure), shall terminate, extinguish or otherwise affect in any manner the Lease, Tenant's Estate or any Tenant Mortgage, or any amendments, modifications, extensions of the Tenant Mortgage, or substitutions or replacements thereof, whether then existing or thereafter created, and shall not release Landlord or Tenant from any of their respective obligations and liabilities under this Lease;

                         (iv)  that any transferee acquiring Landlord's
Estate by reason of foreclosure of any Landlord's Lien on Landlord's Estate or any sale thereunder, whether by judicial proceedings or by virtue of any power reserved therein, or the transfer or other conveyance of Landlord's Estate to the holder thereof (including, without limitation, any deed-in-lieu of foreclosure), shall be deemed to have assumed all of the obligations and liabilities of Landlord under this Lease except to the extent the same have accrued prior to the date of transfer, and such transferee shall promptly execute a written assumption agreement in form reasonably acceptable to Tenant and Tenant Mortgagee; and

                         (v)  such other matters as may be reasonably
requested by Tenant and/or Tenant Mortgagee.

                 13.1.14 SUCCESSORS AND ASSIGNS. The terms of this Article 13 shall (i) inure to the benefit of each Tenant Mortgagee and its successors and assigns in the Tenant Mortgage, or any portion thereof or interest therein (and, to the extent applicable), any transferee or purchaser at a foreclosure sale (whether by judicial proceedings or by virtue of any power reserved in the Tenant Mortgagee, transfer or other conveyance of Tenant's Estate to Tenant Mortgagee or the exercise by Tenant Mortgagee of any right, power or privilege reserved in the Tenant Mortgagee), any transferee by sale or assignment-in-lieu of foreclosure, and any transferee of Tenant Mortgagee (by purchase and sale or otherwise) if Tenant Mortgagee shall acquire Tenant's Estate through foreclosure, trustee's sale, assignment-in-lieu of foreclosure or otherwise under the Tenant Mortgage; and (ii) survive any foreclosure (whether by judicial foreclosure, trustee's sale or otherwise) or acceptance of an assignment-in-lieu of foreclosure or any other exercise of Tenant Mortgagee's rights under the Tenant Mortgage or any other documents evidencing, securing or pertaining to the Tenant Mortgage.

                 13.1.15 AGREEMENT TO AMEND. Landlord recognizes the importance of Tenant's ability to obtain Tenant Mortgages, and that the provisions of this Lease may be subject to the approval of Tenant Mortgagees.
 If Tenant Mortgagee should require, as a condition to such financing, any modifications of this Lease, whether for purposes of clarifying the provisions of this Lease or to include provisions then customary for leasehold financing transactions, Landlord agrees to execute the appropriate amendments to this Lease; provided, however, that no such modification shall, to the detriment of Landlord, impair any of Landlord's rights, or increase or change any of Landlord's obligations, under this Lease.

                 13.1.16 TENANT MORTGAGES SUBORDINATE TO LEASE. In no event shall a Tenant Mortgage encumber Landlord's Estate in the Land. If this Lease is terminated in accordance with this Article 13 and Tenant Mortgagee does not elect to enter a new lease as provided in Section 13.1.9 above, title to the Leasehold Improvements shall automatically vest in Landlord free and clear of all rights and interests of the Tenant Mortgagee therein. In such event, Tenant Mortgagee shall promptly provide Landlord with such quitclaim deeds and/or assignments reasonably necessary to evidence the foregoing.


                                  ARTICLE 14

                              GENERAL PROVISIONS


         14.1 GUARANTY. Tenant's performance under this Lease is guaranteed by Guarantor under a separate Guaranty, which is attached hereto as EXHIBIT G and is incorporated herein, and which shall be executed by Guarantor and delivered to Landlord concurrently with the execution of this Lease. The Guaranty will remain in full force and effect unless terminated pursuant to
Section 11.1 above or Section 20 of the Guaranty. Notwithstanding the early termination of the Guaranty, Guarantor shall have the right to reinstate the Guaranty in accordance with Section 22 of the Guaranty by executing and delivering a guaranty in the same form as attached hereto as EXHIBIT G, and Landlord shall be deemed to have accepted such guaranty. In no event shall Landlord have any right to take any action to reject or otherwise terminate the Guaranty other than at Tenant's request pursuant to
Section 11.1.3, above.

         14.2 ESTOPPEL CERTIFICATES. Each party agrees, within twenty (20) days following request by the other, to execute and deliver to the other an estoppel certificate (i) certifying that this Lease is unmodified and has not been terminated, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Monthly Rent and other charges are paid in advance, if any; and (ii) acknowledging that, to the responding party's knowledge, there are not any uncured defaults on the part of either party hereunder, or, if there exist any such uncured defaults, stating the nature of such uncured defaults; and (iii) evidencing the status of the Lease as may be reasonably required either by a lender making a loan to be secured by all or any portion of the Project or by a purchaser of all or any portion of the Project. A party's failure to deliver an estoppel certificate as required herein within twenty (20) days following receipt of written request therefor shall be conclusive upon such party that, as of the date of said request (x) this Lease has not been terminated and is without modification; (y) there are to the responding party's knowledge no uncured defaults under this Lease on the part of either party; and (z) no Monthly Rent or other charges have been paid in advance, except as may otherwise be set forth in such request.

         14.3 HOLDING OVER. Unless extended pursuant to Section 2.4.2 hereof, this Lease shall terminate without further notice on the Lease Expiration Date. Any holding over by Tenant after the Lease expiration date shall not constitute a renewal or extension of this Lease, or give Tenant any rights in or to the Project except as expressly provided herein. Subject to Section 2.5 above, any holding over after the Lease Expiration Date with the written consent of Landlord shall be construed to be a tenancy from month to month, 125 percent of the rental due as of the last month of the term hereof, and shall otherwise be on the terms and conditions herein specified insofar as applicable. Any holding over after the Lease Expiration Date without the written consent of Landlord shall be a tenancy at sufferance.

         14.4 NOTICES. Any notice required or desired to be given pursuant to this Lease shall be in writing with copies directed as indicated below indicated and shall be personally delivered, or in lieu of personal delivery, by depositing same with a prepaid commercial overnight courier for next day delivery, in which event such notice shall be deemed delivered on the next business day after deposit with the courier, or by United States registered or certified mail, return receipt requested, postage prepaid, with a signed receipt, in which event such notice shall be deemed delivered upon receipt. If such notice shall be addressed to Landlord, the address of Landlord is:

                         CITY OF MOUNTAIN VIEW
                         500 Castro Street
                         P.O. Box 7540
                         Mountain View, CA  94039-7540
                         Attention: City Manager

With a copy to:

                         CITY OF MOUNTAIN VIEW

                         500 Castro Street
                         P.O. Box 7540
                         Mountain View, CA  94039-7540
                         Attention:  City Attorney

And if addressed to Tenant, the address of Tenant is:

                         SILICON GRAPHICS REAL ESTATE INC.
                         2011 North Shoreline Boulevard
                         P.O. Box 7311
                         Mountain View, CA  94039-7311
                         Mail Stop 720
                         Attention: Facilities Department

With a copy to:

                         SILICON GRAPHICS, INC.
                         2011 North Shoreline Boulevard
                         P.O. Box 7311
                         Mountain View, CA  94039-7311
                         Mail Stop 710
                         Attention:  Legal Services

         Either Landlord or Tenant may change its respective address by giving written notice to the other in accordance with the provisions of this paragraph.

         14.5 ATTORNEYS' FEES. In the event either party shall bring any action, arbitration, or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or the rights hereunder of either party, the prevailing party, in addition to whatever other relief it may be entitled, shall be entitled to recover from the nonprevailing party, as a part of such action or proceedings or in a separate action brought for that purpose, reasonable attorneys' fees, expenses and court costs.

         14.6 NO MERGER. The voluntary termination or other expiration of this Lease shall not work a merger except as so elected by Landlord and shall, at the option of Landlord, operate as an assignment to Landlord of any and/or all subleases of subtenants.

         14.7 ARBITRATION OF DISPUTES. ANY QUESTION, DISPUTE OR CONTROVERSY SPECIFICALLY REQUIRED BY THE TERMS OF THIS LEASE TO BE DETERMINED BY ARBITRATION UNDER ANY TERM OR PROVISION OF THIS LEASE (AND ONLY SUCH
QUESTIONS, DISPUTES OR CONTROVERSIES) SHALL BE DETERMINED PURSUANT TO THE PROVISIONS OF THIS SECTION. EITHER LANDLORD OR TENANT MAY INITIATE SUCH PROCEEDINGS BY GIVING WRITTEN NOTICE TO THE OTHER STATING AN INTENTION TO ARBITRATE, THE ISSUE TO BE ARBITRATED, AND THE RELIEF SOUGHT. SUCH
ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROVISIONS OF THE LAWS OF THE STATE OF CALIFORNIA THEN IN FORCE, WITH THE THEN-EXISTING RULES OF PROCEDURE
TO BE THOSE OF THE AMERICAN ARBITRATION ASSOCIATION OR ITS SUCCESSOR INSOFAR AS

SAID RULES OF PROCEDURE DO NOT CONFLICT WITH THE LAWS OF THE STATE OF CALIFORNIA THEN IN FORCE; EXCEPT THAT THE CALIFORNIA CODE OF CIVIL PROCEDURE WITH RESPECT TO THE RULES OF DISCOVERY SHALL APPLY TO ANY ARBITRATION UNDERTAKEN PURSUANT TO THIS SECTION. ONCE NOTICE TO ARBITRATE HAS BEEN GIVEN, LANDLORD AND TENANT SHALL JOINTLY, WITHIN FIFTEEN (15) DAYS AFTER SUCH NOTICE, SELECT ONE (1) ARBITRATOR, OR IF THEY CANNOT AGREE ON ONE (1) ARBITRATOR THEN EACH SHALL SELECT AN ARBITRATOR WITHIN TWENTY (20) DAYS AFTER DELIVERY OF SAID NOTICE, AND THE TWO (2) ARBITRATORS SELECTED SHALL DESIGNATE THE THIRD ARBITRATOR WITHIN TWENTY-FIVE (25) DAYS AFTER DELIVERY OF SAID NOTICE. THE THREE (3) ARBITRATORS SHALL CONVENE AS SOON AS PRACTICABLE AND OFFER LANDLORD AND TENANT THE OPPORTUNITY TO PRESENT THEIR CASES. IF ANY PARTY TO THE ARBITRATION, AFTER BEING DULY NOTIFIED, FAILS TO APPEAR, PARTICIPATE OR PRODUCE EVIDENCE AT AN ARBITRATION HEARING, THE ARBITRATOR(S) MAY MAKE AN AWARD BASED SOLELY ON THE EVIDENCE ACTUALLY PRESENTED. THE ARBITRATORS SHALL, BY MAJORITY VOTE, MAKE SUCH AWARD AND DECISION AS IS APPROPRIATE, AND IN ACCORD WITH THE TERMS OF THIS LEASE AND APPLICABLE LAW, AND SUCH AWARD SHALL BE BINDING UPON LANDLORD AND TENANT AND ENFORCEABLE IN A COURT OF LAW. THE COST OF ARBITRATION SHALL BE BORNE BY LANDLORD AND TENANT AS DETERMINED BY THE ARBITRATORS. IN THE EVENT EITHER PARTY FAILS TO APPOINT AN ARBITRATOR OR THE TWO (2) ARBITRATORS FAIL TO SELECT A THIRD ARBITRATOR WITHIN THE TIME REQUIRED BY THIS SECTION, THEN UPON APPLICATION OF EITHER PARTY, THE ARBITRATOR

SHALL BE APPOINTED BY THE, AMERICAN ARBITRATION ASSOCIATION, OR IF THERE BE NO AMERICAN ARBITRATION ASSOCIATION OR IT SHALL REFUSE TO PERFORM THIS FUNCTION, THEN, AT THE REQUEST OF EITHER LANDLORD OR TENANT, SUCH ARBITRATOR SHALL BE APPOINTED BY THE THEN PRESIDING JUDGE OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SANTA CLARA.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION, IF THE MATTER TO BE ARBITRATED INVOLVES A DETERMINATION OF WHETHER TENANT HAS COMMITTED A BREACH OR DEFAULT OF ITS NONMONETARY OBLIGATIONS UNDER THIS LEASE, AND TENANT IS FOUND IN BREACH OR DEFAULT THEREOF PURSUANT TO THE ARBITRATION DECISION, TENANT SHALL HAVE THE RIGHT TO CURE SUCH BREACH OR DEFAULT WITHIN A PERIOD OF THIRTY (30) DAYS FROM THE DATE THAT TENANT RECEIVES WRITTEN NOTICE OF THE ARBITRATION DECISION (OR, IF SUCH BREACH OR DEFAULT CANNOT BE REASONABLY CURED WITHIN SAID THIRTY (30) DAY PERIOD, WITHIN A REASONABLE PERIOD OF TIME PROVIDED THAT TENANT COMMENCES SUCH CURE WITHIN SAID THIRTY (30) DAY PERIOD AND THEREAFTER DILIGENTLY PROSECUTES THE SAME TO COMPLETION). IF TENANT CURES THE EVENT OF DEFAULT AND PAYS ALL DAMAGES AND OTHER SUMS AWARDED IN THE ARBITRATION WITHIN THE CURE PERIOD PROVIDED HEREINABOVE, THE AWARD SHALL BE DEEMED SATISFIED AND THE EVENT OF DEFAULT CURED

         NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE ,SPECIFICALLY INCLUDED IN THIS 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.


----------------------------------          -----------------------------------
LANDLORD                                    TENANT

         14.8 NO PARTNERSHIP. It is agreed that nothing contained in this Lease or the DDA shall be deemed or construed as creating a partnership, joint venture, unincorporated association or other similar relationship between Landlord and Tenant, or cause Landlord to be responsible in any way for the debts or obligations of Tenant. Neither the method of computing rent nor any other provision contained in this Lease, nor any acts of the parties hereto, shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         14.9 CAPTIONS. The captions used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

         14.10 DUPLICATE ORIGINALS. Any executed copy of this Lease shall be deemed an original for all purposes.

         14.11 TIME OF THE ESSENCE. Time is of the essence for the performance of each covenant and term of this Agreement.

         14.12 SEVERABILITY. In the event any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, every other provision of this Lease shall remain and subsist in full force and effect, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

         14.13 INTERPRETATION. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, a reference to one gender includes the other genders, a partnership, a corporation, and a joint venture, and the singular includes the plural. This Lease shall be construed and enforced in accordance with the laws of the State of California.

         14.14 SUCCESSORS BOUND. The covenants and agreements contained in this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns, all subject to the rights and limitations contained in this Lease, including, without limitation, Articles 11 and 13.

         14.15 NO WAIVER. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

         14.16  REMEDIES CUMULATIVE.  Subject to the provisions of Section
10.2 hereof, all remedies herein conferred upon Landlord or Tenant shall be deemed cumulative, and no one remedy shall be exclusive of any other remedy herein conferred or created by law or in equity.

         14.17 COVENANT OF FAIR DEALING. Each party hereto agrees to act reasonably and in good faith with respect to the performance and fulfillment of the terms of each and every covenant and condition contained in this Lease.

         14.18 FORCE MAJEURE. Shall mean prevention, delay, or stoppage due to strikes, lockouts, inclement weather, labor disputes, acts of God, inability to obtain labor, materials, or fuels or reasonable substitute therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other casualty, governmental moratoriums and other causes beyond the reasonable control of the party obligated to perform shall excuse the performance (other than an obligation for the payment of money), for a period equal to the period of any said prevention, delay, or stoppage, of the obligation hereunder.

         14.19 MEMORANDUM OF LEASE. Landlord and Tenant shall execute, and Tenant shall record, a Memorandum of Lease in substantially the form of EXHIBIT F. The cost of such recording shall be borne by Tenant.

         14.20 AUTHORITY. Each party hereto represents and warrants to the other that it has the legal power, right and authority to enter this Lease, and that all requisite action has been taken or obtained by said party in connection therewith. Each signatory of a party hereto represents and warrants to the other that he or she is duly authorized to execute this Lease on behalf of said party and binds said party to the terms and conditions hereof.

         14.21 NONDISCRIMINATION. Tenant covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the condition, that there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the leasing, subleasing, transferring, use or enjoyment of the Property and/or Leasehold Improvements, nor shall Tenant, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants, licensees, concessionaires, vendees, invitees or customers with respect to the Property and/or Leasehold Improvements or the operation of the Project.

         14.22 LEASE FEE. Following execution and delivery of this Lease and the DDA (including memorandums thereof in recordable form), Tenant shall pay to Landlord a lease consideration fee ("Lease Fee") equal to Two Hundred Fifty Thousand Dollars ($250,000), which Fee shall be in addition to the Monthly Rent payable during the Lease Term. The Lease Fee shall be nonrefundable to Tenant, except as otherwise provided in this Lease or the DDA.

         14.23 LANDLORD'S TERMINATION RIGHT. If, following the Commencement Date, the construction of the Initial Project does not commence within one
(1) year after the issuance of the initial grading and building permits for the Initial Project, Landlord, at any time prior to commencement of building shell construction for the initial Building or the garage, may, in its sole discretion and as its sole and exclusive remedy, elect to terminate this Lease by delivery of a written notice of termination to Tenant. If this Lease is so terminated by Landlord, then the Lease Fee shall be retained by Landlord, and the parties shall have no further rights or obligations to the other except for those obligations that survive termination of this Lease, including, without limitation, any payment obligations of either party then outstanding (including any obligation of Tenant to refund all or a portion of the Fill Material Allowance pursuant to Section 2.7 (b) of the DDA) and the respective objectives of each party under the indemnity provisions of this Lease and the DDA.

         14.24 INTEGRATION. This Lease, the Exhibits hereto, the Guaranty and the DDA and the Exhibits thereto constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no such agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by both Landlord and Tenant. This Lease and the DDA shall be construed harmoniously so as to give effect to all of the terms, covenants and conditions of both documents to the greatest extent permitted.

         14.25 NO REMEDY LIMITATION. No security or guaranty which may now or hereafter be furnished Landlord for the payment of any amounts under this Lease, or for performance by Tenant of the other covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the Property or the Leasehold Improvements, or to any action which Landlord may be legally entitled to commence for a breach of any of the covenants or conditions of this Lease.

         14.26 EXHIBITS. Exhibits A through G are attached hereto and incorporated by reference herein.

         14.27 INCORPORATION OF CERTAIN TERMS. Notwithstanding anything to the contrary in this Lease or the DDA, the terms and conditions of Sections
8.4 and 8.5 of the DDA regarding Landlord's obligations to operate, maintain, repair and replace the Tenant's Off-Site Improvements are incorporated herein by reference.

         14.28 RIGHT OF ENTRY. Subject to the requirements and conditions of this section 14.28 below, Tenant shall permit Landlord and its Agents to enter the Property and/or the Leasehold Improvements at any reasonable time for the purpose of: (i) inspecting the Property and Leasehold Improvements (with no obligation to do so) to verify Tenant's compliance with the terms of this Lease;

(ii) curing Tenant's failure to perform any of its maintenance, replacement or repair obligations under this Lease, as provided in section 10.2.4, above, and (iii) posting notices of nonresponsibility for alterations, additions or repairs to be made by or on behalf of Tenant;

                 14.28.1 NOTICE. Landlord and its employees, contractors and consultants shall provide Tenant with reasonable notice of its intention to enter the Property and/or Leasehold Improvements. With respect to any "walk-through" inspection for purposes of confirming Tenant's compliance with the provisions of this Lease, Landlord shall provide Tenant with at least three (3) business days prior written notice of each such entry. With respect to any other entry of Landlord permitted under this Section 14.28, Landlord shall provide Tenant with at least seven (7) days prior written notice, which notice shall identify any work to be conducted, the portions of the Property and Leasehold Improvements that will be affected by the entry, and the names and addresses of any contractors and consultants who will enter the Property. Notice of repetitive entries may be given in a consolidated notice delivered in accordance with this Subsection 14.28.1 prior to the first such entry. In the event of an emergency, Landlord shall provide prior notice to Tenant of such entry to the extent reasonably possible under the circumstances.

                 14.28.2 TERMS OF ENTRY. In connection with any entry, Landlord shall avoid, to the extent reasonably possible, any disturbance to or interference with Tenant's use, occupancy and quiet enjoyment of the Property and Leasehold Improvements, the conduct of Tenant's business thereon, and damage to the Leasehold Improvements or Trade Fixtures. Tenant may exclude from the Property and Leasehold Improvements any person who, in Tenant's reasonable business judgment, is causing a safety hazard or unreasonably interfering with Tenant's quiet enjoyment of the Property or Leasehold Improvements or Tenant's business conducted thereon. Landlord shall keep the Landlord's Estate and the Tenant's Estate free and clear of any mechanic's liens, materialmen's liens or other liens or Claims arising out of any activities of Landlord and its employees, consultants or contractors. Landlord shall conduct all activities during such entry in a good and workmanlike manner in accordance with all applicable Laws. Landlord shall repair, at no cost to Tenant, all damage to the Property, Leasehold Improvements or Trade Fixtures caused by any such entry. Upon at least ten (10) business days' written notice from Tenant, Landlord shall make available to Tenant, for Tenant's review and/or duplication, any and all notices, correspondence, information, reports and studies in Landlord's possession or control with regard to such entry. Landlord shall indemnify, defend and hold Tenant and Tenant Indemnitees harmless from and against any and all Claims arising from or in connection with any such entry.

                 14.28.3 INSURANCE REQUIREMENTS. Prior to any such entry, Tenant shall have received certificates of insurance evidencing the following insurance coverages maintained by Landlord and its contractors and consultants issued by carriers of recognized responsibility with a financial rating of at least B+:IX when admitted in California or A:X if not admitted in California as rated in the latest BEST'S INSURANCE GUIDE (or, if discontinued, a comparable rating from a generally recognized standard for rating insurance companies).

                         (i)  If any construction activities will be
undertaken, "Builder's Risk" insurance, including coverage for all material and equipment in place or delivered to the Property.

                         (ii)  Statutory Workers Compensation and employer's
liability coverage as required by law for injury, disease and death.

                         (iii)  Commercial general liability and auto
insurance with combined single limit coverage or equivalent in the amount of One Million Dollars ($1,000,000) per occurrence. Such policy shall provide coverage for premises and operations, completed operations (for at least one
(1) year following completion of the work) and broad form property damage and blanket contractual liability coverage. The minimum limits of such policies of liability insurance and, if necessary, the terms and conditions of insurance, shall be reasonably adjusted from time to time. All policies shall contain coverage for automobile and general liability and shall be noncontributing with any other insurance of Tenant and shall be "occurrence-based," except to the extent that "claims-made" policies are generally acceptable under reasonable risk management practices for similar projects in Santa Clara County, California. All commercial general liability and auto liability policies shall name Landlord and Tenant as additional insureds. So long as Landlord is City, then the foregoing shall not require Landlord to obtain and maintain the above coverages to the extent that it is self-insured, although Landlord shall cause its contractors and consultants to provide certificates of insurance evidencing the coverages required above.

         14.29 NO WAIVER OF POLICE POWERS OR RIGHTS. In no event shall this Lease or DDA be construed to limit in any way (i) City's rights, powers or authority under the police power and other powers of the City to regulate or take any action in the interest of the health, safety and welfare of its citizens or (ii) Tenant's rights and privileges as a corporate resident and/or citizen of the City of Mountain View, State of California and/or the United States of America as provided under applicable Laws, except as expressly waived or limited by this Lease.

         14.30 SURVIVAL. All obligations of Landlord and Tenant which, under the terms of this Lease, are reasonably to be expected to be performed after any termination of this Lease shall survive said termination.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the effective date specified above.



"LANDLORD":                             "TENANT":

CITY OF MOUNTAIN VIEW,                  SILICON GRAPHICS REAL ESTATE, INC.,
a municipal corporation                 a Delaware corporation

By:__________________________           By:  ________________________
Its:__________________________          Its:  ________________________

ATTEST:                                 APPROVED AS TO FORM:

By: __________________________          By:  _______________________
       Katherine Koliopoulos                   Commercial Counsel
       City Clerk

APPROVED AS TO FORM

By:_______________________________
       City Attorney